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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HNC SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Dear Fair, Isaac and HNC stockholders:

        The boards of directors of Fair, Isaac and Company, Incorporated and HNC Software Inc. have approved a merger agreement that provides for the combination of our two companies. Under the proposed merger, HNC will become a wholly-owned subsidiary of Fair, Isaac. We believe that this merger will create a leading provider of business and analytic solutions for a broad range of industries and will create greater value for stockholders than either Fair, Isaac or HNC could have achieved separately.

        If the merger is completed, holders of HNC common stock will receive 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock they hold. Fair, Isaac stockholders will continue to own their existing shares after the merger. Fair, Isaac will issue approximately 18.7 million shares of Fair, Isaac common stock to HNC stockholders in the merger, based on the outstanding shares of HNC on June 13, 2002. These shares will represent approximately 36.4% of the outstanding Fair, Isaac common stock after the merger. The Fair, Isaac common stock is listed for trading on the New York Stock Exchange under the symbol "FIC."

        The board of directors of HNC recommends that its stockholders approve and adopt the merger agreement and approve the merger. Therefore, we are asking the HNC stockholders to vote FOR this proposal.

        The board of directors of Fair, Isaac recommends that its stockholders approve the issuance of Fair, Isaac common stock to HNC stockholders in connection with the merger. Therefore, we are asking the Fair, Isaac stockholders to vote FOR this proposal.

        We cannot complete the merger unless HNC stockholders approve the merger agreement and the merger and Fair, Isaac stockholders approve the issuance of Fair, Isaac common stock in connection with the merger. THEREFORE, YOUR VOTE IS VERY IMPORTANT.

         We encourage you to carefully read this entire document, including the discussion of risks associated with the merger beginning on page 17, before voting.

         The dates, times and places of the meetings are:

For Fair, Isaac stockholders:	For HNC stockholders:
July 23, 2002 at 10:00 a.m. 200 Smith Ranch Road San Rafael, California	July 23, 2002 at 10:00 a.m. 5935 Cornerstone Court West San Diego, California

Thomas Grudnowski	John Mutch
Chief Executive Officer Fair, Isaac and Company, Incorporated	Chief Executive Officer and President HNC Software Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Fair, Isaac stock to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated June 17, 2002, and was first mailed to stockholders on or about June 19, 2002.

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about Fair, Isaac and HNC from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone from the appropriate company at one of the following addresses:

Fair, Isaac and Company, Incorporated 200 Smith Ranch Road San Rafael, California 94903 Attention: Investor Relations (415) 492-7122	HNC Software Inc. 5935 Cornerstone Court West San Diego, California 92121 Attention: Corporate Secretary (858) 799-8000

        If you would like to request any documents, please do so by July 16, 2002 in order to receive them before the special meetings.

        See "Where You Can Find More Information" on page 93.

[Note: Page for HNC Booklet only.]

Notice of Special Meeting of Stockholders of HNC Software Inc.

        This letter is the written notice to the stockholders of HNC Software Inc. of the special meeting of HNC stockholders to be held at the date, time and location, and for the purpose, specified below.

Meeting Date: July 23, 2002

Meeting Time: 10:00 a.m.

Meeting Location: 5935 Cornerstone Court West, San Diego, California

Purpose of the Meeting:

        Vote on the approval and adoption of the Agreement and Plan of Merger, dated as of April 28, 2002, by and among HNC, Fair, Isaac and Company, Incorporated and a wholly-owned subsidiary of Fair, Isaac, and the approval of the proposed merger of HNC with a wholly-owned subsidiary of Fair, Isaac.

Admission:

        All stockholders and representatives whom stockholders have authorized in writing are cordially invited to attend the special meeting.

Voting:

        Only stockholders of record on June 13, 2002, or their duly authorized proxies, may vote at the special meeting or any adjournment or postponement of the special meeting.

        Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly. Your proxy may be revoked at any time prior to the special meeting by written request to the Secretary of HNC, by voting in person at the special meeting, or by submitting a later-dated proxy.

John Mutch
Chief Executive Officer and President

June 17, 2002

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY	3
Who We Are	3
Why We Recommend the Merger	3
Opinions of Fair, Isaac's Financial Advisors	3
Opinion of HNC's Financial Advisor	4
What HNC Stockholders Will Receive in the Merger	4
The Merger Qualifies as a Tax-Free Reorganization	4
Ownership of Fair, Isaac After the Merger	4
Stockholder Vote Required to Approve the Merger	4
Appraisal Rights Are Not Available	5
Board of Directors of Fair, Isaac After the Merger	5
The Interests of Certain HNC Officers and Directors in the Merger May Differ from HNC Stockholders' Interests	5
Accounting Treatment	5
Completion of the Merger is Subject to Certain Conditions	5
We Have Not Yet Obtained Regulatory Approvals	5
HNC is Prohibited from Soliciting Other Offers	6
The Merger Agreement May Be Terminated	6
Fees May Be Payable on Termination	6
Comparison of Stockholders' Rights	7
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA	8
How We Prepared the Financial Statements	8
Anticipated Accounting Treatment	8
Merger-Related Expenses	8
Integration-Related Expenses	8
Periods Covered	8
SELECTED HISTORICAL FINANCIAL DATA	9
Selected Historical Financial Data of Fair, Isaac	9
Selected Historical Financial Data of HNC	10
Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data	12
Comparative Per Share Data	14
Historical and Pro Forma Per Share Market Price Information	16
RISK FACTORS	17
Risk Factors Related to the Merger	17
Risk Factors Related to Fair, Isaac and the Combined Company	22
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS	31
THE MERGER	32
General	32
Background of the Merger	32
Our Reasons for the Merger	40
Recommendation of, and Factors Considered by, the Fair, Isaac Board	41
Opinions of Fair, Isaac's Financial Advisors	43
Stephens Inc. Opinion	43
Salomon Smith Barney Opinion	44
Joint Presentation of Stephens Inc. and Salomon Smith Barney to the Fair, Isaac Board	46
Recommendation of, and Factors Considered by, the HNC Board	50
Opinion of HNC's Financial Advisor	53
Directors of Fair, Isaac Following the Merger	60
Accounting Treatment	60
Material Federal Income Tax Consequences of the Merger	60
Regulatory Matters	62
Appraisal Rights	62
Federal Securities Laws Consequences	62
Effect of the Merger on Outstanding HNC Convertible Notes	63
Stock Exchange Listing; Delisting and Deregistration of HNC Common Stock	63
Stockholder Lawsuit Challenging the Merger	63
INTERESTS OF CERTAIN PERSONS IN THE MERGER	64
Board of Directors	64
Indemnification; Directors' and Officers' Insurance	64
Employment Agreements	64
Acceleration of Options Granted to Non-Employee Directors	65

i

Retention Plan	65
HNC Stock Options	66
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS	67
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AT MARCH 31, 2002	68
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2002	69
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF HNC SOFTWARE INC. FOR THE YEAR ENDED DECEMBER 31, 2001	70
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2001	71
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS	72
Pro Forma Adjustments	72
THE MERGER AGREEMENT	75
Structure of the Merger	75
Timing of Closing	75
Merger Consideration	75
Treatment of HNC Stock Options	75
Exchange of Shares	75
Fair, Isaac Board	76
Covenants	76
Representations and Warranties	80
Conditions to the Completion of the Merger	81
Termination of the Merger Agreement	83
Expenses	84
Amendments; Waivers	85
INFORMATION ABOUT THE MEETINGS AND VOTING	86
Matters Relating to the Meetings	86
Vote Necessary to Approve the Fair, Isaac and HNC Proposals	87
Voting	87
Proxy Solicitation	87
Other Business; Adjournments	88
COMPARISON OF STOCKHOLDER RIGHTS	89
LEGAL MATTERS	91
EXPERTS	91
STOCKHOLDER PROPOSALS	92
WHERE YOU CAN FIND MORE INFORMATION	93
Fair, Isaac SEC Filings	93
HNC SEC Filings	93
ANNEXES
Annex A—Agreement and Plan of Merger
Annex B—Opinion of Stephens Inc.
Annex C—Opinion of Salomon Smith Barney Inc.
Annex D—Opinion of Credit Suisse First Boston Corporation

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: When and where are the stockholder meetings?

A: Each company's meeting will take place on July 23, 2002 at 10:00 a.m. Fair, Isaac's meeting will be held at 200 Smith Ranch Road, San Rafael, California. HNC's meeting will be held at 5935 Cornerstone Court West, San Diego, California.

Q: What do I need to do now?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible, so your shares will be represented at your meeting. In order to be sure that your vote is counted, please submit your proxy as instructed on your proxy card even if you plan to attend a meeting in person.

Q: As an HNC stockholder, what will I receive in the merger?

A: You will receive 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock that you own. For example, if you own 1,000 shares of HNC common stock, you will receive 519 shares of Fair, Isaac common stock. However, you will receive only whole shares. You will receive cash for any fractional share.

Q: As a Fair, Isaac stockholder, will I receive additional shares of Fair, Isaac common stock in the merger?

A: No. You will continue to hold the same number of shares of Fair, Isaac common stock after the merger. Shares of Fair, Isaac common stock will be issued only to HNC stockholders in the merger. The merger will result in Fair, Isaac stockholders holding a smaller percentage of Fair, Isaac stock than the percentage of Fair, Isaac stock they currently hold.

Q: What does my board of directors recommend?

A: The board of directors of HNC recommends that its stockholders vote in favor of the merger and merger agreement. The board of directors of Fair, Isaac recommends that its stockholders vote in favor of the issuance of Fair, Isaac common stock in connection with the merger.

Q: What do I do if I want to change my vote?

A: You should send in a later-dated, signed proxy card to your company's Secretary before your meeting. Or you can attend your meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to your company's Secretary at the address under "Who We Are" on page 3.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger. Therefore, you should be sure to provide your broker with instructions on how to vote your shares. Please check the voting form used by your broker to see if it offers telephone or internet voting.

Q: Why is it important for me to vote?

A: We cannot complete the merger without HNC stockholders voting in favor of the merger and merger agreement and Fair, Isaac stockholders voting in favor of the issuance of Fair, Isaac common stock in connection with the merger.

Q: What if I don't vote?

A: If you are a Fair, Isaac stockholder and you do not give voting instructions to your broker or you do not vote, you will, in effect, be losing your opportunity to vote on the issuance of common stock in connection with the merger.

If you are an HNC stockholder and do not give voting instructions to your broker or you do not vote, you will, in effect, be voting against the merger and merger agreement.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, we will send HNC stockholders written instructions for exchanging their HNC share certificates for Fair, Isaac share certificates. Fair, Isaac stockholders will keep their existing certificates.

Q: When do you expect the merger to occur?

A: We are working to complete the merger as soon as possible. Assuming we receive the required stockholder and regulatory approvals, we expect to complete the merger in the third calendar quarter of 2002.

Q: What are the tax consequences of the merger?

A: Fair, Isaac and HNC are not obligated to close the merger unless they receive an opinion from outside tax counsel that says that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. If the merger qualifies as a tax-free reorganization, then generally the companies and their stockholders will not recognize gain or loss as a result of the merger for U.S. federal income tax purposes and HNC stockholders will not recognize gain or loss on the exchange of their stock, other than on account of cash received for a fractional share.

Q: Are there risks I should consider in deciding whether to vote for the merger?

A: Yes. For example, the number of shares of Fair, Isaac common stock that HNC stockholders will receive will not change even if the market price of Fair, Isaac common stock increases or decreases before completion of the merger. We urge you to obtain current market quotations of Fair, Isaac common stock and HNC common stock. In evaluating the merger, you should carefully consider these and other factors discussed in the section entitled "Risk Factors" beginning on page 17.

Q: Who do I call if I have questions about the meetings or the merger?

A: Fair, Isaac stockholders may call 1-888-414-5566. HNC stockholders may call 1-800-462-3977.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this document and the documents we have referred you to, including the merger agreement attached as Annex A to this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 93.

Who We Are

Fair, Isaac and Company, Incorporated
200 Smith Ranch Road
San Rafael, California 94903
(415) 472-2211

Fair, Isaac provides creative analytics that unlock value for people, businesses and industries. Fair, Isaac's predictive modeling, decision analysis, intelligence management and decision engine systems power more than 14 billion decisions a year. Founded in 1956, Fair, Isaac helps thousands of companies in over 60 countries acquire customers more efficiently, increase customer value, reduce risk and credit losses, lower operating expenses and enter new markets more profitably. Leading banks and credit card issuers rely on Fair, Isaac's analytic solutions, as do many insurers, retailers, telecommunications providers and other customer-oriented companies. Through the www.myFICO.com website, consumers use Fair, Isaac's FICO® scores, the standard measure of credit risk, to understand and manage their credit risk profile.

HNC Software Inc.
5935 Cornerstone Court West
San Diego, California 92121
(858) 799-8000

HNC provides high-end analytic and decision management software applications and tools that enable customers to manage their customer interactions and make other important business choices. HNC's products analyze large bodies of data, such as transaction histories, and convert this information into real-time business recommendations. HNC's products empower its customers to make millions of mission-critical customer-related decisions and respond to business issues in real time, which can improve their financial performance, reduce their costs and decrease their risk. HNC's customers include both global and domestic companies in the financial services, insurance, telecommunications, healthcare and other industries, as well as government clients.

Why We Recommend the Merger

We believe the combined company will be positioned for stronger financial returns than could be achieved by either company separately, partly through significant cost reductions, but also because the combined company will have a broader mix of quality products, skills and technology. Fair, Isaac and HNC are natural partners, with many complementary products and operations. Of course, these benefits depend on our ability to obtain the necessary approvals for the merger, and on other uncertainties described beginning on page 17.

To review our reasons for the merger in greater detail, see pages 40 through 41.

To Fair, Isaac stockholders:    The Fair, Isaac board believes that the merger and the issuance of common stock in connection with the merger are fair to and in the best interests of its stockholders and recommends that Fair, Isaac stockholders vote FOR the issuance of Fair, Isaac common stock in connection with the merger.

To HNC stockholders:    The HNC board believes that the merger is fair to and in the best interests of its stockholders and recommends that HNC stockholders vote FOR the approval and adoption of the merger agreement and approval of the merger.

Opinions of Fair, Isaac's Financial Advisors
(see page 43)

In deciding to approve the merger, Fair, Isaac's board of directors received an opinion from each of Stephens Inc. and Salomon Smith Barney Inc. dated April 28, 2002, that, as of that date, the exchange ratio was fair, from a financial point of view, to Fair, Isaac. These opinions are attached as Annex B and Annex C, respectively. You are urged to read these opinions carefully for a discussion of the assumptions made, matters considered and limitations on the review by the financial advisors in rendering their opinions.

Opinion of HNC's Financial Advisor
(see page 53)

In connection with the proposed merger, HNC's financial advisor, Credit Suisse First Boston Corporation, delivered a written opinion to the HNC board of directors as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion, dated April 28, 2002, is attached to this joint proxy statement/prospectus as Annex D. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion is addressed to the HNC board of directors and does not constitute a recommendation to any stockholder as to any matters relating to the merger.

What HNC Stockholders Will Receive in the Merger (see page 75)

As a result of the merger, HNC stockholders will receive 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock. This exchange ratio reflects Fair, Isaac's 3-for-2 stock split on June 5, 2002.

Fair, Isaac will not issue any fractional shares in the merger. Instead, HNC stockholders will receive a cash payment in the amount of the proceeds from the sale of their fractional Fair, Isaac shares in the market by the exchange agent shortly after the closing of the merger.

Example:

  •
  If you own 10 shares of HNC common stock, then after the merger you will receive 5 shares of Fair, Isaac common stock and the sale proceeds for 0.19 of one share of Fair, Isaac common stock, rounded to the nearest one cent.

On June 13, 2002, the last per-share sales price of Fair, Isaac common stock on the New York Stock Exchange Consolidated Tape was $35.00. Applying the exchange ratio to this Fair, Isaac price, holders of HNC common stock would be entitled to receive Fair, Isaac common stock with a market value of approximately $18.17 for each share of HNC common stock. However, the market price for Fair, Isaac common stock is likely to change before the merger. You are urged to obtain current price quotes for Fair, Isaac common stock and HNC common stock. See "Risk Factors" beginning on page 17.

The shares of Fair, Isaac common stock are listed on the New York Stock Exchange under the ticker symbol "FIC."

The Merger Qualifies as a Tax-Free Reorganization (see page 60)

It is a condition to the obligations of HNC and Fair, Isaac to complete the merger that each receive a legal opinion from outside counsel that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, the transaction has been structured so that the companies themselves, as well as holders of Fair, Isaac stock, will not recognize gain or loss as a result of the merger. Holders of HNC common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their HNC stock for Fair, Isaac stock in the merger, except for any gain or loss recognized in connection with the receipt of cash instead of a fractional share of Fair, Isaac common stock. You should consult your tax advisor regarding the tax consequences of the merger to you.

Ownership of Fair, Isaac After the Merger

Fair, Isaac will issue approximately 18.7 million shares of common stock to HNC stockholders in the merger. The shares of Fair, Isaac common stock to be issued to HNC stockholders in the merger will represent approximately 36.4% of the outstanding Fair, Isaac common stock immediately after the merger. This information is based on the number of Fair, Isaac and HNC shares outstanding on June 13, 2002 and does not take into account stock options or other equity-based awards or any other shares which may be issued before the merger as allowed by the merger agreement.

Stockholder Vote Required to Approve the Merger

For Fair, Isaac stockholders:    Approval of the issuance of Fair, Isaac common stock in connection with the merger requires the affirmative vote of a majority of the votes cast for or against the common stock issuance, provided that the total number of votes cast for or against the common stock issuance represents at least a majority of Fair, Isaac's outstanding shares. As of the record date, Fair, Isaac's directors, executive officers and their affiliates beneficially owned in the aggregate approximately 1.7% of Fair, Isaac's outstanding common stock entitled to vote at the Fair, Isaac stockholders meeting.

For HNC stockholders:    Approval of the merger requires the affirmative vote of a majority of the outstanding shares of HNC common stock. As of the record date, HNC's directors, executive officers and their affiliates beneficially owned approximately 0.4% of HNC's outstanding common stock entitled to vote at the HNC stockholders meeting.

Appraisal Rights Are Not Available
(see page 62)

The holders of Fair, Isaac and HNC common stock do not have any right to an appraisal of the value of their shares in connection with the merger.

Board of Directors of Fair, Isaac After the Merger

Following the merger, the board of directors of Fair, Isaac will consist of the current directors of Fair, Isaac plus two new directors who are selected by Fair, Isaac and are either directors of HNC or other individuals reasonably acceptable to HNC.

The Interests of Certain HNC Officers and Directors in the Merger May Differ from HNC Stockholders' Interests (see page 64)

When you consider the HNC board's recommendation that HNC stockholders vote in favor of the merger agreement and the merger, you should be aware that a number of HNC officers and directors may have interests in the merger that may be different from, or in addition to, HNC stockholders' interests.

Accounting Treatment (see page 60)

Fair, Isaac will account for this merger under the purchase method of accounting for business combinations.

Completion of the Merger is Subject to Certain Conditions (see page 81)

The completion of the merger depends upon meeting a number of conditions, including the following:

  •
  approval of the merger and the merger agreement by the HNC stockholders;

  •
  approval of the issuance of Fair, Isaac common stock in connection with the merger by the Fair, Isaac stockholders;

  •
  expiration or termination of the relevant waiting period under the Hart-Scott-Rodino Act;

  •
  absence of any legal prohibition on completion of the merger;

  •
  Fair, Isaac's registration statement relating to the Fair, Isaac common stock to be issued in the merger remaining effective;

  •
  the NYSE's authorization of the listing of the Fair, Isaac common stock to be issued in connection with the merger;

  •
  receipt of opinions of Fair, Isaac's or HNC's counsel that the merger will qualify as a tax-free reorganization;

  •
  absence of a material adverse effect on Fair, Isaac or HNC during the period from April 28, 2002 until the closing of the merger;

  •
  accuracy as of closing of the representations and warranties made by Fair, Isaac and HNC, respectively, except for inaccuracies that would not have a material adverse effect on the other party or its ability to complete the merger;

  •
  material performance of all material obligations of Fair, Isaac and HNC, respectively, under the merger agreement;

  •
  receipt by Fair, Isaac of an opinion of either Fair, Isaac's or HNC's counsel relating to the tax treatment of the spin-off of a former subsidiary of HNC in September 2000;

  •
  receipt by Fair, Isaac of comfort letters from HNC's auditors; and

  •
  receipt by Fair, Isaac of resignations of the directors and designated officers of HNC and its subsidiaries.

We Have Not Yet Obtained Regulatory Approvals
(see page 62)

Under the Hart-Scott-Rodino Act, the merger cannot be completed until after a required waiting period, including any extension of the waiting period, has expired or been terminated. The U.S. Federal Trade Commission or the U.S. Department of Justice has the authority to request additional information from proposed merging parties. The FTC or the DOJ also has the authority to challenge the merger on antitrust grounds by seeking a federal court order enjoining the transaction pending an administrative hearing. The DOJ is reviewing the merger, and has asked Fair, Isaac and HNC for additional information. We are in the process of gathering the information that the DOJ has requested. The completion of the merger is not subject to the approval of the European Commission. We are in the process of determining in which other foreign jurisdictions regulatory filings or approvals may be required or desirable.

Fair, Isaac and HNC are working to obtain the required regulatory approvals and consents. However, we can give no assurance as to when or whether any of these approvals and consents will be obtained or the terms and conditions that may be imposed.

As described beginning on page 62, Fair, Isaac and HNC are not required to close the merger unless the regulatory conditions to completion of the merger are satisfied.

HNC is Prohibited From Soliciting Other Offers
(see page 76)

The merger agreement contains detailed provisions that prohibit HNC and its subsidiaries, and their officers, directors, employees, agents and representatives, from taking any action to solicit or engage in discussions or negotiations with any person with respect to an acquisition proposal as defined in the merger agreement.

However, in the event that HNC receives a bona fide unsolicited written acquisition proposal, HNC may engage in discussions or negotiations and take certain other actions if HNC's board of directors determines, in the manner provided for in the merger agreement, that the proposal is, or is reasonably likely to result in, a superior offer, as defined in the merger agreement.

The Merger Agreement May Be Terminated
(see page 83)

Either Fair, Isaac or HNC can terminate the merger agreement if any of the following occurs:

  •
  we do not complete the merger by October 31, 2002; however, that date may be extended by Fair, Isaac or HNC to as late as December 31, 2002 if the reason for not closing by October 31, 2002 is that the regulatory conditions specified in the merger agreement have not been satisfied;

  •
  Fair, Isaac or HNC stockholders do not give their required approvals;

  •
  a law or court order permanently prohibits the merger;

  •
  there is a material breach by the other party of its representations and warranties or covenants and obligations in the merger agreement which is not cured, except for breaches which do not have a material adverse effect on the other party or its ability to complete the merger; or

  •
  neither Fair, Isaac's nor HNC's counsel is able to deliver the opinion that consummation of the merger will not have certain adverse effects on the tax-treatment of the spin-off of a former subsidiary of HNC from HNC in September 2000.

In addition, HNC can terminate the merger agreement if the Fair, Isaac board withdraws or amends or modifies in a manner adverse to HNC its recommendation of the Fair, Isaac common stock issuance to its stockholders in connection with the merger, and Fair, Isaac can terminate the merger agreement if the HNC board withdraws or amends or modifies in a manner adverse to Fair, Isaac its recommendation of the merger agreement and the merger to its stockholders.

Fair, Isaac can also terminate the merger agreement if HNC breaches its obligations not to solicit acquisition proposals or to call and hold an HNC stockholders meeting to consider and vote on the merger, if HNC approves or recommends an acquisition proposal made to HNC by a third party or if HNC's board fails to recommend rejection of a tender offer by a third party.

Finally, the boards of Fair, Isaac and HNC can mutually agree to terminate the merger agreement even if the merger has been approved by their stockholders.

Fees May Be Payable On Termination
(see page 84)

HNC must pay Fair, Isaac a termination fee of $25 million in cash if the merger agreement is terminated in any of the following circumstances:

  •
  a third party publicly proposes an alternative acquisition transaction, either party terminates the merger agreement based on the failure of HNC stockholders to approve the merger, and HNC enters into and completes an alternative acquisition transaction within specified time periods;

  •
  a third party publicly proposes an alternative acquisition transaction, HNC willfully and materially breaches the merger agreement, Fair, Isaac terminates the merger agreement due to the material breach, and HNC enters into and completes an alternative acquisition transaction within specified time periods;

  •
  HNC's board withdraws or amends or modifies in a manner adverse to Fair, Isaac its recommendation of the merger, fails to include its recommendation of the merger in this joint proxy statement/prospectus, fails to reaffirm its recommendation upon Fair, Isaac's request, approves or recommends an alternative acquisition transaction, or fails to recommend rejection of any third party tender or exchange offer, and Fair, Isaac terminates the merger agreement; or

  •
  HNC materially breaches the merger agreement by soliciting alternative acquisition proposals or failing to call a stockholders meeting, and Fair, Isaac terminates the merger agreement as a result.

Comparison of Stockholders' Rights
(see page 89)

The rights of HNC stockholders currently are governed by Delaware law, the HNC certificate of incorporation and the HNC bylaws. HNC stockholders will receive Fair, Isaac common stock in the merger, so that after the merger their rights as Fair, Isaac stockholders will be governed by Delaware law, the Fair, Isaac certificate of incorporation and the Fair, Isaac bylaws, which differ in some respects from HNC's certificate of incorporation and bylaws.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

How We Prepared the Financial Statements

We derived the following information from the audited financial statements of Fair, Isaac and HNC for the fiscal years 1997 through 2001, the unaudited financial statements of Fair, Isaac for the six months ended March 31, 2002 and 2001, and the unaudited financial statements of HNC for the three months ended March 31, 2002 and 2001. The information is only a summary, and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information" on page 93.

Anticipated Accounting Treatment

The Fair, Isaac unaudited pro forma condensed combined consolidated financial statements give effect to the proposed merger using the purchase method of accounting and have been prepared on the basis of assumptions described in the notes, including assumptions relating to the allocation of the consideration paid. The actual allocation of such consideration may differ materially from the assumptions reflected in the Fair, Isaac unaudited pro forma condensed combined consolidated financial statements after valuations and other procedures to be performed after the closing of the merger are completed.

Merger-Related Expenses

We estimate that merger-related fees and expenses, consisting primarily of SEC and regulatory filing fees, fees and expenses of investment bankers, attorneys and accountants, and financial printing and other related charges, will be approximately $18.6 million. See note (A) on page 72.

Integration-Related Expenses

Though not yet fully quantified, significant costs will be incurred for employee severance and other integration-related expenses, including the elimination of duplicate facilities, operational realignment and workforce reductions. These expenditures are necessary to reduce the costs of ongoing operations and to operate more effectively. These amounts will be charged to operations in the appropriate periods and, therefore, are not reflected in the unaudited pro forma condensed combined consolidated financial statements. See note (A) on page 72.

Periods Covered

The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2002 combines Fair, Isaac's and HNC's unaudited results for the six month period ended March 31, 2002. The unaudited pro forma condensed combined consolidated statement of operations for the year ended September 30, 2001 combines Fair, Isaac's audited consolidated statement of operations for the fiscal year ended September 30, 2001 with HNC's unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001.

The HNC unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 reflects the pro forma results as if HNC acquired the Blaze business unit from Brokat Technologies, Inc. on January 1, 2001. Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze.

The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze, including associated cost-cutting measures.

The unaudited pro forma condensed combined consolidated balance sheet combines the unaudited balance sheets of Fair, Isaac and HNC as of March 31, 2002.

SELECTED HISTORICAL FINANCIAL DATA

Selected Historical Financial Data of Fair, Isaac

The following selected historical consolidated financial data as of March 31, 2002 and 2001, and for the six month periods ended March 31, 2002 and 2001, have been derived from Fair, Isaac's unaudited consolidated financial statements. The unaudited consolidated results of operations data for the six months ended March 31, 2002 and 2001 are not necessarily indicative of the results to be expected for any other interim period or for fiscal year 2002 as a whole. However, in the opinion of Fair, Isaac's management, the interim financial data presented reflect all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the financial condition at such dates and the results of operations for such periods. The selected historical consolidated financial data as of September 30, 2001 and 2000, and for each of the years in the three-year period ended September 30, 2001 have been derived from Fair, Isaac's audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated financial data as of September 30, 1999, 1998 and 1997 and for the years ended September 30, 1998 and 1997 are derived from Fair, Isaac's audited financial statements that are not incorporated by reference in this joint proxy statement/prospectus. The selected historical per share data reflect Fair, Isaac's 3-for-2 stock split on June 5, 2002. This information is only a summary and you should read it together with Fair, Isaac's historical financial statements and related notes contained in the annual reports and other information that Fair, Isaac has filed with the SEC and incorporated by reference. See "Where You Can Find More Information" on page 93.

	Six Months Ended March 31,		Years Ended September 30,
	2002	2001	2001	2000	1999	1998	1997
	(thousands of dollars, except per-share amounts)
Consolidated Statement of Operations Data:
Revenues	$172,111	$158,454	$329,148	$298,630	$277,041	$245,545	$199,009
Income from operations	41,826	30,944	72,107	44,614	46,375	40,432	37,756
Income before income taxes	45,649	33,180	76,853	47,070	50,600	42,105	35,546
Net income	27,732	19,476	46,112	27,631	29,980	24,327	20,686
Earnings per share
Diluted	$0.77	$0.58	$1.33	$0.84	$0.93	$0.75	$0.65
Basic	$0.81	$0.60	$1.40	$0.86	$0.95	$0.79	$0.69
Dividends per share	$0.03	$0.03	$0.05	$0.05	$0.05	$0.05	$0.05
	At March 31,		At September 30,
	2002	2001	2001	2000	1999	1998	1997
	(thousands of dollars)
Consolidated Balance Sheet Data:
Working capital	$173,893	$107,497	$94,624	$100,694	$55,885	$54,852	$47,727
Total assets	354,447	257,086	317,013	241,288	210,353	189,614	145,228
Long-term capital lease obligations	—	—	—	—	364	789	1,183
Stockholders' equity	305,614	216,998	271,772	199,001	156,499	133,451	103,189

Selected Historical Financial Data of HNC

The following selected historical consolidated financial data as of March 31, 2002 and 2001, and for the three month periods ended March 31, 2002 and 2001, have been derived from HNC's unaudited consolidated financial statements that are incorporated by reference in this joint proxy statement/prospectus. The unaudited consolidated results of operations data for the three months ended March 31, 2002 and 2001 are not necessarily indicative of the results to be expected for any other interim period or for fiscal year 2002 as a whole. However, in the opinion of HNC's management, the interim financial data presented reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition at such dates and the results of operations for such periods. Except as described in footnote (1) below, the selected historical consolidated financial data as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 have been derived from HNC's audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. Except as described in footnote (1) below, the selected historical consolidated financial data as of December 31, 1999, 1998 and 1997 and for the years ended December 31, 1998 and 1997 are derived from HNC's audited financial statements that are not incorporated by reference in this joint proxy statement/prospectus. During September 2000, HNC completed the spin-off of its former Retek subsidiary. Subsequent to the spin-off, Retek's results of operations and financial condition were not included in HNC's results of operations and financial condition, and consequently the comparability of the data presented below is impacted. The selected historical consolidated financial data give retroactive effect to the acquisitions of Risk Data, Retek and CompReview for all periods presented, as HNC accounted for these acquisitions as poolings of interests. This information is only a summary and you should read it together with HNC's historical consolidated financial statements and related notes contained in the annual reports and other information that HNC has filed with the SEC and incorporated by reference. See "Where You Can Find More Information" on page 93.

	Three Months Ended March 31,		Years Ended December 31,
	2002	2001	2001	2000	1999	1998	1997
	(in thousands, except per-share amounts)
Consolidated Statement of Operations Data:
Total revenues	$55,297	$53,970	$226,670	$254,884	$216,889	$178,608	$113,735
Operating income (loss)	(4,969)	(10,186)	(42,523)	(149,741)	(6,784)	21,026	23,040
Net income (loss)	(4,111)	(15,938)	(36,452)	(116,418)	(6,272)	10,452	17,565
Basic net income (loss) per share	$(0.12)	$(0.48)	$(1.06)	$(4.08)	$(0.25)	$0.41	$0.72
Diluted net income (loss) per share	$(0.12)	$(0.48)	$(1.06)	$(4.08)	$(0.25)	$0.39	$0.68
As adjusted net income (loss)(1)	N/A	$1,642	$3,578	$(87,120)	$(1,992)	$12,368	N/A
As adjusted basic net income (loss) per share(1)	N/A	$0.05	$0.10	$(3.05)	$(0.08)	$0.49	N/A
As adjusted diluted net income (loss) per share(1)	N/A	$0.05	$0.10	$(3.05)	$(0.08)	$0.46	N/A
Pro forma net income(2)	N/A	N/A	N/A	N/A	N/A	N/A	15,417
Pro forma basic net income per share(2)	N/A	N/A	N/A	N/A	N/A	N/A	$0.64
Pro forma diluted net income per share(2)	N/A	N/A	N/A	N/A	N/A	N/A	$0.60
Shares used in computing basic net income (loss) per share, basic as adjusted net income (loss) per share and basic pro forma net income per share	35,549	33,084	34,509	28,529	24,969	25,362	24,275
Shares used in computing diluted net income (loss) per share, diluted as adjusted net income (loss) per share and diluted pro forma net income per share	35,549	33,084	34,509	28,529	24,969	26,650	25,681
	At March 31,		At December 31,
	2002	2001	2001	2000	1999	1998	1997
	(thousands of dollars)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities available for sale	$308,347	$162,810	$313,725	$162,753	$234,081	$153,340	$42,946
Total assets	577,239	426,409	578,026	447,741	416,421	283,914	119,877
Long-term obligations, less current portion	152,298	294	151,684	16,616	104,111	101,039	239
Total stockholders' equity	386,300	397,594	387,819	382,574	249,573	153,021	103,860

(1)
As adjusted net income (loss) and net income (loss) per share amounts reflect the exclusion of amortization of goodwill and certain intangible assets, presented to comply with FAS 142 as if this standard had been adopted at the beginning of the respective periods. As adjusted net income (loss) and net income (loss) per share amounts are unaudited for the year ended December 31, 1998 and are not applicable for the year ended December 31, 1997 as there was no amortization of goodwill or intangible assets during that year.

(2)
Pro forma net income and net income per share reflect a provision for taxes on the income of CompReview, which prior to HNC's acquisition was a subchapter S corporation, as if CompReview had been liable for corporate income taxes as a C corporation for all periods presented.

Selected Unaudited Pro Forma Condensed Combined Consolidated Financial Data

The following selected unaudited pro forma condensed combined consolidated financial data gives effect to the proposed merger between Fair, Isaac and HNC using the purchase method of accounting for business combinations. This information is not necessarily indicative of the historical results that would have occurred had the merger been consummated at the beginning of the earliest period presented or the future results that the combined company will experience after the merger. This data should be read in conjunction with Fair, Isaac's unaudited pro forma condensed combined consolidated financial statements and related notes, which you can find beginning on page 67 of this joint proxy statement/prospectus.

The unaudited pro forma condensed combined consolidated statements of operations data of Fair, Isaac gives effect to the proposed merger as if it had been consummated on October 1, 2000. The unaudited pro forma condensed combined consolidated statement of operations data of Fair, Isaac for the six month period ended March 31, 2002 combines the unaudited consolidated statements of operations of Fair, Isaac and HNC for the six month period ended March 31, 2002. The unaudited pro forma condensed combined consolidated statement of operations data of Fair, Isaac for the fiscal year ended September 30, 2001 combines the audited historical consolidated statement of operations of Fair, Isaac for the fiscal year ended September 30, 2001 with the unaudited pro forma condensed consolidated statement of operations of HNC for the year ended December 31, 2001.

The HNC unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 reflects the pro forma results as if HNC acquired Blaze on January 1, 2001. Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze.

The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze including associated cost-cutting measures.

The unaudited pro forma condensed combined consolidated balance sheet data of Fair, Isaac gives effect to the proposed merger as if it had occurred on March 31, 2002, and combines the unaudited historical consolidated balance sheets of Fair, Isaac and HNC as of March 31, 2002.

The pro forma data is based on an exchange ratio for the merger of 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock. The pro forma and per share data reflect Fair, Isaac's 3-for-2 stock split on June 5, 2002.

There can be no assurance that Fair, Isaac and HNC will not incur charges in excess of those included in the pro forma total consideration related to the merger or that Fair, Isaac management will be successful in its effort to integrate the operations of the companies. See "Risk Factors" beginning on page 17.

The assumptions used in the following pro forma statements were determined as of June 13, 2002.

	Six Months Ended March 31, 2002	Year Ended September 30, 2001
	(thousands of dollars, except per-share amounts)
Pro Forma Condensed Combined Consolidated Statement of Operations Data:
Revenue	$281,959	$573,175
Income before income taxes	38,690	47,457
Provision for income taxes	15,863	19,457
Net income	22,827	28,000
Earnings per share
Diluted	$0.39	$0.52
Basic	$0.43	$0.55
Dividends per share	$0.03	$0.05
At March 31, 2002
(thousands of dollars)
Pro Forma Condensed Combined Consolidated Balance Sheet Data:
Working capital	$447,367
Total assets	1,378,406
Long-term obligations, less current portion	157,070
Stockholders' equity	1,122,630

Comparative Per Share Data

Set forth below are the net income (loss), cash dividends and book value per common share data separately for Fair, Isaac and HNC on a historical basis, for Fair, Isaac and HNC on a pro forma combined basis per Fair, Isaac common share and on a pro forma combined basis per HNC equivalent share. The following selected unaudited pro forma data gives effect to the proposed merger between Fair, Isaac and HNC using the purchase method of accounting for the business combination as described under "Unaudited Pro Forma Condensed Combined Consolidated Financial Statements" beginning on page 67. You should not rely on the selected unaudited pro forma condensed combined consolidated financial data being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

The pro forma data is based on an exchange ratio for the merger of 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock. The Fair, Isaac historical and pro forma per share data reflect Fair, Isaac's 3-for-2 stock split on June 5, 2002.

The historical book value per share information presented is computed by dividing total stockholders' equity for each of Fair, Isaac or HNC by the number of shares of Fair, Isaac or HNC common stock, respectively, outstanding as of the respective balance sheet date.

The pro forma combined net income per share information is computed by dividing the pro forma combined net income by the sum of Fair, Isaac's weighted average common shares outstanding during each period and the number of shares of Fair, Isaac common stock to be issued in connection with the proposed merger, assuming Fair, Isaac had merged with HNC on October 1, 2000. The pro forma combined net income per equivalent HNC common share information is computed by multiplying Fair, Isaac's combined pro forma net income per share amounts by the exchange ratio of 0.519.

The pro forma combined book value per Fair, Isaac share is computed by dividing total pro forma stockholders' equity by the pro forma number of shares of Fair, Isaac common stock outstanding at March 31, 2002, assuming the merger had occurred on that date. Pro forma combined book value per equivalent HNC common share is computed by multiplying Fair, Isaac's pro forma combined book value per share by the exchange ratio of 0.519.

You should read the information below together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information" on page 93.

	Six Months Ended March 31, 2002	Fiscal Year Ended September 30, 2001
Fair, Isaac historical per common share data:
Net income—diluted	$0.77	$1.33
Net income—basic	0.81	1.40
Cash dividends	0.03	0.05
Book value at end of period	8.84	8.00
Fair, Isaac pro forma combined per Fair, Isaac common share data(1):
Net income—diluted	$0.39	$0.52
Net income—basic	0.43	0.55
Cash dividends	0.03	0.05
Book value at end of period	21.15	N/A
Fair, Isaac pro forma combined per HNC equivalent common share data(1):
Net income—diluted	$0.20	$0.27
Net income—basic	0.22	0.29
Cash dividends	0.01	0.03
Book value at end of period	10.97	N/A
	Three Months Ended March 31, 2002	Fiscal Year Ended December 31, 2001
HNC historical per common share data:
Net loss—diluted	$(0.12)	$(1.06)
Net loss—basic	(0.12)	(1.06)
Cash dividends	—	—
Book value at end of period	10.83	10.95

(1)
Due to different fiscal year-ends, financial information for Fair, Isaac for the year ended September 30, 2001 has been combined with financial information relating to HNC for the year ended December 31, 2001.

Historical and Pro Forma Per Share Market Price Information

Fair, Isaac common stock is traded on the New York Stock Exchange under the symbol "FIC." HNC common stock is traded on the Nasdaq National Market under the symbol "HNCS."

We present below the per share closing market price as reported on the Nasdaq National Market and the New York Stock Exchange for shares of HNC common stock and Fair, Isaac common stock, respectively. We present this information as of April 26, 2002, the last trading day before the public announcement of the signing of the merger agreement, and as of June 13, 2002, the latest practicable date prior to the printing of this joint proxy statement/prospectus.

We also present the implied equivalent per share value for shares of HNC common stock, which is the Fair, Isaac common stock price multiplied by the merger exchange ratio based upon the closing price of Fair, Isaac's common stock on April 26, 2002 and June 13, 2002, respectively.

We urge you to obtain current market quotations for HNC common stock and Fair, Isaac common stock before voting on the proposal described in this document.

	Fair, Isaac	HNC	Exchange Ratio(1)	HNC Equivalent Value
April 26, 2002	$64.09	$17.44	0.346	$22.18
June 13, 2002	$35.00	$17.86	0.519	$18.17

(1)
Prior to Fair, Isaac's 3-for-2 stock split on June 5, 2002, the exchange ratio was 0.346. Following the stock split, the exchange ratio has been adjusted to 0.519.

RISK FACTORS

        The proposed merger involves risk. By voting in favor of the merger, current HNC stockholders will be choosing to invest in Fair, Isaac common stock. By voting in favor of the issuance of Fair, Isaac common stock in connection with the merger, current Fair, Isaac stockholders will face dilution of their ownership interest in Fair, Isaac and Fair, Isaac's assumption of risks associated with HNC's liabilities, including its contingent liabilities. An investment in Fair, Isaac common stock involves risk. You should consider all of the information that we have included in this joint proxy statement/prospectus and its annexes, and all of the information in the documents we have incorporated by reference, including the other risks described in HNC's report on Form 10-Q filed with the SEC on May 9, 2002 (pp. 19-29), and in Fair, Isaac's report on Form 10-Q filed with the SEC on May 15, 2002 (pp. 20-25). See "Where you can find more information" on page 93. In addition, you should carefully read and consider the following factors. Additional risks and uncertainties not presently known to Fair, Isaac and HNC or that are not currently believed to be important to you also may adversely affect the merger and Fair, Isaac and HNC as a combined company.

Risk Factors Related to the Merger

The value of the merger consideration that HNC stockholders will receive will depend on the market value of Fair, Isaac common stock at the effective time of the merger.

        In the merger, HNC stockholders will receive 0.519 of a share of Fair, Isaac common stock in exchange for each of their shares of HNC common stock. The market value of Fair, Isaac common stock has varied since Fair, Isaac and HNC entered into the merger agreement, and is likely to continue to vary between the date of this joint proxy statement/prospectus and the effective time of the merger. After the merger, the market value of Fair, Isaac common stock will also change over time. As a result, the value of Fair, Isaac common stock that HNC stockholders will receive in the merger cannot now be determined. This market value may be less than or greater than $18.17 per share of HNC common stock, which is the value of the merger consideration based upon the closing sales price of Fair, Isaac common stock on the NYSE of $35.00 on June 13, 2002, the latest practicable date prior to the printing of this joint proxy statement/prospectus. The market value may be less than the value per share based on the market price of Fair, Isaac common stock on the day before the signing of the merger agreement or the day of the stockholder meetings. If the market value of Fair, Isaac common stock declines prior to the effective time of the merger (including as a result of the pendency of the merger), then the dollar value of the merger consideration to be received by the holders of HNC common stock in the merger will correspondingly decline. There will be no adjustment to the exchange ratio as a result of changes in the market value of either Fair, Isaac or HNC common stock, and the parties do not have a right to terminate the merger agreement based upon changes in the market price of either Fair, Isaac common stock or HNC common stock.

Although Fair, Isaac and HNC expect that the merger will result in benefits to the combined company, the combined company may not realize those benefits because of integration and other challenges.

        The failure of the combined company to meet the challenges involved in successfully integrating the operations of Fair, Isaac and HNC or otherwise to realize any of the anticipated benefits of the merger, including anticipated cost savings described in this joint proxy statement/prospectus, could seriously harm the results of operations of the combined company. Realizing the benefits of the merger will depend in part on the integration of the two companies' different products, technologies, operations, and personnel. The integration of the companies is a complex, time-consuming and expensive process that, even with proper planning and implementation, could significantly disrupt the businesses of Fair, Isaac and HNC. In many recent mergers, especially mergers involving technology companies, merger partners have experienced difficulties integrating the combined businesses, and Fair,

Isaac has not previously faced an integration challenge as substantial as the one presented by the merger. The challenges involved in this integration include the following:

  •
  persuading employees that the business cultures of Fair, Isaac and HNC are compatible, maintaining employee morale and retaining key employees;
  •
  managing a workforce over expanded geographic locations;
  •
  demonstrating to the customers of Fair, Isaac and to the customers of HNC that the merger will not lower client service standards, interfere with business focus, adversely affect product quality or alter current product development plans;
  •
  consolidating and rationalizing corporate IT and administrative infrastructures;
  •
  combining product offerings;
  •
  coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company to current and prospective customers;
  •
  coordinating and rationalizing research and development activities to enhance introduction of well designed new products and technologies;
  •
  preserving marketing or other important relationships of both Fair, Isaac and HNC and resolving potential conflicts that may arise;
  •
  minimizing the diversion of management attention from other ongoing business concerns; and
  •
  coordinating and combining overseas operations, relationships and facilities, which may be subject to additional constraints imposed by local laws and regulations.

        The combined company may not successfully integrate the operations of Fair, Isaac and HNC in a timely manner, or at all. Moreover, the combined company may not realize the anticipated benefits or synergies of the merger to the extent, or in the time frame, anticipated. The anticipated benefits and synergies relate to cost savings associated with anticipated restructurings and other operational efficiencies, greater economies of scale and revenue growth opportunities through expanded markets and cross-sell opportunities. However, these anticipated benefits and synergies are based on projections and assumptions, not actual experience, and assume a successful integration.

In order to be successful, the combined company must retain and motivate key employees, which will be more difficult in light of uncertainty regarding the merger, and failure to do so could seriously harm the combined company.

        The market for highly skilled employees is limited, and the loss of key employees could have a significant negative impact on the combined company's operations. Employee retention may be a particularly challenging issue in connection with the merger. Although the HNC board of directors has designed and adopted a retention program to provide key HNC employees with financial incentives to remain with the company for relatively short time periods after the closing of the merger, there will still be significant risk that the combined company will not be able to retain these HNC employees in the short or long term. Employees of Fair, Isaac or HNC may experience uncertainty about their future role with the combined company, even after strategies with regard to the combined company are announced or executed. This circumstance may hurt the combined company's ability to attract and retain key management, marketing and technical personnel. The combined company also must continue to motivate employees and keep them focused on the strategies and goals of the combined company. This task may be particularly difficult due to the potential distractions of the merger and morale challenges posed by workforce reductions of the combined company anticipated in connection with the merger.

The stock prices and businesses of Fair, Isaac and HNC may be adversely affected if the merger is not completed.

        If the merger is not completed, the prices of Fair, Isaac common stock and HNC common stock may decline to the extent that the current market prices of Fair, Isaac common stock and HNC common stock reflect a market assumption that the merger will be completed. In addition, Fair, Isaac's business and HNC's operations may be harmed to the extent that customers, suppliers and others believe that the companies cannot effectively compete in the marketplace without the merger, or otherwise remain uncertain about the companies. Fair, Isaac and HNC also will be required to pay significant costs incurred in connection with the merger, whether or not the merger is completed. Moreover, under specified circumstances, HNC may be required to pay Fair, Isaac a termination fee of $25 million in connection with the termination of the merger agreement.

Charges to earnings resulting from the application of the purchase method of accounting may cause the market value of Fair, Isaac's common stock to decline following the merger.

        In accordance with United States generally accepted accounting principles, the combined company will account for the merger using the purchase method of accounting. This method will result in charges to earnings that could cause the market value of the common stock of Fair, Isaac to decline following completion of the merger. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to HNC's net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development, based on their fair values as of the date of completion of the merger. The combined company will record the excess of the purchase price over those fair values as goodwill. The portion of the estimated purchase price allocated to in-process research and development will be expensed by the combined company in the quarter in which the merger is completed. The preliminary estimate of the amount to be expensed in the quarter in which the merger is completed related to in-process research and development is $39.3 million. The combined company will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. Annual amortization of intangible assets, currently estimated at $12.9 million, will result in an estimated increase in amortization expense of $10.8 million on an annual basis, as compared to Fair, Isaac's amortization expense for such items during its most recent fiscal year of $2.1 million. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired in the future, the combined company may be required to incur material charges relating to the impairment of those assets. These depreciation, amortization, in-process research and development and potential impairment charges could have a material adverse impact on the combined company's results of operations.

The combined company may incur significant liabilities and restructuring charges resulting from integration of the two companies.

        The unaudited pro forma condensed combined consolidated financial statements included in this joint proxy statement/prospectus do not include any adjustments for liabilities resulting from integration planning. Management of Fair, Isaac is in the process of assessing the costs associated with integration and estimates are not yet known. However, liabilities ultimately will be recorded for severance, retention or relocation costs related to HNC employees, costs of vacating some facilities, or other costs associated with ceasing certain activities of HNC. In addition, Fair, Isaac may incur restructuring charges upon completion of the merger or in subsequent quarters for severance or relocation costs related to Fair, Isaac employees, costs of vacating some facilities, or other costs associated with ceasing certain activities of Fair, Isaac. These liabilities and charges may be significant and could seriously harm the combined company's operating results in future periods.

Customer uncertainties related to the merger could adversely affect the businesses and results of operations of Fair, Isaac, HNC and the combined company.

        In response to the announcement of the merger or due to ongoing uncertainty about the merger, customers of Fair, Isaac or HNC may delay or defer purchasing decisions or elect to switch to other suppliers. In particular, prospective customers could be reluctant to purchase the combined company's products due to uncertainty about the direction of the combined company's product offerings and the combined company's willingness to support and service existing products. Prospective and current clients may worry about how integration of the two companies' technologies may affect current and future products. To the extent that the merger creates uncertainty among those persons and organizations contemplating product purchases such that one large customer, or a significant group of smaller customers, delays, defers or changes purchases, the results of operations of Fair, Isaac, HNC or the combined company would be seriously harmed. Further, Fair, Isaac and HNC may have to make additional customer assurances and assume additional obligations to address their customers' uncertainty about the direction of the combined company's products and related support offerings. Accordingly, quarterly results of operations of Fair, Isaac, HNC or the combined company could be substantially below expectations of market analysts, decreasing the companies' respective stock prices.

The completion of the merger depends on regulatory approval which, even if granted, may result in unfavorable restrictions or conditions.

        The merger is subject to review by the United States Department of Justice or the Federal Trade Commission under the Hart-Scott-Rodino Act. Fair, Isaac and HNC have made their required pre-merger notification filings and are awaiting the expiration or termination of the applicable waiting period, which is a condition to completion of the merger. On June 10, 2002, the staff of the DOJ issued a formal second request for information as part of its review of the merger. We are in the process of responding to this request. The waiting period will be extended until 30 days after Fair, Isaac and HNC comply with the request. Compliance with the DOJ's request could take a significant amount of time and could delay the closing of the merger. In addition, Fair, Isaac and HNC could make other filings with or notifications to, and receive authorizations and approvals of, governmental agencies in certain foreign countries relating to antitrust issues in connection with the merger. Satisfying these regulatory requirements also could delay consummation of the merger. Any such delay could diminish the anticipated benefits of the merger, result in additional transaction costs or loss of revenue, or exacerbate other effects associated with uncertainty about the transaction, including a decline in Fair, Isaac's common stock price.

        The reviewing authorities may not permit the merger at all or may impose restrictions or conditions on the merger that may seriously harm the combined company if the merger is completed. These conditions could include a complete or partial license, divestiture, spin-off or the holding separate of assets or businesses. Fair, Isaac or HNC may refuse to complete the merger if restrictions or conditions are required by governmental authorities that would be reasonably likely to have a material adverse effect on the benefits reasonably expected by the combined company as a result of the merger.

Some of the directors and executive officers of HNC have interests and arrangements that could have affected their decision to support or approve the merger.

        The interests of some of the directors and executive officers of HNC in the merger and their participation in arrangements that are different from, or are in addition to, those of Fair, Isaac and HNC stockholders generally could have affected their decision to support or approve the merger. These interests include severance arrangements, retention bonuses contingent upon the completion of the merger, and the acceleration of vesting of stock options in connection with the merger. As a result, these directors and officers may be more likely to recommend the proposals relating to the merger than if they did not have these interests. Please see the section entitled "Interests of Certain Persons in the Merger" beginning on page 64 of this joint proxy statement/prospectus.

The pending merger may prevent Fair, Isaac and HNC from pursuing other potentially beneficial opportunities.

        In the merger agreement, both companies agreed to restrict some of their actions while the merger is pending. HNC agreed not to solicit alternative transactions, and agreed in some instances to pay a termination fee of $25 million to Fair, Isaac. HNC also agreed not to, and not to permit any subsidiary to, enter into any merger or restructuring agreements, issue securities other than subject to specified restrictions, or acquire any equity interest or assets of any company or division of a company. Moreover, HNC agreed not to, and not to permit any subsidiary to, liquidate or reorganize, declare a dividend, redeem or repurchase its stock, make capital expenditures beyond budgeted amounts, sell or encumber its material assets or property, incur or guarantee any debt other than in immaterial amounts under existing arrangements, license its intellectual property other than subject to specified restrictions, enter into related-party transactions or amend any customer contracts. Fair, Isaac agreed generally not to enter into any mergers or related transactions that would require stockholder approval unless the record date for required stockholder approval would be after the completion of the merger with HNC. Additionally, Fair, Isaac agreed that the aggregate number of shares issued in mergers or related transactions would not exceed 19.9% of Fair, Isaac's common stock. These commitments may preclude Fair, Isaac or HNC from pursuing attractive business opportunities, should any arise prior to the completion of the merger or termination of the merger agreement. Please see the section entitled "The Merger Agreement—Covenants" beginning on page 76 of this joint proxy statement/prospectus.

The effective tax rate of the combined company is uncertain, and any increase in tax liability would harm the combined company's results.

        The impact of the merger on the overall effective tax rate of the combined company is uncertain. Although the combined company will attempt to optimize its overall effective tax rate, it is difficult to predict the effective tax rate of the combined company. The combination of the operations of Fair, Isaac and HNC may result in an overall effective tax rate for the combined company that is higher than Fair, Isaac's currently reported tax rate, and it is possible that the combined effective tax rate of Fair, Isaac and HNC as a combined company may exceed the average of the pre-merger tax rates of Fair, Isaac and HNC.

Some anti-takeover provisions contained in the combined company's certificate of incorporation, bylaws and stockholder rights plan, as well as provisions of Delaware law, could impair a takeover attempt.

        After the merger, HNC stockholders will become stockholders of Fair, Isaac. Fair, Isaac, like HNC, has provisions in its certificate of incorporation and bylaws, each of which could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by the company's board of directors. These include provisions:

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  authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to its common stock;
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  limiting the liability of, and providing indemnification to, directors and officers;
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  limiting the ability of Fair, Isaac stockholders to call special meetings; and
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  requiring advance notice of stockholder proposals for business to be conducted at annual meetings of Fair, Isaac stockholders and for nominations of candidates for election to the Fair, Isaac board of directors.

        These provisions, alone or together, could deter or delay hostile takeovers, proxy contests and changes in control or management of Fair, Isaac.

        In addition, Fair, Isaac, like HNC, has adopted a stockholder rights plan. The rights are not intended to prevent a takeover of Fair, Isaac. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of Fair, Isaac deemed undesirable by the Fair, Isaac board of directors. The rights will cause substantial dilution to a person or group that attempts to acquire Fair, Isaac on terms or in a manner not approved by the Fair, Isaac board of directors, except pursuant to an offer conditioned upon redemption of the rights.

        As a Delaware corporation, Fair, Isaac is also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents some stockholders from engaging in certain business combinations without approval of either Fair, Isaac's board of directors or the holders of two-thirds of Fair, Isaac's outstanding common stock not owned by the stockholders who are engaged in such business combination.

        Any provision of Fair, Isaac's certificate of incorporation or bylaws, Fair, Isaac's stockholder rights plan or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for Fair, Isaac stockholders, including former HNC stockholders, to receive a premium for their shares of Fair, Isaac common stock, and could also affect the price that some investors are willing to pay for Fair, Isaac common stock.

Risk Factors Related to Fair, Isaac and the Combined Company

Since the revenues of the combined company will depend, to a great extent, upon general economic conditions and, more particularly, upon conditions in the consumer credit, financial services and insurance industries, a downturn in any of those industries will harm our results of operations.

        During fiscal 2001, approximately 87% of the combined company's pro forma revenues were derived from sales of products and services to the consumer credit, financial services and insurance industries. A downturn in the consumer credit, the financial services or the insurance industry, including a downturn caused by increases in interest rates or a tightening of credit, among other factors, could harm the combined company's results of operations. Since 1990, while the rate of account growth in the U.S. bankcard industry has been slowing and many of Fair, Isaac's and HNC's large institutional clients have merged and consolidated, Fair, Isaac has generated most of its revenue growth from its bankcard-related scoring and account management businesses by cross-selling its products and services to large banks and other credit issuers. As this industry continues to consolidate, the combined company may have fewer opportunities for revenue growth due to changing demand for the combined company's products and services that support clients' customer acquisitions programs. In addition, industry consolidation could affect the base of recurring revenues derived from contracts in which the combined company is paid on a per-transaction basis if consolidated customers combine their operations under one contract. We cannot assure you that the combined company will be able to effectively promote future revenue growth in our businesses.

        In addition, a softening of demand for the combined company's decisioning solutions caused by a weakening of the economy generally may result in decreased revenues or lower growth rates. Due to the current slowdown in the economy generally, we believe that many of the combined company's existing and potential customers are reassessing or reducing their planned technology investments and deferring purchasing decisions. As a result, there is increased uncertainty with respect to the combined company's expected revenues. Further delays or reductions in business spending for business analytics could seriously harm the combined company's revenues and operating results.

Quarterly revenues and operating results have varied significantly in the past and this unpredictability will likely continue in the future and could lead to substantial declines in the market price for the combined company's common stock.

        Both of Fair, Isaac's and HNC's revenues and operating results have varied significantly in the past and in some quarters have resulted in net losses. We expect fluctuations in the combined company's operating results to continue for the foreseeable future. Consequently, we believe that you should not rely on period-to-period comparisons of financial results as an indication of future performance. It is possible that in some future periods our operating results may fall below the expectations of market analysts and investors, and in this event the market price of the combined company's common stock would likely fall. In addition, with the exception of the cost of ScoreNet® service data purchased by Fair, Isaac, most of the combined company's operating expenses will not be affected by short-term fluctuations in revenues; thus, short-term fluctuations in revenues may significantly impact operating results. Moreover, to the extent that some HNC customers have recently changed from paying license fees on a recurring transactional basis to paying one-time license fees, the combined company's recurring revenues and gross margins for future quarters will decrease. Factors that will affect the combined company's revenues and operating results include the following:

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  variability in demand from the combined company's existing customers;
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  the lengthy and variable sales cycle of many products;
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  consumer dissatisfaction with, or problems caused by, the performance of the combined company's products;
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  the relatively large size of orders for the combined company's products and our inability to compensate for unanticipated revenue shortfalls;
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  the timing of new product announcements and introductions in comparison with the combined company's competitors;
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  the level of the combined company's operating expenses;
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  changes in competitive conditions in the consumer credit, financial services and insurance industries;
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  fluctuations in domestic and international economic conditions;
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  the combined company's ability to complete large installations on schedule and within budget;
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  acquisition-related expenses and charges; and
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  timing of orders for and deliveries of software systems.

The combined company will derive a substantial portion of our revenues from a small number of products and services, and our revenue will decline if the market does not continue to accept these products and services.

        HNC's Falcon Fraud Manager, Decision Manager for Medical Bill Review and Outsourced Bill Review products and services, and Fair, Isaac's revenues generated from agreements with TransUnion, Equifax and Experian, in the aggregate accounted for approximately 35% of the combined company's pro forma revenues in fiscal year 2001. We expect that some or all of these products and services will continue to account for a substantial portion of the combined company's total revenues for the foreseeable future. Our revenue will decline if the market does not continue to accept these products and services. Factors that might affect the market acceptance of these products and services include the following:

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  changes in the business analytics industry;
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  technological change;
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  our inability to obtain or use state fee schedule or claims data in our insurance products;
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  saturation of market demand;
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  loss of key customers;
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  industry consolidation;

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  factors that reduce the effectiveness of or need for fraud detection capabilities; and
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  reduction of the use of credit and other payment cards as payment methods.

The combined company will continue to depend upon major contracts with credit bureaus, and our future revenue could decline if the terms of these relationships change.

        The combined company will continue to derive a substantial portion of our revenues from contracts with the three major credit bureaus. These contracts, which normally have a term of five years or less, accounted for approximately 22% of the combined company's pro forma revenues in fiscal 2001. If the combined company is unable to renew any of these contracts on the same or similar terms, our revenues and results of operations would be harmed.

The combined company's revenue growth could decline if any major customer cancels, reduces or delays a purchase of our products.

        Most of the combined company's customers are relatively large enterprises, such as banks, insurance companies and telecommunications carriers. The combined company's future success will depend upon the timing and size of future licenses, if any, from these customers and new customers. Many of the combined company's customers and potential customers are significantly larger than we are and may have sufficient bargaining power to demand reduced prices and favorable nonstandard terms. The loss of any major customer, or the delay of significant revenue from these customers, could reduce or delay our recognition of revenue.

The combined company's ability to increase our revenues will depend to some extent upon introducing new products and services, and if the marketplace does not accept these new products and services, the combined company's revenues may decline.

        The combined company will have a significant share of the available market in Fair, Isaac's Scoring segment and for certain services in the Strategy Machine™ segment (specifically, account management services at credit card processors), and in the market for credit card fraud detection software through HNC's Falcon products. To increase the combined company's revenues, we must enhance and improve existing products and continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance. We believe much of the combined company's future growth prospects will rest on our ability to continue to expand into newer markets for our products and services, such as direct marketing, insurance, small business lending, retail, telecommunications, personal credit management, the design of business strategies using Strategy Science technology and internet services. These areas are relatively new to our product development and sales and marketing personnel, and completely new to some personnel integrated as a result of the merger. Products that the combined company plans to market in the future, including products using HNC's Critical Action Platform, are in various stages of development. We cannot assure you that the marketplace will accept these products. If the combined company's current or potential customers are not willing to switch to or adopt our new products and services, our revenues will decrease.

Defects, failures and delays associated with the combined company's introduction of new products could seriously harm our business.

        Significant undetected errors or delays in new products or new versions of a product, especially in the area of customer relationship management, may affect market acceptance of the combined company's products and could harm our business, results of operations or financial position. If the combined company were to experience delays in commercializing and introducing new or enhanced products, if customers were to experience significant problems with implementing and installing products, or if customers were dissatisfied with product functionality or performance, our business, results of operations or financial position could be harmed. In the past, HNC has experienced delays while developing and introducing new products and product enhancements, primarily due to difficulties developing models, acquiring data and adapting to particular operating environments. Errors or defects in the combined company's products that are significant, or are perceived to be significant, could result in the rejection of our products, damage to our reputation, lost revenues, diverted development resources, potential product liability claims and increased service and support costs and warranty claims.

If the combined company fails to keep up with rapidly changing technologies, our products could become less competitive or obsolete.

        In our markets, technology changes rapidly, and there are continuous improvements in computer hardware, network operating systems, programming tools, programming languages, operating systems, database technology and the use of the internet. If the combined company fails to enhance our current products and develop new products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. For example, the rapid growth of the internet environment creates new opportunities, risks and uncertainties for businesses, such as ours, which develop software that must also be designed to operate in internet, intranet and other online environments. Our future success will depend, in part, upon our ability to:

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  internally develop new and competitive technologies;
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  use leading third-party technologies effectively;
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  continue to develop our technical expertise;
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  anticipate and effectively respond to changing customer needs;
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  initiate new product introductions in a way that minimizes the impact of customers delaying purchases of existing products in anticipation of new product releases; and
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  influence and respond to emerging industry standards and other technological changes.

New product introductions and pricing strategies by the combined company's competitors could decrease our product sales and market share, or could result in pressure to reduce our product prices in a manner that reduces the combined company's margins.

        The combined company may not be able to compete successfully against our competitors and this could impair our ability to sell our products. The market for business analytics is new, rapidly evolving and highly competitive, and the combined company expects competition in this market to persist and intensify. Our competitors vary in size and in the scope of the products and services they offer, and include:

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  credit bureaus;
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  computer service providers;
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  regional risk management, marketing, systems integration and data warehousing competitors;
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  application software companies, including enterprise software vendors;
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  management information system departments of customers and potential customers, including financial institutions, insurance companies and telecommunications carriers;
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  third-party professional services and consulting organizations;
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  internet companies;
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  hardware suppliers that bundle or develop complementary software;
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  network and telecommunications switch manufacturers, and service providers that seek to enhance their value-added services;
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  neural network tool suppliers; and
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  managed care organizations.

        The combined company expects to experience additional competition from other established and emerging companies, as well as from other technologies. For example, HNC's Falcon Fraud Manager and Falcon Fraud Manager for Merchants products compete against other methods of preventing credit card fraud, such as credit card activation programs, credit cards that contain the cardholder's photograph, smart cards and other card authorization techniques. Many of the combined company's anticipated competitors have greater financial, technical, marketing, professional services and other resources than will the combined company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources than the combined company to develop, promote and sell their products. Many of these companies have extensive customer relationships, including relationships with many of HNC's and Fair, Isaac's current and the combined company's potential customers. Furthermore, new competitors or alliances among competitors may emerge and rapidly gain significant market share. If the combined company is unable to respond as quickly or effectively to changes in customer requirements as our competition, our ability to grow our business and sell our products will be negatively affected.

        Our competitors may sell products competitive to ours at lower prices individually or as part of integrated suites of several related products. This may cause our customers to purchase products of our competitors that directly compete with our products in order to acquire other products of the competitor. Price reductions could negatively impact the combined company's margins and results of operations, and could also harm our ability to obtain new long-term contracts and renewals of existing long-term contracts on favorable terms.

Any failure by the combined company to recruit and retain additional qualified personnel could hinder our ability to successfully manage our business.

        The combined company's future success will likely depend in large part on our ability to attract and retain experienced sales, research and development, marketing, technical support and management personnel. The complexity of our products requires highly trained customer service and technical support personnel to assist customers with installation and deployment of our products. The labor market for these persons is very competitive due to the limited number of people available with the necessary technical skills and understanding. HNC and Fair, Isaac have each experienced difficulty in recruiting qualified personnel, especially technical and sales personnel and the combined company may need additional staff to support new customers and/or increased customer needs. The combined company may also recruit and employ skilled technical professionals from other countries to work in the United States. Limitations imposed by federal immigration laws and the availability of visas could hinder the combined company's ability to attract necessary qualified personnel and harm the combined company's business and future operating results. There is a risk that even if the combined company invests significant resources in attempting to attract, train and retain qualified personnel, we will not succeed in our efforts, and our business could be harmed.

The combined company will continue to rely upon proprietary technology rights, and if we are unable to protect them, our business could be harmed.

        The success of the combined company will depend, in part, upon our proprietary technology and other intellectual property rights. To date, Fair, Isaac and HNC have relied primarily on a combination of copyright, patent, trade secret, and trademark laws, and nondisclosure and other contractual restrictions on copying and distribution to protect our proprietary technology. Because the protection of our proprietary technology is limited, it could be used by others without our consent. In addition, patents may not be issued with respect to the combined company's pending or future patent applications, and our patents may not be upheld as valid or may not prevent the development of competitive products. Any disclosure, loss, invalidity of, or failure to protect, our intellectual property could negatively impact our competitive position, and ultimately, our business. We cannot assure you that the combined company's means of protecting our intellectual property rights in the United States or abroad will be adequate or that others, including our competitors, will not use our proprietary technology without our consent. Furthermore, litigation may be necessary to enforce the combined company's intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could harm our business, operating results and financial condition.

        In addition, HNC has developed technologies under research projects conducted under agreements with various United States government agencies or subcontractors. Although HNC acquired commercial rights to these technologies, the United States government typically retains ownership of intellectual property rights and licenses in the technologies developed by HNC under these contracts, and in some cases can terminate our rights in these technologies if the combined company fails to commercialize them on a timely basis. Under these contracts with the United States government, the results of research may be made public by the government, which could limit the combined company's competitive advantage with respect to future products based on our research.

The combined company may be subject to possible infringement claims that could harm our business.

        With recent developments in the law that permit patenting of business methods, we expect that products in the industry segments in which the combined company will compete, including software products, will increasingly be subject to claims of patent infringement as the number of products and competitors in our industry segments grow and the functionality of products overlaps. The combined company will have to defend claims made against either Fair, Isaac's or HNC's products, and such claims may require us to:

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  incur significant defense costs or substantial damages;
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  cease the use or sale of infringing products;
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  expend significant resources to develop or license a substitute non-infringing technology;
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  discontinue the use of some technology; or
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  obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all. A license, if obtained, might require that we pay substantial royalties or license fees that would reduce our margins.

Security is important to the combined company's business, and breaches of security, or the perception that e-commerce is not secure could harm our business.

        Internet-based, business-to-business electronic commerce requires the secure transmission of confidential information over public networks. Several of the combined company's products are accessed through the internet, including our new consumer services accessible through the www.myfico.com website. Consumers using the internet to access their personal information will demand the secure transmission of such data. Security breaches in connection with the delivery of the combined company's products and services, including our netsourced products and consumer services, or well-publicized security breaches affecting the internet in general, could significantly harm the combined company's business, operating results and financial condition. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not compromise or breach the technology the combined company will use to protect content and transactions on the networks on which the netsourced products, consumer services and the proprietary information in our databases are accessed or made available.

The combined company may incur risks related to acquisitions or significant investment in businesses.

        Both of Fair, Isaac and HNC have made in the past, and the combined company may make in the future, acquisitions of, or significant investments in, businesses that offer complementary products, services and technologies. Fair, Isaac made one acquisition in 2001 and HNC acquired four businesses and product lines in 2001 and three to date in 2002. Any acquisitions or investments will be accompanied by the risks commonly encountered in acquisitions of businesses. Such risks include:

  •
  the possibility that the combined company will pay more than the acquired companies or assets are worth;

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  the difficulty of assimilating the operations and personnel of the acquired businesses;

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  the potential product liability associated with the sale of the acquired companies' products;

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  the potential disruption of our ongoing business;

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  the potential dilution of the combined company's existing stockholders and earnings per share;

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  unanticipated liabilities, legal risks and costs;

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  the distraction of management from our ongoing business; and

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  the impairment of relationships with employees and clients as a result of any integration of new management personnel.

        These factors could harm the combined company's business, results of operations or financial position, particularly in the event of a significant acquisition.

The combined company may not be able to sustain the revenue growth rates previously experienced by HNC and Fair, Isaac individually.

        We cannot assure you that the combined company will experience the same rate of revenue growth as HNC and Fair, Isaac have experienced individually because of the difficulty of maintaining high percentage increases as the base of revenue increases. If the combined company's revenue does not increase at or above the rate analysts expect, the trading price for the combined company's common stock may decline.

If the combined company's products do not comply with government regulations that apply to the combined company or to our customers, we could be exposed to liability or our products could become obsolete.

        Legislation and governmental regulation inform how our business is conducted. Both our core businesses and Fair, Isaac's newer consumer initiatives are affected by regulation. Significant regulatory areas include:

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  federal and state regulation of consumer report data and consumer reporting agencies, such as the Fair Credit Reporting Act, or FCRA;

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  regulation designed to insure that lending practices are fair and non-discriminatory, such as the Equal Credit Opportunity Act;

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  privacy law, such as provisions of the Financial Services Modernization Act of 1999;

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  regulations governing the extension of credit to consumers and by Regulation E under the Electronic Fund Transfers Act, as well as non-governmental VISA and MasterCard electronic payment standards;

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  Fannie Mae and Freddie Mac regulations, among others, for conforming loans, for our mortgage services products;

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  insurance regulations related to our insurance products; and

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  consumer protection laws, such as federal and state statutes governing the use of the internet and telemarketing.

        In connection with the combined company's core activities, these statutes will continue, to some degree, to directly govern our operations. For example, the Financial Services Modernization Act of 1999 restricts our use and transmittal of nonpublic personal information, grants consumers opt out rights, requires us to make disclosures to consumers about our collection and use of personal information and governs when and how we may deliver credit score explanation services to consumers. Many foreign jurisdictions relevant to the combined company's business will also regulate our operations. For example, the European Union's Privacy Directive creates minimum standards for the protection of personal data. In addition, some EU member states have enacted protections which go beyond the requirements of the Privacy Directive. The combined company will be subject to the risk of possible regulatory enforcement actions if it fails to comply with any of the statutes governing its operations.

        Additionally, governmental regulation influences our current and prospective clients' activities, as well as their expectations and needs in relation to our products and services. For example, the combined company's clients include credit bureaus, credit card processors, telecommunications companies, state and federally chartered banks, savings and loan associations, credit unions, consumer finance companies, insurance companies and other consumer lenders, all of which are subject to extensive and complex federal and state regulations, and often international regulations. Moreover, industries of the combined company's future clients may also be subject to extensive regulations. The combined company must appropriately design products and services to function in regulated industries or risk liability to our customers for our products' non-compliance.

        Finally, existing regulation and legislation is subject to change or more restrictive interpretation by enforcement agencies, and new restrictive legislation might pass. For example, new legislation might restrict the sharing of information by affiliated entities, mandate providing credit scores to consumers, or narrow the permitted uses of consumer report data. Currently, the permitted uses of consumer report data in connection with customer acquisition efforts are governed primarily by the FCRA, whose federal preemption provisions effectively expire in 2004. Unless extended, this expiration could lead to greater state regulation, increasing the cost of customer acquisition activity. State regulation could cause financial institutions to pursue new strategies, reducing the demand for the combined company's products. In addition, in many states, including California, there have been periodic legislative efforts to reform workers' compensation laws in order to reduce workers' compensation insurance costs and to curb abuses of the workers' compensation system. Simplifying state workers' compensation laws, regulations or fee schedules could diminish the need for, and the benefits provided by, Decision Manager for Medical Bill Review products and Outsourced Bill Review services now offered by HNC. Any changes to existing regulation or legislation, new regulation or legislation, or more restrictive interpretation of existing regulation could harm the combined company's business, results of operations and financial condition.

Failure to obtain data from the combined company's clients to update and re-develop or to create new models could harm our business.

        To develop, install and support the combined company's products, including consumer credit, financial services, predictive modeling, decision analysis, intelligence management, credit card fraud control and profitability management, loan underwriting and insurance products, we will require periodic updates of our statistical models. The combined company must develop or obtain a reliable source of sufficient amounts of current and statistically relevant data to analyze transactions and update our models. In most cases, these data must be periodically updated and refreshed to enable the combined company's products to continue to work effectively in a changing environment. We do not own or control much of the data that we require, most of which are collected privately and maintained in proprietary databases. Generally, our customers agree to provide us the data we require to analyze transactions, report results and build new predictive models. If we fail to maintain good relationships with our customers, or if they decline to provide such data due to legal privacy concerns or a lack of permission from their own customers, we could lose access to required data and our products might become less effective. In addition, HNC's Decision Manager for Medical Bill Review products use data from state workers' compensation fee schedules adopted by state regulatory agencies. Third parties have previously asserted copyright interests in this data. These assertions, if successful, could prevent the combined company from using the data. Any interruption of our supply of data could seriously harm the combined company's business, financial condition or results of operations.

The combined company's operations outside the United States subject us to unique risks that may harm our results of operations.

        A growing portion of our revenues is derived from international sales. During fiscal 2001, approximately 18% of the combined company's pro forma revenues were derived from business outside the United States. As part of the combined company's growth strategy, we plan to continue to pursue opportunities outside the United States. Accordingly, our future operating results could be negatively affected by a variety of factors arising out of international commerce, some of which are beyond our control. These factors include:

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  the general economic and political conditions in countries where the combined company will sell our products and services;

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  incongruent tax structures;

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  difficulty in staffing the combined company's operations in various countries;

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  the effects of a variety of foreign laws and regulations;

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  import and export licensing requirements;

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  longer payment cycles;

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  potentially reduced protection for intellectual property rights;

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  currency fluctuations;

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  changes in tariffs and other trade barriers; and

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  difficulties and delays in translating products and related documentation into foreign languages.

        We cannot assure you that the combined company will be able to successfully address each of these challenges in the near term.

        Additionally, some of the combined company's business will be conducted in currencies other than the U.S. dollar. Foreign currency transaction gains and losses are not currently material to the combined company's financial position, results of operations or cash flows. An increase in the combined company's foreign revenues could subject us to increased foreign currency transaction risks in the future.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        Statements contained in this joint proxy statement/prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In addition, certain statements in Fair, Isaac's and HNC's future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by Fair, Isaac or HNC or with our approval that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenue, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans and objectives by our respective managements or boards of directors, including those relating to the proposed merger, products or services; (iii) statements of future economic performance of both HNC and Fair, Isaac, either separately or combined; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

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  the possibility that the anticipated benefits from the merger cannot be fully realized;

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  the possibility that costs or difficulties related to the integration of our businesses will be greater than expected;

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  the impact of competition on revenues and margins;

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  the introduction of new technologies and trends in the markets for business analytics;

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  the ability of the combined company to develop and successfully market new products;

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  the factors discussed in the section entitled "Risk Factors" beginning on page 17; and

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  other risk factors as may be detailed from time to time in Fair, Isaac's and HNC's public announcements and filings with the Securities and Exchange Commission.

        Forward-looking statements speak only as of the date on which statements are made, and neither Fair, Isaac nor HNC undertakes any obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which such statement is made.

THE MERGER

General

        Fair, Isaac's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Fair, Isaac common stock for use at the Fair, Isaac meeting. HNC's board of directors is also using this joint proxy statement/prospectus to solicit proxies from the holders of HNC common stock for use at the HNC meeting.

  Fair, Isaac Proposal

        At the Fair, Isaac meeting, holders of Fair, Isaac common stock will be asked to vote upon approval of the proposed issuance of Fair, Isaac common stock in connection with the merger.

  HNC Proposal

        At the HNC meeting, holders of HNC common stock will be asked to vote upon approval and adoption of the merger agreement and approval of the merger.

Background of the Merger

        Fair, Isaac and HNC have been familiar with each other's businesses for many years, as they have provided customers in the financial services sector with solutions that assist these companies in different decision-making processes. In the fall of 1997, executive officers of HNC and Fair, Isaac briefly discussed the possibility of a business combination between the companies, but Fair, Isaac determined that it was not interested in pursuing such a transaction at that time and the discussions terminated with no further action being taken.

        In October 2001, John Mutch, HNC's Chief Executive Officer and President, and Thomas Grudnowski, Fair, Isaac's Chief Executive Officer, met under social circumstances at the invitation of Stephens Inc., an investment banking firm. Messrs. Grudnowski and Mutch discussed aspects of Fair, Isaac's and HNC's businesses, including similarities in the companies' strategic visions, but had no discussions regarding a potential business combination between the companies at that time. Following this meeting, Mr. Grudnowski and representatives of Stephens, on behalf of Fair, Isaac, attempted several times in late 2001 and in January 2002 to arrange a second meeting between Messrs. Grudnowski and Mutch for the purpose of exploring a strategic transaction between the two companies, but no meeting was held at that time.

        At a regular meeting of Fair, Isaac's board held on November 16, 2001, Mr. Grudnowski described to the board his meeting with Mr. Mutch. Fair, Isaac's board briefly discussed the strategic benefits of a potential transaction between Fair, Isaac and HNC.

        In November 2001, Alex Hart, a member of HNC's board of directors, received a telephone call from the Chief Executive Officer of Company A, a New York Stock Exchange-listed company. Company A's Chief Executive Officer was a prior acquaintance of Mr. Hart's and expressed interest in meeting with Mr. Mutch to discuss strategic business opportunities between Company A and HNC, potentially including a business combination. Mr. Hart mentioned this conversation to Mr. Mutch, who later called the Chief Executive Officer of Company A and engaged in a general discussion of potential strategic business opportunities for Company A and HNC and the possibility of a later meeting.

        At a regular meeting of HNC's board held on December 6, 2001, the board briefly discussed Mr. Mutch's meeting with Mr. Grudnowski and Messrs. Hart's and Mutch's calls with the Chief Executive Officer of Company A and agreed that these communications should be considered further at a previously scheduled regular HNC board meeting to be held on February 1 and 2, 2002.

        On January 15, 2002, representatives of Stephens, as part of a meeting to discuss a variety of topics with Summit Partners, an investment firm, met with Thomas Farb, an HNC director associated with Summit Partners. Mr. Farb and the Stephens representatives briefly discussed Stephens' introduction of Messrs. Grudnowski and Mutch, the relative strengths of Fair, Isaac and HNC, the industries served by the two companies and Stephens' views on the merits of a potential business combination between the two companies.

        At a regularly scheduled HNC board meeting on February 1 and 2, 2002, HNC's board met with members of HNC's senior management team, including Mr. Mutch, Kenneth J. Saunders, HNC's Chief Financial Officer, and Mary Burnside, HNC's Chief Operating Officer. The members of HNC's management reported on management's analysis of HNC's 2001 performance and management's expectations for fiscal 2002, and discussed with the board current business conditions in HNC's markets. At this meeting, HNC's board and management also discussed the status of HNC's current operating strategy and potential alternative future strategic directions for HNC, which included continuing HNC's past business model of operating independently and making selective strategic acquisitions, consummating a large, transformational acquisition of another business, adjusting the company's strategy or pursuing a potential business combination.

        Following these discussions, HNC's board determined that, although HNC's independent growth strategy continued to be viable, the current economic environment increased the risks associated with this strategy. Accordingly, the board concluded that HNC should explore the possibility of a strategic business combination with a company possessing complementary strengths and products. The board appointed directors Hart and David Chen to a new Finance Committee of the board to work with Mr. Mutch to investigate the viability of a potential business combination. The board also authorized the Finance Committee to take steps to engage an appropriate investment banking firm to serve as HNC's financial advisor in these efforts, subject to board approval. To avoid potential disruption of HNC's management team that might arise from exploration of a possible business combination, the board also directed the members of its Compensation Committee to propose appropriate employment terms designed to create incentives for certain key executive officers of HNC to continue their employment with HNC during the pendency of business combination discussions and for certain time periods following completion of a business combination.

        At this same meeting, HNC's board also continued its prior consideration of adoption of a stockholder rights plan. HNC had previously engaged Goldman, Sachs & Co. to assist the board in evaluating the advisability of a stockholder rights plan and, at its October 19, 2001 meeting, the board had reviewed a proposed stockholder rights agreement with advice from Goldman, Sachs and HNC's legal counsel, Fenwick & West LLP. At its February 1 and 2 meeting, the board directed HNC's management to continue to work with Fenwick & West and Goldman Sachs as necessary to enable the board to be in a position to consider adoption of a stockholder rights plan in the near future. Following this meeting, members of HNC's board of directors held discussions with Fenwick & West LLP about the role of the board of directors in considering a potential business combination, and the process and potential legal considerations that would likely be involved.

        On February 5, 2002, Messrs. Mutch and Hart met with representatives of Credit Suisse First Boston to discuss Credit Suisse First Boston's qualifications to act as HNC's financial advisor in connection with its exploration of a potential business combination. At the meeting, Credit Suisse First Boston's representatives also discussed potential business combination partners, including Fair, Isaac and Company A, and a process for evaluating them. Credit Suisse First Boston was, with the approval of HNC's board, subsequently engaged as HNC's financial advisor in connection with a potential business combination.

        At a regularly scheduled Fair, Isaac board meeting held on February 5, 2002, Mr. Grudnowski reported on Fair, Isaac management's interest in exploring the possibility of a business combination with HNC, noting in particular that the two companies had a large number of common customers and complementary product offerings. The Fair, Isaac board authorized management to investigate a possible transaction with HNC. Subsequently, Fair, Isaac engaged both Stephens Inc. and Salomon Smith Barney Inc. to act as Fair, Isaac's financial advisors in connection with its discussions with HNC.

        During the remainder of February 2002, HNC's Finance Committee members held periodic discussions among themselves and with Credit Suisse First Boston to coordinate their discussions with Fair, Isaac, Company A and other parties, and their efforts to identify and contact potentially synergistic business combination partners. In addition, the Compensation Committee of HNC's board began work on establishing the framework of an incentive plan for HNC's key executive officers as previously directed by the board, and in connection with this effort Messrs. Hart and Chen spoke in general terms with HNC's financial advisor regarding compensation and retention arrangements for executives in certain business combination transactions.

        On February 20, 2002, Mr. Grudnowski contacted Mr. Mutch and indicated Fair, Isaac's interest in discussing a business combination with HNC. Messrs. Grudnowski and Mutch agreed to meet to review their respective businesses and analyze potential business synergies that might be realized in a combination.

        On February 22, 2002, HNC's directors met informally to discuss the status of the efforts of the Finance Committee and the Compensation Committee and the possibility of future contacts and discussions with Fair, Isaac, Company A and other parties.

        On February 26, 2002, HNC's board held a special meeting to continue its consideration of the adoption of a stockholder rights plan and received presentations on this subject from representatives of Fenwick & West and Goldman, Sachs. At this meeting, HNC's board adopted a stockholder rights plan and on March 6, 2002 HNC executed a rights agreement to implement its stockholder rights plan and issued a press release announcing HNC's adoption of the rights plan.

        On February 27, 2002, HNC's Compensation Committee, consisting of directors Hart, Ed Chandler and Louis Simpson, met to consider HNC's annual compensation review for its executive officers, and to approve compensation changes and new stock option grants to those officers in connection with this review. At that meeting, the Compensation Committee also discussed the retention and incentive arrangements it was developing at the direction of HNC's board.

        On March 3, 2002, Mr. Mutch, together with representatives of HNC's financial advisor, met with Mr. Grudnowski of Fair, Isaac and a representative of Stephens to discuss the possibility of a business combination involving the two companies. At the conclusion of the meeting, it was agreed that it would be appropriate for HNC and Fair, Isaac to meet further to discuss their businesses in greater detail. Prior to this meeting, Fair, Isaac and HNC executed a mutual nondisclosure agreement.

        Mr. Grudnowski reported on these discussions at a Fair, Isaac board meeting held on March 5, 2002. Representatives of Pillsbury Winthrop and Stephens, Fair, Isaac's respective legal and financial advisors, also attended the meeting. At the meeting, Fair, Isaac's management and representatives of Stephens reviewed HNC's operations, products, financial results, customers and business strategy. Mr. Grudnowski provided an overview of the types of synergies Fair, Isaac's management believed the potential transaction might yield, and outlined the additional information that would be required to evaluate such synergies. The Fair, Isaac board authorized Mr. Grudnowski to continue discussions with HNC, proceed with due diligence and assess the terms under which HNC might merge with Fair, Isaac.

        On March 5, 2002, HNC's board of directors met to discuss the status of HNC's efforts to explore business combination opportunities and Mr. Mutch reported on his March 3 meeting with Mr. Grudnowski. At the meeting, the board directed the Finance Committee to request HNC's financial advisor to explore business combination opportunities with selected parties in addition to Fair, Isaac to enable the board to better assess HNC's alternatives. The outside directors (with Mr. Mutch not in attendance) also separately further discussed the advisability of providing new employment terms for Mr. Mutch and other selected key officers in light of HNC's pending evaluation of a possible business combination.

        On March 7, 2002, Messrs. Hart, Chen and Simpson had discussions with representatives of HNC's financial advisor regarding several possible acquisition partners, including not only Fair, Isaac and Company A, but also Company B, a New York Stock Exchange-listed company, and several other companies. Members of the Finance Committee and HNC's financial advisor were instructed to contact these other companies to determine, at a preliminary level, their interest in a potential business combination transaction with HNC. However, other than Company B, none of these other parties indicated interest in pursuing discussions with HNC.

        Following its March 3, 2002 meeting with Fair, Isaac, HNC indicated to Fair, Isaac that it was unwilling to proceed with detailed due diligence without a general understanding concerning the terms under which Fair, Isaac would be willing to merge with HNC. The financial advisors to Fair, Isaac and HNC and Messrs. Grudnowski and Mutch then engaged in a series of discussions through March 29, 2002, primarily focused on potential cost synergies associated with the business combination, the valuation of HNC and HNC's representation on the board of the combined company.

        On March 15, 2002, the Fair, Isaac board convened a meeting to further consider a possible business combination with HNC. Mr. Grudnowski and a representative of Stephens updated the board concerning the status of discussions with HNC. There was also discussion concerning the potential benefits and risks of a potential business combination with HNC. Stephens presented a preliminary financial analysis of the transaction, including potential cost savings, and management described its plans for its due diligence investigation of HNC. A representative of Pillsbury Winthrop LLP, legal counsel to Fair, Isaac, described future board processes in connection with the board of directors' consideration of the business combination and various legal and regulatory issues that would arise in the course of a transaction with HNC. The Fair, Isaac board authorized Mr. Grudnowski and the other members of Fair, Isaac's management to continue their discussions with HNC regarding the business combination.

        On March 15, 2002, Mr. Mutch telephoned an officer of Company B to assess Company B's interest in a prospective business combination with HNC. Company B's representative indicated interest and requested an opportunity to meet with HNC to obtain due diligence information. In addition, between March 15 and March 21, 2002, the Chief Executive Officer of Company A spoke several times with Messrs. Mutch and Hart to express Company A's interest in pursuing acquisition discussions with HNC and to discuss further steps needed to accomplish such a transaction. Following these conversations, HNC executed a mutual nondisclosure agreement with Company A.

        An informal telephone meeting of certain HNC board members took place on March 19, 2002, to discuss HNC's first quarter results, the progress of business combination discussions with Fair, Isaac, Company A and Company B and the status of efforts to contact other potential acquisition partners. After Mr. Mutch left the meeting, the participants in this conference also engaged in a discussion regarding the Compensation Committee's efforts to develop new employment terms for certain key officers and a cash retention plan for other selected key HNC employees.

        On March 21, 2002, Mr. Grudnowski, Larry Rosenberger, Vice President, Analytics, Research and Development of Fair, Isaac, Mark Pautsch, Vice President and Chief Information Officer of Fair, Isaac and Greg Thompson, Vice President, Strategic Investments of Fair, Isaac, together with a representative of Stephens, met with Mr. Mutch, Mr. Saunders, HNC's Chief Financial Officer, Michael Chiappetta, HNC's Executive Vice President, Analytics, and Joseph Sirosh, HNC's Vice President, Advanced Technology Solutions, to discuss the potential strategic synergies of a business combination of Fair, Isaac and HNC and the business integration of the combined company.

        On March 27, 2002, the board of Fair, Isaac convened a meeting to further consider the business combination with HNC. Representatives of Pillsbury Winthrop and Stephens, Fair, Isaac's respective legal and financial advisors, also attended the meeting. Mr. Grudnowski described the March 21 meeting with HNC's management and, on the basis of information provided by HNC at that meeting, Fair, Isaac's management's analysis of potential revenue and cost synergies that could result from a combination with HNC and the challenges of integrating the products and operations of the two companies. Mr. Grudnowski and a representative of Stephens then described the status of discussions concerning the financial and other business terms of a transaction. Management and the directors also discussed the potential risks and benefits of a transaction and the status of Fair, Isaac's due diligence investigation of HNC. The Fair, Isaac board authorized management to continue discussions with HNC.

        HNC's board of directors held a regular meeting by telephone conference call on March 28, 2002, which was also attended by representatives of HNC's legal and financial advisors. At that meeting, the board approved the principal terms of proposed employment arrangements for certain key officers and delegated to HNC's Compensation Committee the duty to negotiate, finalize and approve these agreements. Mr. Hart reported on the Compensation Committee's progress in defining terms of a proposed retention plan for other HNC employees. HNC's board then reviewed HNC's expected financial performance for its first fiscal quarter and discussed with HNC's management and financial advisor business, financial and stock market information relating to HNC and Fair, Isaac. The board also discussed the potential financial terms, and the possible merits and risks of, a proposed combination with Fair, Isaac, as well as business synergies between the two companies. Following this meeting, HNC's board concluded that HNC should continue to explore its discussions with Fair, Isaac, Company A, Company B and potentially other parties, although ultimately no other parties expressed interest.

        On March 29, 2002, Fair, Isaac tentatively proposed an exchange ratio, based on then-current market prices and subject to completion of a due diligence review and negotiation of a merger agreement. HNC agreed on the basis of the proposed exchange ratio that it would be appropriate for the parties to initiate detailed due diligence investigations of each other and to proceed with negotiation of the merger agreement.

        Beginning on April 3, 2002, representatives of Fair, Isaac and its legal and financial advisors began conducting a detailed due diligence investigation of HNC. In addition, on April 6, 2002, Fair Isaac's counsel, Pillsbury Winthrop, sent to HNC's counsel, Fenwick & West, a first draft of a proposed merger agreement between HNC and Fair, Isaac based on the prior discussions of the parties.

        On April 5, 2002, representatives of Company B met with Mr. Mutch, Mr. Saunders and Ms. Burnside of HNC to learn more about HNC's business model in order to enable Company B to assess the level of its interest in pursuing acquisition discussions with HNC. Prior to this meeting, HNC and Company B executed a mutual nondisclosure agreement. Following this meeting, Mr. Mutch contacted Company B to learn its reaction to the April 5 meeting and to determine whether Company B desired to continue talks with HNC. However, following the April 5 meeting, HNC received no further meaningful indications of interest from Company B.

        On April 8, Messrs. Hart and Chen of HNC's Finance Committee discussed with HNC's legal and financial advisors the process undertaken to explore business combination opportunities and the current status of discussions with Fair, Isaac, Company A and Company B. Messrs. Hart and Chen also discussed potential terms and conditions of the acquisition agreement proposed by Fair, Isaac.

        HNC's outside directors held a special meeting on April 9, 2002. At the meeting, Messrs. Hart and Chen updated the board on the status of recent discussions with Fair, Isaac, Company A and Company B, diligence conducted by HNC on these parties and the prospects for discussions with other viable acquisition partners. The board also discussed anticipated transaction terms and proposed responses, and the board and Fenwick & West reviewed the significant terms and conditions of the merger agreement proposed by Fair, Isaac. The Finance Committee noted the desirability of getting Company A and any other prospective partners to accelerate their discussions to enable HNC's board to obtain a better comparative view of any acquisition proposals that might result from such talks, and indicated that talks with Company A were planned for the following week. The Committee also advised the board of its belief that Fair, Isaac might withdraw from negotiations if HNC did not satisfy Fair, Isaac's desire to conclude the due diligence process and reach an agreement promptly. Also on April 9, 2002, representatives of HNC and Company A met to conduct mutual due diligence, and Mr. Mutch had a conversation with the Chief Executive Officer of Company A, who indicated that an acquisition proposal from Company A was imminent.

        On April 12, 2002, Fenwick & West sent its comments on Fair, Isaac's proposed merger agreement to Fair, Isaac's counsel. On April 16, 2002, Messrs. Hart and Chen met with Mr. Grudnowski to conduct a diligence review on Fair, Isaac's business and prospects and Fair, Isaac's view of how it would operate the combined businesses of Fair, Isaac and HNC following the proposed merger. During this same mid-April period, Fenwick & West conducted legal due diligence on Fair, Isaac for several days and Fenwick & West and Pillsbury Winthrop discussed open issues in the proposed merger agreement. On April 17, Fair, Isaac's outside legal counsel, Pillsbury Winthrop, provided to HNC's legal counsel, Fenwick & West, a revised draft of the merger agreement, which reflected unresolved issues including the closing conditions, the scope of the restrictive covenants applicable to HNC pending the closing, the circumstances under which each party would be permitted to terminate the merger agreement, when Fair, Isaac would receive a termination fee and the amount of the termination fee.

        Also on April 12, 2002, the Chief Executive Officer of Company A telephoned Mr. Hart of HNC to inform him that Company A would soon propose to HNC an acquisition of HNC for cash at a specified price that exceeded the then-current value of the potential exchange ratio then under discussion with Fair, Isaac. However, Company A's Chief Executive Officer also explained that Company A's board of directors had not and would not have reviewed or approved the terms that would be proposed to HNC. HNC's board concurred that Company A's proposal should be further pursued and that it was in the best interests of HNC's stockholders that HNC receive more than one offer in order to enable the HNC board to better evaluate and compare the terms and value of competing offers. Accordingly, HNC's directors decided to delay completion of HNC's negotiations with Fair, Isaac in order to give Company A sufficient time to evaluate HNC and make a competing acquisition proposal for HNC's consideration. On April 13, Company A delivered to HNC a high-level summary of proposed terms on which Company A would consider acquiring all outstanding HNC common stock for cash. This summary proposal was subject to contingencies including the approval of the proposed transaction by Company A's board of directors. On April 14, HNC's outside legal counsel forwarded a draft merger agreement to Company A's counsel, based on Company A's April 13 term sheet. Between April 15 and April 19, representatives of Company A and its advisors conducted a due diligence investigation of HNC in San Diego, and on April 17, Company A's counsel provided HNC's outside counsel with its comments on the draft merger agreement Fenwick & West had earlier circulated.

        On April 17, 2002, HNC's board of directors held a special meeting. Representatives of HNC's legal counsel attended the meeting and discussed with the board the unresolved issues in the merger agreement proposed by Fair, Isaac and the status of negotiations with Company A's counsel. Messrs. Hart and Chen briefed the board on their April 16 diligence meeting with Mr. Grudnowski of Fair, Isaac. Mr. Mutch also reported on the results of HNC's first quarter, its financial expectations and business prospects to assist the board in evaluating whether it would be preferable for HNC to pursue or forego acquisition negotiations. The board discussed at length and evaluated the acquisition proposal HNC had received from Fair, Isaac and the indication of interest and potential terms received from Company A. The board determined that it was in HNC's best interests to continue negotiations with both Company A and Fair, Isaac in order to more fully explore HNC's alternatives and determine whether Company A's board of directors would approve an offer superior to that under discussion with Fair, Isaac.

        On April 19, 2002, the Fair, Isaac board convened a meeting to consider further the proposed business combination with HNC. Representatives of Fair, Isaac's legal and financial advisors also attended the meeting. A representative of Pillsbury Winthrop reviewed the fiduciary duties of the Fair, Isaac directors in connection with their consideration of a business combination with HNC. Fair, Isaac's management then reviewed HNC's business and operations, HNC's financial results and summary pro forma financial information giving effect to the proposed merger. Management also presented its estimates of potential cost synergies, the manner in which the cost synergies might be achieved and the status of integration planning. Management also reported as to the status of its business and legal due diligence investigation of HNC. Representatives of Stephens and Salomon Smith Barney then reviewed the strategic rationale for the merger, financial and stock market information concerning HNC and the valuation methodologies being used to analyze the financial aspects of the business combination with HNC. A representative of Pillsbury Winthrop then reviewed in detail the principal terms of the merger agreement under discussion with HNC, noting those points that remained under negotiation and the positions taken by both companies. Fair, Isaac's board authorized its management to continue negotiations of a merger agreement with HNC.

        A special meeting of HNC's board of directors was held on April 19, 2002. Representatives of HNC's legal and financial advisors attended this meeting and reported to the board on the current status of negotiations with Fair, Isaac and Company A and material terms still under negotiation. The board discussed the proposals of Fair, Isaac and Company A at length, as well as HNC's negotiation objectives. During the meeting, Mr. Mutch presented an internal assessment of ideas for increasing the standalone valuation of HNC. The assessment was premised on changes in anticipated revenues and expenses, and assumed various significant challenges would be successfully met. Mr. Mutch expressed optimism that should discussions not culminate in a transaction, HNC could continue to prosper on a standalone basis. Following this meeting, the HNC board authorized continued negotiations with both Fair, Isaac and Company A. Later on April 19, Fenwick & West sent to Company A's counsel a revised draft of the proposed merger agreement.

        On April 20, 2002, the Chief Executive Officer of Company A called Mr. Hart to reiterate Company A's interest in pursuing a transaction on a timely basis, but explained that Company A's board of directors had not yet been briefed on the specifics of Company A's proposal and would be unable to meet to consider and approve the transaction until April 23. On April 21, 2002, Messrs. Hart and Chen, HNC director Ed Chandler, and HNC's legal and financial advisors participated in a telephone conference call to discuss the status of negotiations with Fair, Isaac and Company A. After further discussion between the Finance Committee and other HNC directors, it was determined that it was in HNC's best interests to defer the transaction with Fair, Isaac pending receipt of a formal offer from Company A that had been approved by Company A's board of directors. Mesrs. Hart and Mutch then had separate calls with Mr. Grudnowski in which they explained that HNC was not certain that it wanted to proceed to finalize a definitive agreement with Fair, Isaac at that time. Upon being advised of this fact, Mr. Grudnowski informed Mr. Hart that, due to HNC's unwillingness to promptly pursue completion of a transaction, Fair, Isaac was withdrawing from negotiations with HNC.

        On April 21 and 22, 2002, Mr. Chen engaged in several telephone calls with representatives of Salomon Smith Barney, who also represented Fair, Isaac in its negotiations with HNC, in order to determine whether Fair, Isaac would be willing to continue its negotiations. Also on April 22, Mr. Grudnowski reported to the Fair, Isaac board the termination of discussions with HNC. During this period, merger negotiations between HNC and Company A and their respective legal counsel continued.

        On the morning of April 23, 2002, the Chief Executive Officer of Company A called Mr. Hart to advise him that Company A's board of directors had not authorized Company A to pursue its proposed acquisition of HNC, so that Company A's discussions with HNC would be terminated. Later in the day, HNC's board of directors held a special meeting to discuss the situation and authorized HNC's financial advisor to contact Fair, Isaac to encourage it to renew its acquisition discussions, and to indicate HNC's views with respect to the unresolved issues under the merger agreement.

        On April 23 and 24, 2002, members of HNC's Finance Committee spoke with Mr. Grudnowski to express HNC's interest in continuing its negotiations with Fair, Isaac. Beginning on April 25, 2002, discussions between HNC, Fair, Isaac and their respective advisors resumed. Negotiation of the merger agreement by Fair, Isaac and HNC and their respective counsel continued through April 28, 2002, and during that same period each party concluded its diligence review of the other.

        Late in the afternoon of April 28, 2002, HNC's board of directors met in a special meeting to review and approve the terms of the proposed merger agreement with Fair, Isaac. HNC's legal and financial advisors attended the meeting. HNC's outside legal counsel reviewed the principal terms of the merger agreement with the board, highlighting recently negotiated changes, and discussed with the board its fiduciary duties in connection with adoption of the merger agreement. Also at the meeting, Credit Suisse First Boston reviewed with the board its financial analysis of the proposed exchange ratio and rendered to the board an oral opinion, which was confirmed by delivery of a written opinion dated April 28, 2002, as to the fairness, from a financial point of view, of the exchange ratio. Following this discussion, HNC's board considered the merger agreement, determined that the merger and the merger agreement were advisable and fair to, and in the best interests of, HNC and its stockholders, and unanimously approved the terms of the merger agreement and resolved to recommend that its stockholders approve the merger. The board then authorized Mr. Mutch to execute the merger agreement on behalf of HNC.

        The Fair, Isaac board also held a special meeting on April 28, 2002, to review and vote on the proposed merger with HNC. All board members other than David Hopkins were present. Representatives of Pillsbury Winthrop, Fair, Isaac's outside legal counsel, and its financial advisors, Stephens and Salomon Smith Barney, also attended the meeting. Mr. Grudnowski updated the board on the negotiations between the companies following HNC's reengagement with Fair, Isaac during the previous week. Outside counsel reviewed again the board's fiduciary obligations in the context of the proposed merger and described the terms of the proposed merger and merger agreement, focusing on the changes from the draft reviewed by the Board at its April 19 meeting. Representatives of Stephens and Salomon Smith Barney updated the board with respect to their financial analyses of the proposed merger and reviewed HNC's announced financial results for its quarter ended March 31, 2002. Following this report, these representatives rendered separate oral opinions, on behalf of Stephens and Salomon Smith Barney, subsequently confirmed in writing, that, as of April 28, 2002, the exchange ratio was fair, from a financial point of view, to Fair, Isaac. Following further discussion, the board members present unanimously determined that the proposed merger was fair to and in the best interests of Fair, Isaac and its stockholders and approved the merger agreement and the transactions described in the merger agreement. The board resolved to recommend that its stockholders approve the issuance of Fair, Isaac common stock pursuant to the merger agreement. The Fair, Isaac board then authorized management to execute the merger agreement on behalf of Fair, Isaac.

        Following the meetings of their respective boards of directors, Fair, Isaac and HNC executed the merger agreement as of April 28, 2002.

        Early on the morning of April 29, 2002, Fair, Isaac and HNC issued a joint press release announcing the signing of the merger agreement and held a conference call to discuss the merger with interested investors and analysts.

Our Reasons for the Merger

        By combining Fair, Isaac and HNC, we will strengthen our position as a leading provider of business analytic solutions for a broad range of industries. The combination of Fair, Isaac's and HNC's respective expertise should enable the combined company to develop and offer a broader range of more powerful analytic products and services than either Fair, Isaac or HNC could on its own. The merger of our businesses under the Fair, Isaac name will bolster the brand's global leadership in business analytics and, we believe, position the combined company to deliver greater value to its customers and stockholders. In addition, the combined company will have greater financial, technological and human resources. We believe that by combining our businesses we can increase profits and stockholder returns.

        Businesses have made significant investments in tools for customer relationship management, or CRM, and are overwhelmed by data. To unlock value from this data, businesses need to apply sophisticated analytics that enable them to automate and optimize their decisions on customer acquisition, retention and growth. Business analytics is an emerging market at the intersection of consulting, data management, and software. We believe that the proposed merger will give the combined company the scale needed to meet the needs of this growing market and to take the lead in shaping and defining this business.

        Fair, Isaac and HNC share a history of providing innovative customer strategy and decision management applications and tools, and the merger is designed to fully leverage the strengths of each organization. Fair, Isaac sets the standard for its analytic solutions, and HNC is a recognized leader in high-end analytic and decision management software. Fair, Isaac and HNC plan to combine their predictive technologies and transactional expertise to deliver a broader portfolio of analytic solutions with increased functionality. Both companies individually help their customers build customer loyalty, acquire new customers, reduce losses and optimize the value of customer relationships. However, the combined company will offer a more complete set of solutions to core markets including financial services, insurance, retail, telecommunications, government and healthcare. The merged company will be positioned to respond to growing demand for analytic solutions that help businesses market more efficiently, increase customer value, reduce losses and operating expenses, and enter new markets more profitably.

        We believe that Fair, Isaac and HNC have very similar customer bases. For example, both Fair, Isaac and HNC have significant customers in the financial services industry, including many of the largest credit card issuers worldwide and companies underwriting a large portion of U.S. mortgages. The two companies' clients include many of the largest U.S. insurance carriers and a number of the largest U.S. telecommunication carriers, retailers and service providers. We believe that the combined company will benefit from substantial cross-selling opportunities and a broader and more diverse customer base.

        Additionally, the complementary nature of our businesses offers broad opportunities worldwide for the combined company. The combined company will have customers throughout the world, including an expanding presence in Latin America and Asia and a particularly strong presence in the United Kingdom. We anticipate continued growth and expansion into these and other international markets with significant opportunities to cross-sell the products of the combined company.

        We believe that the combined company can operate more efficiently than can either individual company. Specifically, we expect that the merger will reduce our combined pre-tax costs by at least $35 million within twelve months of the merger's completion, and provide an opportunity for ongoing improvement in cost savings. These savings will be realized by refocusing our research and development efforts, leveraging our sales force, consolidating our general and administrative functions, and aligning complementary product lines.

        We believe that the combined company will also benefit from significantly greater scale and improved organizational capability. The merger will allow us to bring together what we believe to be the best minds in analytics. By combining Fair, Isaac's and HNC's research and development teams, the combined company will be able to accelerate technical innovation over that which either company could achieve separately. In addition, the combined company's sales and marketing team will enable us to deepen our relationships with existing customers. The merged company will also benefit from strong leadership with a record of success in executing key strategies.

        In short, we expect that by combining our businesses we can increase our opportunities and our profitability. We believe that the merger has the potential to produce benefits to the combined company that would not be obtainable to either company on an independent basis. We expect the combined company to become a leader in the emerging market of business analytics.

Recommendation of, and Factors Considered by, the Fair, Isaac Board

        The Fair, Isaac board met on April 28, 2002 to consider and vote upon the merger and related transactions. At this meeting, after due consideration, the Fair, Isaac board, by the unanimous vote of all directors present at the meeting:

  •
  determined that the merger and other transactions contemplated by the merger agreement, including the issuance of Fair, Isaac common stock in connection with the merger, are fair to, and in the best interests of, Fair, Isaac and its stockholders;

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  approved the merger agreement and the transactions contemplated by the merger agreement; and

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  determined to recommend that the Fair, Isaac stockholders approve the issuance of Fair, Isaac common stock in connection with the merger.

        Accordingly, the Fair, Isaac board recommends that Fair, Isaac stockholders vote for approval of the proposed issuance of Fair, Isaac common stock in connection with the merger.

        In reaching these decisions and recommendations, the Fair, Isaac board considered and discussed the information provided to it at and prior to the April 28 meeting, including presentations by Fair, Isaac's management, as well as by Fair, Isaac's legal and financial advisors. Among the material information and factors considered by the Fair, Isaac board were the following:

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  all of the reasons described under "Our Reasons for the Merger" beginning on page 40;

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  the exchange ratio being used in the merger and the resulting ownership interest in the combined company by Fair, Isaac's current stockholders;

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  the analyses and presentations of Stephens and Salomon Smith Barney on the financial aspects of the merger, and their opinions, delivered April 28, 2002, that, as of that date, the exchange ratio in the merger was fair, from a financial point of view, to Fair, Isaac;

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  the corporate governance arrangements for the combined company, including the overall composition of the board of directors;

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  Fair, Isaac's knowledge of HNC's businesses;

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  information concerning Fair, Isaac's and HNC's respective businesses, financial performance and condition, operations, management, competitive position, and stock performance;

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  the potential for the combined company to leverage Fair, Isaac's and HNC's complementary products, channels, partners, technology, logistics and critical skills and expertise in transactional and predictive and decisioning technology to offer an expanded product portfolio to a combined customer base;

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  the opportunities to utilize the two companies' established and complementary customer relationships to cross-sell existing HNC products, existing Fair, Isaac products and new products as they are developed;

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  current industry, economic and market conditions;

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  our expectation that the merger will qualify as a "tax-free reorganization" for U.S. federal income tax purposes;

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  that the representations and warranties contained in the merger agreement are generally reciprocal and qualified by what would not result in a material adverse effect on either Fair, Isaac or HNC;

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  new temporary tax regulations relating to, and the expectation that the merger would not adversely affect, the federal income tax treatment of the spin-off of a former HNC subsidiary in 2000; and

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  the conditions under the merger agreement to Fair, Isaac's obligation to close the merger, including the receipt of tax opinions relating to the tax-free nature of the merger and the tax-free nature of the spin-off of a former HNC subsidiary in 2000.

        The Fair, Isaac board also considered the potential adverse consequences of other factors on the proposed merger, including:

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  the risk that the conditions to closing of the merger might not be satisfied and that the merger might not be completed;

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  risks associated with unexpected difficulties in integrating the products, operations, strategies and management of the two companies, and the fact that Fair, Isaac had not previously faced an integration challenge as substantial as the one presented by the merger;

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  the risk that the combined company will not achieve the cost synergies expected to result from the merger;

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  disappointments in the quality of the acquired assets or businesses, or material liabilities undetected in the due diligence process;

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  the risk that HNC and the combined company will not be able to retain key employees;

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  the risk of diverting management focus and corporate resources from other strategic opportunities and operational matters for an extended period of time;

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  the restrictions contained in the merger agreement on the operations of Fair, Isaac between the signing of the merger agreement and the closing of the merger;

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  the significant goodwill and other intangibles that will be added to the balance sheet of the combined company as a result of purchase accounting for the merger and the circumstances under which such goodwill might have to be amortized or deemed impaired and charged to earnings; and

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  the other risks described in this joint proxy statement/prospectus under "Risk Factors" beginning on page 17.

        This discussion of the information and factors considered by the Fair, Isaac board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Fair, Isaac board did not quantify or otherwise assign relative weights to the specific factors it considered. Individual members of the Fair, Isaac board may have given different weights to different information and different factors. The Fair, Isaac board considered this information and these factors as a whole, and overall considered the relevant information and factors to be favorable to, and in support of, its determinations and recommendations.

Opinions of Fair, Isaac's Financial Advisors

  Stephens Inc. Opinion

        Stephens Inc. was retained to act as financial advisor to Fair, Isaac in connection with the merger. Pursuant to Stephens' engagement letter with Fair, Isaac, dated March 15, 2002, Stephens rendered an oral opinion to the board of directors of Fair, Isaac on April 28, 2002, subsequently confirmed in writing, that, based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, its work described below and other factors it deemed relevant, as of that date, the exchange ratio was fair, from a financial point of view, to Fair, Isaac.

        The full text of Stephens' written opinion, dated April 28, 2002, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this document. The summary of Stephens' opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read Stephens' opinion carefully and in its entirety.

        In arriving at its opinion, Stephens reviewed the Agreement and Plan of Merger; discussed with the management of Fair, Isaac and HNC the operations of and future business prospects for Fair, Isaac and HNC and the anticipated financial consequences of the transaction; analyzed certain publicly available financial statements and reports regarding Fair, Isaac and HNC; analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning Fair, Isaac and HNC as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the transaction (referred to herein as the "expected synergies") which were prepared by the management of Fair, Isaac and HNC; reviewed the reported prices and trading activity of Fair, Isaac common stock and HNC common stock; reviewed the financial terms, to the extent publicly available, of certain comparable transactions; compared the financial performance of Fair, Isaac and HNC and the prices and trading activity of the Fair, Isaac and HNC common stock with that of certain other comparable publicly-traded companies and their securities; analyzed, on a pro forma basis, the effect of the transaction; and performed such other analyses and provided such other services as Stephens has deemed appropriate.

        In rendering its opinion, Stephens relied on the accuracy and completeness of the information and financial data provided to Stephens by Fair, Isaac and HNC, and Stephens' opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. With respect to the financial projections prepared by management of Fair, Isaac and HNC, including expected synergies, Stephens assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Fair, Isaac and HNC as to the future financial performance of Fair, Isaac and HNC. Stephens did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Fair, Isaac or HNC, nor did Stephens make any physical inspection of the properties or assets of Fair, Isaac or HNC. Stephens assumed, with the consent of the board of directors of Fair, Isaac, that the merger will qualify as a tax-free "reorganization" pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. Stephens also assumed that there is no material undisclosed tax liability of Fair, Isaac and HNC, and that none will arise as a result of the transaction.

        Stephens noted that its opinion related to the relative values of Fair, Isaac and HNC. Stephens did not express any opinion as to what the value of the Fair, Isaac common stock actually will be when issued in the merger, or the price at which the Fair, Isaac common stock will trade or otherwise be transferable subsequent to the merger. Stephens was not requested to consider, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Fair, Isaac or the effect of any other transaction in which Fair, Isaac might engage. Stephens was not requested to consider, and its opinion does not address, the non-financial terms of the agreement. Stephens' opinion necessarily was based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Stephens as of the date of its opinion.

        Stephens' advisory services and opinion were provided for the information of the board of directors of Fair, Isaac in its evaluation of the merger, and did not constitute a recommendation of the merger to Fair, Isaac or its stockholders, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the merger.

        Pursuant to Stephens' engagement letter, Fair, Isaac agreed to pay Stephens for its services rendered in connection with the merger a fee of $2.7 million upon the closing of the transaction. Fair, Isaac also agreed to reimburse Stephens for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Stephens against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

  Salomon Smith Barney Opinion

        Salomon Smith Barney was retained to act as financial advisor to Fair, Isaac in connection with the merger. Pursuant to Salomon Smith Barney's engagement letter with Fair, Isaac, dated April 1, 2002, Salomon Smith Barney rendered an oral opinion to the board of directors of Fair, Isaac on April 28, 2002, subsequently confirmed in writing, that, based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, its work described below and other factors it deemed relevant, as of that date, the exchange ratio was fair, from a financial point of view, to Fair, Isaac.

        The full text of Salomon Smith Barney's written opinion, dated April 28, 2002, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex C to this document. The summary of Salomon Smith Barney's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Stockholders are urged to read Salomon Smith Barney's opinion carefully and in its entirety.

        In arriving at its opinion, Salomon Smith Barney reviewed a draft of the agreement, dated April 25, 2002, and held discussions with senior officers, directors and other representatives and advisors of each of Fair, Isaac and HNC concerning the businesses, operations and prospects of Fair, Isaac and HNC. Salomon Smith Barney examined certain publicly available business and financial information relating to Fair, Isaac and HNC, as well as certain financial forecasts and other information and data relating to Fair, Isaac and HNC which were provided to or otherwise discussed with Salomon Smith Barney by the management of Fair, Isaac and HNC, including certain strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney reviewed the financial terms of the merger as set forth in the draft agreement in relation to, among other things:

  •
  current and historical market prices and trading volumes of Fair, Isaac common stock and HNC common stock;

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  the historical and projected earnings and other operating data of Fair, Isaac and HNC; and

  •
  the historical and projected capitalization and financial condition of Fair, Isaac and HNC.

        Salomon Smith Barney considered, to the extent publicly available, the financial terms of other similar transactions recently effected which Salomon Smith Barney considered relevant in evaluating the merger and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Fair, Isaac and HNC. Salomon Smith Barney also evaluated the pro forma financial impact of the merger on Fair, Isaac. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

        In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and further relied upon the assurances of the management of Fair, Isaac that they were not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney, Salomon Smith Barney was advised by the management of Fair, Isaac that such forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Fair, Isaac as to the future financial performance of Fair, Isaac and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney expressed no view with respect to such forecasts and other information and data or the assumptions on which they were based. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Fair, Isaac or HNC nor did Salomon Smith Barney make any physical inspection of the properties or assets of Fair, Isaac or HNC. Representatives of Fair, Isaac advised Salomon Smith Barney, and Salomon Smith Barney assumed that the final terms of the agreement would not vary materially from those set forth in the draft reviewed by Salomon Smith Barney. Salomon Smith Barney assumed, with the consent of the board of directors of Fair, Isaac, that the merger will qualify as a tax-free "reorganization" pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. Salomon Smith Barney relied upon HNC's representation that HNC is free from any extraordinary tax liabilities related to internal reorganizations. Salomon Smith Barney further assumed that the merger will be consummated in accordance with the terms of the agreement without waiver of any of the conditions precedent to the merger contained in the agreement.

        Salomon Smith Barney noted that its opinion related to the relative values of Fair, Isaac and HNC. Salomon Smith Barney did not express any opinion as to what the value of the Fair, Isaac common stock actually will be when issued in the merger, or the price at which the Fair, Isaac common stock will trade or otherwise be transferable subsequent to the merger. Salomon Smith Barney was not requested to consider, and its opinion did not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Fair, Isaac or the effect of any other transaction in which Fair, Isaac might engage. Salomon Smith Barney was not requested to consider, and its opinion does not address, the non-financial terms of the merger agreement. Salomon Smith Barney's opinion necessarily was based on information available to it and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney as of the date of its opinion.

        Salomon Smith Barney's advisory services and opinion were provided for the information of the board of directors of Fair, Isaac in its evaluation of the merger, and did not constitute a recommendation of the merger to Fair, Isaac or its stockholders, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the merger.

        Pursuant to Salomon Smith Barney's engagement letter, Fair, Isaac agreed to pay Salomon Smith Barney for its services rendered in connection with the merger a fee of $2.5 million upon the closing of the transaction. Fair, Isaac also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Salomon Smith Barney against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

  Joint Presentation of Stephens Inc. and Salomon Smith Barney to the Fair, Isaac Board

        In connection with rendering their respective opinions, Stephens and Salomon Smith Barney made a joint presentation to the board of directors of Fair, Isaac on April 28, 2002, with respect to the material analyses performed by Stephens and Salomon Smith Barney in evaluating the fairness of the exchange ratio. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Stephens and Salomon Smith Barney, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to April 25, 2002, and is not necessarily indicative of current or future market conditions. The financial analyses of Stephens and Salomon Smith Barney were based on the exchange ratio provided for in the merger of .346x, before giving effect to Fair, Isaac's 3-for-2 stock split on June 5, 2002.

  Discounted Cash Flow Analysis

        Stephens and Salomon Smith Barney performed a discounted cash flow analysis of HNC based upon estimates of the projected financial performance prepared by the management of HNC and Fair, Isaac and First Call median research analyst estimates. Utilizing these projections, Stephens and Salomon Smith Barney calculated a range of implied per share equity values of HNC based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows from June 30, 2002 through the fiscal year ending December 31, 2006, and the projected terminal value of HNC as of December 31, 2006, based upon a range of multiples of estimated earnings before interest expense, taxes, depreciation and amortization (EBITDA) less the estimated debt plus the estimated cash, cash equivalents and marketable securities as of June 30, 2002, and divided by the number of HNC fully diluted shares outstanding. In deriving the discounted cash flow valuation, Stephens and Salomon Smith Barney assumed a range of EBITDA multiples of 11.0x to 17.0x and an annual discount rate of 15.2%.

        The following table sets forth the results of this analysis:

EBITDA Multiple	Implied Price Per Share

11.0x	$17.85

17.0x	$23.96

        Stephens and Salomon Smith Barney also derived the present value of the expected synergies of $5.51 per HNC common share utilizing a discount rate of 15.2% and a long-term growth rate of 3%, the "synergy valuation." Utilizing the high and low implied value per share of HNC derived pursuant to the discounted cash flow analysis plus the synergy valuation, Stephens and Salomon Smith Barney derived a range of implied exchange ratios for HNC common stock to Fair, Isaac common stock of .270x to .447x versus the actual exchange ratio in the merger of .346x.

  Comparable Transactions Analysis

        Stephens and Salomon Smith Barney reviewed the financial terms, to the extent publicly available, for the following seven transactions involving public companies in the enterprise software; customer relationship management; data warehousing, integration and database tools; and business intelligence software sectors:

Closing Date	Acquirer	Target
August 28, 2001	Peregrine Systems, Inc.	Remedy Corporation
May 7, 2001	The Sage Group plc	Interact Commerce Corporation
April 5, 2001	Microsoft Corporation	Great Plains Software, Inc.
April 2, 2001	NetIQ Corporation	WebTrends Corporation
December 28, 2000	Computer Sciences Corporation	Mynd Corporation
March 2, 2000	Ascential Software Corporation	Ardent Software, Inc.
July 1, 1999	Computer Associates International, Inc.	PLATINUM Technology International, Inc.

        For each precedent transaction, Stephens and Salomon Smith Barney derived the ratio of value of the fully-diluted common equity of the target company plus the amount of outstanding debt less the amount of cash, cash equivalents and marketable securities as of the closing date of the target company, the "total transaction value," to (i) revenue of the target company for the twelve-month period preceding the announcement of the transaction and (ii) EBITDA of the target company for the twelve-month period preceding the announcement of the transaction.

        With respect to the financial information for the target companies involved in the precedent transactions, Stephens and Salomon Smith Barney relied upon publicly available information.

        The following table sets forth the results of this analysis:

Ratio of Total Transaction Value of Target Company to:		Range	Mean	Median	Mean (excluding max and min)
(i)	Revenue for the twelve-month period preceding announcement	1.2x - 15.5x	5.0x	3.4x	3.6x
(ii)	EBITDA for the twelve-month period preceding announcement	8.1x - 80.1x	29.6x	20.7x	22.4x

        Based on this data, Stephens and Salomon Smith Barney derived a range of implied exchange ratios for HNC common stock to Fair, Isaac common stock of .282x to .349x versus the actual exchange ratio in the merger of .346x.

  Comparable Company Analysis

        Stephens and Salomon Smith Barney compared certain publicly available financial and operating data and projected financial performance (based on recent Wall Street analysts' research reports) of selected publicly traded companies that operate in the enterprise analytics and business intelligence platforms sector, the analytic applications sector and the data services sector with the corresponding financial and operating data and projected financial performance of HNC. The selected comparable companies considered by Stephens and Salomon Smith Barney were:

  •
  Business Objects S.A.;
  •
  Cognos Incorporated;
  •
  Ascential Software Corporation;
  •
  Informatica Corporation;

  •
  Hyperion Solutions Corporation;
  •
  E.piphany, Inc.;
  •
  Actuate Corporation;
  •
  Fair, Isaac and Company, Incorporated;
  •
  Equifax Inc.;
  •
  ChoicePoint Inc.; and
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  Acxiom Corporation.

        Equity value of the selected comparable companies was calculated based on the closing price per share of each company's common stock on April 25, 2002. In deriving ratios for the selected comparable companies, Stephens and Salomon Smith Barney made certain adjustments so that results would correspond to the fiscal years ending December 31, 2001 and December 31, 2002.

        For the selected comparable companies, Stephens and Salomon Smith Barney derived the ratio of each entity's market value of fully-diluted common equity plus outstanding debt less cash, cash equivalents and marketable securities, or "enterprise value," as of April 25, 2002, to HNC's estimated EBITDA for 2002.

        The following table sets forth the results of this analysis.

Comparable Companies at April 25, 2002 Closing Price
	Range	Mean	Median	Mean (excluding min and max)
Ratio of Enterprise Value to:
Estimated EBITDA for 2002	7.5x - 21.2x	14.3x	14.0x	14.3x

        Based on this data and the synergy valuation, Stephens and Salomon Smith Barney derived a range of implied exchange ratios for HNC common stock to Fair, Isaac common stock of .263x to ..392x versus the actual exchange ratio in the merger of .346x.

  Relative Contribution Analysis

        Stephens and Salomon Smith Barney analyzed the relative contribution of each of Fair, Isaac and HNC to the pro forma merged entity with respect to certain financial data, including (i) estimated revenue, estimated EBITDA and estimated earnings before interest expense, taxes and amortization (EBITA) for the fiscal year ending September 30, 2003 and (ii) estimated revenue, estimated EBITDA and estimated EBITA for the fiscal year ending September 30, 2004.

        Estimated financial data for Fair, Isaac and HNC were based on financial projections prepared by the managements of Fair, Isaac and HNC and First Call median research analyst estimates.

        The following table sets forth the results of the relative contribution analysis.

	Fair, Isaac	HNC
Fiscal Year Ending September 30, 2003
(i) Revenue	59.7%	40.3%
(ii) EBITDA	72.4%	27.6%
(iii) EBITA	74.9%	25.1%
Fiscal Year Ending September 30, 2004
(i) Revenue	60.3%	39.7%
(ii) EBITDA	72.0%	28.0%
(iii) EBITA	74.9%	25.1%

        Using this data, Stephens and Salomon Smith Barney derived a range of implied exchange ratios for HNC common stock to Fair, Isaac common stock of .276x to .484x versus the actual exchange ratio in the merger of .346x.

  Relative Market Price Analysis

        Stephens and Salomon Smith Barney reviewed the historical ratios of the closing market prices of HNC common stock to Fair, Isaac common stock for each trading day over the period from April 24, 2001 through April 25, 2002. Stephens and Salomon Smith Barney noted that the current ratio of the closing market prices of HNC common stock to Fair, Isaac common stock was 0.270x as of April 25, 2002. Stephens and Salomon Smith Barney then calculated the high, low and average ratio over the ninety-day period prior to April 25, 2002.

        The following table sets forth the result of the historical relative market price analysis.

Historical Relative Market Price Ratios
90 Day High	.414x
90 Day Low	.222x
90 Day Average	.289x

        Stephens and Salomon Smith Barney noted that the historical relative market price ratios for the ninety-day period preceding April 25, 2002 was .222x to .414x excluding the synergy valuation and had an upper boundary of .497x including the synergy valuation versus the actual exchange ratio in the merger of .346x.

  Merger Consequences Analysis

        Stephens and Salomon Smith Barney examined the pro forma impact of the merger on Fair, Isaac's earnings per share estimates based upon First Call median research analyst estimates and the HNC earnings per share estimates based upon First Call median research analyst estimates and estimates of expected synergies prepared by the managements of Fair, Isaac and HNC. This analysis indicated that, compared to the First Call median analyst earnings per share estimates for Fair, Isaac, the merger would be accretive to Fair, Isaac's reported earnings per share beginning in fiscal year 2003.

        The preceding discussion is a summary of the material financial analyses furnished by Stephens and Salomon Smith Barney to the board of directors of Fair, Isaac, but it does not purport to be a complete description of the analyses performed by Stephens and Salomon Smith Barney or of their joint presentations to the board of directors of Fair, Isaac. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Stephens and Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give their respective fairness opinions as described above. Accordingly, Stephens and Salomon Smith Barney believe that their analyses, and the summary set forth above, must be considered as a whole and that selecting portions of the analyses and of the factors considered by Stephens and Salomon Smith Barney without considering all of the analyses and factors could create a misleading or incomplete view of the processes underlying the analyses conducted by Stephens and Salomon Smith Barney and their respective opinions. With regard to the comparable companies and precedent transactions analyses summarized above, Stephens and Salomon Smith Barney selected comparable public companies and transactions on the basis of various factors, including the size and similarity of the relevant companies as compared to Fair, Isaac and HNC; however, no company or transaction utilized as a comparison in these analyses is identical to Fair, Isaac or HNC or the merger, respectively. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the transaction or public trading value of the subject companies to which Fair, Isaac and HNC are being compared or the transaction to which the merger is being compared.

        In their analyses, Stephens and Salomon Smith Barney made numerous assumptions and considered a number of factors with respect to Fair, Isaac, HNC, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of either Fair, Isaac or HNC. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Fair, Isaac, HNC, the board of directors of Fair, Isaac, Stephens, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates.

        The analyses of Stephens and Salomon Smith Barney were prepared solely as part of their respective analyses of the fairness of the exchange ratio in the merger and were provided to the board of directors of Fair, Isaac in that connection. The exchange ratio was determined through negotiations between Fair, Isaac and HNC. Stephens and Salomon Smith Barney provided advice to Fair, Isaac during the course of those negotiations, but neither Stephens nor Salomon Smith Barney determined the exchange ratio or recommended any specific exchange ratio to Fair, Isaac. The opinions of Stephens and Salomon Smith Barney were only two of the various factors taken into consideration by the board of directors of Fair, Isaac in making its determination to approve and recommend the agreement and merger.

        Stephens and Salomon Smith Barney are internationally recognized investment banking firms engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The board of directors of Fair, Isaac selected Stephens and Salomon Smith Barney to act as its financial advisors on the basis of each of their respective international reputation and familiarity with Fair, Isaac. In the ordinary course of their respective businesses, Stephens, Salomon Smith Barney and their respective affiliates may actively trade or hold the securities of Fair, Isaac and HNC for their own account and for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Stephens, and its affiliates, and Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain other relationships with Fair, Isaac, HNC and their respective affiliates.

Recommendation of, and Factors Considered by, the HNC Board

        The HNC board met on April 28, 2002 to consider and vote on the merger. At this meeting, after due consideration, the HNC board unanimously concluded that the merger and other transactions contemplated by the merger agreement are advisable and fair to, and in the best interests of, HNC and its stockholders and unanimously approved the merger agreement, the merger, and the transactions contemplated by the merger agreement.

        In considering the recommendation of the HNC board of directors with respect to the merger agreement, HNC stockholders should be aware that some of HNC's directors, executive officers and other key employees will receive benefits if the merger is completed which results in those persons having interests in the merger that are different from, or in addition to, the interests of HNC stockholders. Please see "Interests of Certain Persons in the Merger" beginning on page 64.

        Accordingly, the HNC board recommends that HNC stockholders vote for approval and adoption of the merger agreement and approval of the merger.

        In reaching its decision to approve and recommend the merger, the HNC board considered and discussed the information provided to it at and prior to the April 28 meeting, and consulted with HNC's management, as well as HNC's legal and financial advisors. The HNC board considered the following material information and factors:

  •
  all of the reasons described under "Our Reasons for the Merger" beginning on page 40;

  •
  the challenges facing HNC as an independent company in the current difficult economic environment, including its dependence on planned new products to support growth in its revenues beyond mid-2002, its need to complete the development of those products and its Critical Action Platform in a timely manner, and the risk that these planned new products might not be successfully developed or timely introduced, or accepted by the market;

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  increasing competition and consolidation in HNC's markets, and the benefits, in this market environment, of becoming part of a larger organization with broader, more comprehensive product and service offerings and potential access to greater financial resources;

  •
  the strength of Fair, Isaac's management team;

  •
  the significantly larger market capitalization and public float of the combined company compared to HNC alone, which could allow HNC stockholders to obtain a more liquid investment;

  •
  the judgment, advice and analyses of HNC's management with respect to the risks and potential opportunities HNC would face in conducting its business as an independent entity, and the potential strategic, financial and operational benefits of the merger;

  •
  trends in the market for analytic software, including trends in overall spending for software applications and services and lengthening sales cycles;

  •
  information concerning Fair, Isaac's and HNC's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, both before and after giving effect to the merger, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company as filed with the Securities and Exchange Commission;

  •
  the exchange ratio negotiated with Fair, Isaac and the implied premium over recent and historical market prices of the HNC common stock, as well as how this premium compared to price premiums in recent comparable transactions;

  •
  current financial market conditions and historical market prices, volatility and trading information about HNC's common stock and Fair, Isaac's common stock;

  •
  the potential impact of the merger on HNC's customers and employees;

  •
  the technical expertise of Fair, Isaac's employees;

  •
  the terms and conditions of the merger agreement and advice of HNC's outside legal counsel and financial advisers on such proposed terms, including:

  •
  the conditions to Fair, Isaac's obligation to complete the merger;

  •
  covenants of HNC regarding the conduct of its business pending completion of the merger;

  •
  the definition of "Material Adverse Effect" in the merger agreement, as it applies to Fair, Isaac's obligation to consummate the merger;

  •
  the restrictions posed by the non-solicitation and termination provisions of the merger agreement and the effect that these provisions might have on HNC's ability to respond to a superior offer from a third party or the ability of HNC to negotiate other unsolicited acquisition proposals under certain circumstances; and

    •
    the termination fee payable by HNC to Fair, Isaac if the merger agreement is terminated under specified circumstances;

  •
  results of the due diligence investigation conducted by HNC's management, financial advisors and legal counsel;

  •
  the expectation that the merger would qualify as a tax-free reorganization for U.S. federal income tax purposes;

  •
  new temporary tax regulations relating to, and the expectation that the merger would not adversely affect, the federal income tax treatment of the spin-off of a former HNC subsidiary in 2000;

  •
  corporate governance arrangements for the combined company, which will have a board of directors that would include two persons chosen by Fair, Isaac who were either members of HNC's board of directors or other individuals reasonably acceptable to HNC;

  •
  an assessment of HNC's strategic alternatives to the merger, including remaining an independent company, merging or consolidating with a party other than Fair, Isaac or acquiring another company;

  •
  HNC's evaluation of the likelihood that another company would propose an alternative transaction and the potential terms of any such alternative transaction; and

  •
  the financial presentation of Credit Suisse First Boston to the HNC board of directors on April 28, 2002, including its opinion dated April 28, 2002 to the HNC board to the effect that, as of such date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of HNC common stock.

        The HNC board also considered the potential adverse consequences of other factors on the proposed merger, including:

  •
  the risk that the potential benefits sought in the merger may not be realized;

  •
  the risk that the merger may not be consummated in a timely manner or at all and the potential adverse effects of the failure to consummate the merger on HNC's operating results, its product development efforts and the trading price of HNC common stock;

  •
  the risk of diverting management resources from other strategic opportunities and operational matters for an extended period of time;

  •
  the risk of employee disruption associated with the merger, including the risk that, despite the efforts of HNC and the combined company, key technical, sales and management personnel might not remain through, or after, the consummation of the merger;

  •
  the effect of the public announcement of the merger on HNC's customer relationships;

  •
  the risk that post-merger integration of the two companies' products, services, employees and cultures may not be accomplished quickly or smoothly, especially in view of the geographic distance between their respective operations and each company's limited experience in integrating large acquisitions;

  •
  the risk that the per share value of the Fair, Isaac common stock to be received in the merger could decline significantly from the value it had prior to the announcement of the merger, since the exchange ratio will not be adjusted for changes in the market price of HNC common stock or Fair, Isaac common stock;

  •
  the potential negative effect on Fair, Isaac's stock price associated with public announcement of the proposed merger;

  •
  the risk that if the merger is not completed, HNC would have incurred significant costs, and made significant business operational plans and decisions, in contemplation of the merger, and that these actions could weaken it as an independent company if the merger were not completed;

  •
  the risks associated with obtaining the necessary approvals required to complete the merger, including inability to obtain regulatory or stockholder approval; and

  •
  other applicable risks described in this joint proxy statement/prospectus under "Risk Factors" beginning on page 17.

        In addition, HNC's board of directors considered the interests that its executive officers and other key employees may have with respect to the merger in addition to their interests as HNC stockholders.

        HNC's board concluded, however, that on balance, the merger's potential benefits to HNC and its stockholders outweighed the associated risks.

        The foregoing discussion of the information and factors considered by HNC's board is not intended to be exhaustive. Each member of HNC's board of directors may have considered different factors, and the HNC board of directors evaluated these factors as a whole. In view of the variety of factors considered in connection with its evaluation of the merger, HNC's board did not find it practicable to, and did not, quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. In addition, the HNC board of directors did not reach any specific conclusion with respect to each of the factors considered. HNC cannot assure you that any of the expected results, synergies, opportunities or other benefits described in this section will be achieved as a result of the merger.

Opinion of HNC's Financial Advisor

        Credit Suisse First Boston has acted as HNC's exclusive financial advisor in connection with the merger. HNC selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation, and its familiarity with HNC and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with Credit Suisse First Boston's engagement, HNC requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of HNC common stock of the exchange ratio provided for in the merger. On April 28, 2002, at a meeting of the HNC board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the HNC board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion, dated April 28, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of HNC common stock.

        The full text of Credit Suisse First Boston's written opinion, dated April 28, 2002, to the HNC board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex D and is incorporated into this joint proxy statement/prospectus by reference. Holders of HNC common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion is addressed to the HNC board of directors and relates only to the fairness, from a financial point of view, of the exchange ratio, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of Credit Suisse First Boston's opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and publicly available business and financial information relating to HNC and Fair, Isaac. Credit Suisse First Boston also reviewed other information relating to HNC and Fair, Isaac, including financial forecasts, provided to or discussed with Credit Suisse First Boston by HNC and Fair, Isaac and met with the managements of HNC and Fair, Isaac to discuss the businesses and prospects of HNC and Fair, Isaac. Credit Suisse First Boston considered financial and stock market data of HNC and Fair, Isaac and compared those data with similar data for other publicly held companies in businesses similar to those of HNC and Fair, Isaac, and considered, to the extent publicly available, the financial terms of other business combinations and transactions effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to financial forecasts relating to HNC and Fair, Isaac, Credit Suisse First Boston was advised, and it assumed, that those forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HNC and Fair, Isaac as to the future financial performance of HNC and Fair, Isaac. In addition, Credit Suisse First Boston relied, without independent verification, on the assessments of the managements of HNC and Fair, Isaac as to HNC's and Fair, Isaac's existing and future technology and products and risks associated with those technology and products, the potential cost savings and synergies, including the amount, timing and achievability of those costs savings and synergies, and strategic benefits anticipated by the managements of HNC and Fair, Isaac to result from the merger, and HNC's and Fair, Isaac's ability to integrate their businesses and to retain key employees. Credit Suisse First Boston further relied, without independent verification, on the assessment of HNC, after HNC's consultation with its tax advisors, as to the tax consequences to HNC of its spin-off of a subsidiary in September 2000. Credit Suisse First Boston assumed, with HNC's consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on HNC or Fair, Isaac or the contemplated benefits of the proposed merger and that the merger would be consummated in accordance with the terms of the merger agreement, without waiver, amendment or modification of any material term, condition or agreement. Credit Suisse First Boston also assumed, with HNC's consent, that the merger would be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of HNC or Fair, Isaac, and Credit Suisse First Boston was not furnished with any evaluations or appraisals.

        Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the value of Fair, Isaac common stock actually would be when issued in the merger or the prices at which Fair, Isaac common stock would trade at any time after the merger. Although Credit Suisse First Boston evaluated the exchange ratio from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific consideration payable in the merger, which consideration was determined between HNC and Fair, Isaac. In connection with its engagement, Credit Suisse First Boston was requested to solicit indications of interest from selected third parties regarding the possible acquisition of HNC and held preliminary discussions with some of those parties prior to the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to HNC, and also did not address the underlying business decision of HNC to proceed with the merger. Except as described above, HNC imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

        In preparing its opinion to the HNC board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HNC and Fair, Isaac. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to HNC, Fair, Isaac or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the HNC board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the HNC board of directors or management with respect to the merger or the exchange ratio.

        The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated April 28, 2002 delivered to the HNC board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses. Credit Suisse First Boston's financial analyses were based on the exchange ratio provided for in the merger of 0.346x, before giving effect to Fair, Isaac's 3-for-2 stock split on June 5, 2002.

        Selected Companies Analysis.    Credit Suisse First Boston compared financial and stock market data of HNC to corresponding data of the following 12 publicly traded companies in the analytics and marketing vendor and enterprise application vendor industries:

Analytics and Marketing Vendors		Enterprise Application Vendors
•	Cognos Incorporated	•	Microsoft Corporation
•	Business Objects S.A.	•	Oracle Corporation
•	Retek, Inc.	•	SAP AG
•	Ascential Software Corporation	•	Siebel Systems, Inc.
•	Informatica Corporation	•	PeopleSoft, Inc.
•	E.piphany, Inc.
•	Chordiant Software, Inc.

        Credit Suisse First Boston also compared financial and stock market data of Fair, Isaac to corresponding data of the selected companies identified above and the following five publicly traded companies in the IT outsourcing industry:

IT Outsourcing
•	Automatic Data Processing, Inc.
•	First Data Corporation
•	Amdocs Limited
•	Equifax Inc.
•	ChoicePoint Inc.

        Credit Suisse First Boston compared stock prices as a multiple of calendar year 2001 earnings per share, commonly referred to as EPS, and calendar years 2002 and 2003 estimated EPS, and compared fully diluted aggregate values, calculated as fully diluted equity value plus net debt, as a multiple of calendar year 2001 revenues and calendar years 2002 and 2003 estimated revenues. Credit Suisse First Boston also compared calendar years 2002 and 2003 estimated price to earnings ratios as a multiple of estimated long term growth rates. All multiples were based on closing stock prices on April 26, 2002. Estimated financial data for HNC, Fair, Isaac and the selected companies were based on publicly available research analysts' estimates. This analysis indicated the following median multiples for the selected companies, as compared to the multiples implied for HNC by the closing price of HNC common stock on April 26, 2002 and implied for HNC in the merger based on the exchange ratio and the closing price of Fair, Isaac common stock on April 26, 2002 and the multiples implied for Fair, Isaac by the closing price of Fair, Isaac common stock on April 26, 2002:

	HNC				Analytics and Marketing Vendors		Enterprise Application Vendors		Fair, Isaac		IT Outsourcing
	Implied in the Merger		Closing Price on 4/26/02						Closing Price on 4/26/02
					Median		Median				Median
Price as Multiple of Earnings for:
CY2001	48.0	x	37.8	x	45.9	x	36.0	x	29.5	x	30.9	x
CY2002	43.6		34.3		42.0		32.1		26.6		24.1
CY2003	31.8		25.0		32.5		25.5		22.6		20.9
Aggregate Value as Multiple of Revenue for:
CY2001	2.9	x	2.1	x	3.3	x	5.4	x	4.2	x	4.4	x
CY2002	2.6		1.9		2.4		5.2		3.9		4.3
CY2003	2.3		1.6		1.8		4.7		3.6		3.8
Price to Earnings Ratio as Multiple of Long Term Growth Rate for:
CY2002	1.7	x	1.3	x	1.5	x	1.5	x	1.8	x	1.6	x
CY2003	1.2		1.0		1.2		1.2		1.5		1.4

        Exchange Ratio Analysis.    Credit Suisse First Boston reviewed the ratio of the closing price of HNC common stock to the closing price of Fair, Isaac common stock on April 26, 2002 and the average of these daily ratios calculated over the 10-trading day, 30-trading day, 60-trading day, 90-trading day and 180-trading day periods ending April 26, 2002. Credit Suisse First Boston then computed the premium/(discount) implied by the exchange ratio in the merger relative to the implied average exchange ratios for the periods observed. This analysis yielded an implied exchange ratio range of 0.261x to 0.338x, as compared to the exchange ratio in the merger of 0.346x, an implied merger premium/(discount) range of approximately 2.4% to 32.7%, and an implied fully diluted ownership percentage range for HNC's stockholders in the combined company of approximately 27.7% to 33.6%, as compared to the fully diluted ownership percentage of HNC's stockholders in the combined company immediately upon consummation of the merger of approximately 34.2%, as indicated in the following table:

Period	Implied Exchange Ratio		Implied Merger Premium/(Discount)	Implied HNC Fully Diluted Ownership Percentage
April 26, 2002	0.272	x	27.2%	28.7%
10 trading days average	0.287		20.5	29.8
30 trading days average	0.270		28.1	28.5
60 trading days average	0.261		32.7	27.7
90 trading days average	0.288		20.0	29.9
180 trading days average	0.338		2.4	33.6

        Selected Merger of Equals Transactions Analysis.    Credit Suisse First Boston reviewed the exchange ratios in 101 selected merger of equals transactions since 1991, and 24 selected technology merger of equals transactions since 1994, in which the pro forma equity ownership of the target shareholders was equal to or in excess of 30% upon consummation of the transaction. For each group of transactions, Credit Suisse First Boston calculated the premium implied by the exchange ratio in the transactions relative to the ratio of the closing stock prices for the acquirors and targets in the transactions one trading day and over the 10-day, 30-day, 60-day and 90-day periods prior to public announcement of the transactions. Credit Suisse First Boston then applied the resulting implied premiums to the ratio of the closing price of HNC common stock to the closing price of Fair, Isaac common stock over the same periods. This analysis indicated an implied exchange ratio range for the 101 selected merger of equals transactions of 0.302x to 0.336x and for the 24 selected merger of equals transactions of 0.292x to 0.335x, as compared to the exchange ratio in the merger of 0.346x, as indicated in the following table:

Exchange Ratios Implied by Merger of Equals Transactions
Merger of Equals Transactions
	90 Days	60 Days	30 Days	10 Days	1 Day	Average
101 Merger of Equals Transactions	0.327x	0.302x	0.317x	0.336x	0.317x	0.320x
24 Technology Merger of Equals Transactions	0.325x	0.292x	0.306x	0.335x	0.317x	0.315x

        Contribution Analysis.    Credit Suisse First Boston reviewed the relative contributions of HNC and Fair, Isaac to the revenue, gross profit, operating income and net income of the combined company for calendar year 2001 and as estimated for calendar years 2002 and 2003. Estimated financial data were based on publicly available research analysts' estimates. Credit Suisse First Boston then computed implied exchange ratios based on the fully diluted ownership percentages of HNC's stockholders in the combined company implied by HNC's relative contribution for each operational metric observed, in each case adjusted to reflect net cash balances. This analysis indicated the following low and high implied exchange ratios, as compared to the exchange ratio in the merger:

Implied Exchange Ratio
Merger Exchange Ratio
Low	High
0.220x	0.489x	0.346x

  Discounted Cash Flow Analyses

        HNC Standalone.    Credit Suisse First Boston performed a discounted cash flow analysis of HNC to derive an implied per share equity reference range for HNC utilizing the estimated present value of the stand-alone, unlevered, after-tax free cash flows that HNC could generate over calendar years 2002 through 2007, based on estimates provided by or discussed with HNC's management. Credit Suisse First Boston calculated a range of estimated terminal values for HNC by applying a range of selected unlevered net income terminal value multiples of 15.0x to 25.0x to HNC's calendar year 2007 estimated unlevered net income. The present value of the cash flows and terminal values were calculated using selected discount rates ranging from 12.0% to 15.0%. This analysis indicated the following implied per share equity reference range for HNC, as compared to the implied per share merger consideration based on the exchange ratio in the merger and the closing price of Fair, Isaac common stock on April 26, 2002:

Implied Per Share Equity Reference Range for HNC	Implied Per Share Merger Consideration Based on Closing Price of Fair, Isaac Common Stock on April 26, 2002
$15.95 - $24.26	$22.18

        Pro Forma Combined Company.    Credit Suisse First Boston performed a discounted cash flow analysis of the combined company to derive an implied per share equity reference range for the combined company utilizing the estimated present value of the unlevered, after-tax free cash flows that the combined company could generate over calendar years 2002 through 2007, based on estimates provided by or discussed with the managements of HNC and Fair, Isaac after giving effect to the potential cost savings and other synergies estimated by the managements of HNC and Fair, Isaac to result from the merger. Credit Suisse First Boston calculated a range of estimated terminal values for the combined company by applying a range of selected unlevered net income terminal value multiples of 12.5x to 22.5x to the combined company's calendar year 2007 estimated unlevered net income. The present value of the cash flows and terminal values were calculated using discount rates ranging from 9.0% to 13.0%. Based on the fully diluted ownership percentage of HNC's stockholders in the combined company immediately upon consummation of the merger of 34.2% and after taking into account potential effects of the conversion of HNC's convertible debt, this analysis indicated the following portion of the implied per share equity reference range of the combined company for HNC, as compared to the implied per share equity reference range for HNC on a stand-alone basis described above:

Portion of Implied Per Share Equity Reference Range of the Combined Company for HNC	Implied Per Share Equity Reference Range for HNC on a Stand-Alone Basis
$20.13 - $29.94	$15.95 - $24.26

        Pro Forma Impact Analysis.    Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Fair, Isaac's estimated EPS for the third and fourth quarters of calendar year 2002 and for calendar year 2003 without giving effect to potential costs savings and other synergies estimated by the managements of HNC and Fair, Isaac to result from the merger. Estimated financial data were based on publicly available research analysts' estimates. Based on the exchange ratio in the merger of

0.346x, this analysis suggested that the merger could be dilutive to Fair, Isaac's estimated EPS, both before and after giving effect to amortization charges associated with the merger, for each of the periods reviewed.

        Applying the same assumptions described above, Credit Suisse First Boston also reviewed the level of potential costs savings and other synergies that would be implied if the pro forma effect of the merger were neutral to Fair, Isaac's estimated EPS and to HNC's estimated EPS on a stand-alone basis for each of the periods observed and noted that, except for the third quarter of calendar year 2002, such levels of potential cost savings and other synergies were less than potential costs savings and other synergies estimated by the managements of HNC and Fair, Isaac to result from the merger.

        Based on the same assumptions described above, Credit Suisse First Boston also analyzed the potential pro forma effect of the merger relative to HNC's estimated EPS on a stand-alone basis for the third and fourth quarters of calendar year 2002 and for calendar year 2003. Based on the exchange ratio in the merger of 0.346x, this analysis suggested that the merger could be dilutive to HNC's fourth quarter calendar year 2002 estimated EPS after giving effect to amortization charges associated with the merger, accretive to HNC's fourth quarter calendar year 2002 estimated EPS before giving effect to amortization charges associated with the merger, and accretive to HNC's estimated EPS for all other periods observed both before and after giving effect to amortization charges associated with the merger. The actual results achieved by the combined company may vary from projected results and the variations may be material.

        Other Factors.    In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

  •
  the historical price performance and trading characteristics of HNC common stock and Fair, Isaac common stock and the relationship between movements in HNC common stock, movements in Fair, Isaac common stock and movements in the Nasdaq Composite Index and selected stock indices of related industries;

  •
  research analysts' reports for HNC common stock and Fair, Isaac common stock, including revenue and EPS estimates;

  •
  the estimated present value of the stand-alone, unlevered after-tax free cash flows that Fair, Isaac could generate over calendar years 2002 through 2007, based on estimates provided by or discussed with Fair, Isaac's management;

  •
  an illustrative implied equity reference range of HNC resulting from applying selected multiples of calendar years 2002 and 2003 estimated EPS, revenues and price to earnings ratios as a multiple of estimated long term growth rates of selected companies to corresponding financial data of HNC; and

  •
  an illustrative overview of future potential trading prices of HNC common stock, based on hypothetical EPS and earnings multiples for HNC, and the amount of revenues that HNC would need to generate in order to realize various future hypothetical stock prices of HNC common stock.

        Miscellaneous.    HNC has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services. HNC also has agreed to reimburse Credit Suisse First Boston for its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided investment banking and financial services to HNC, for which services Credit Suisse First Boston and its affiliates have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of HNC and Fair, Isaac for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

Directors of Fair, Isaac Following the Merger

        Following the merger, the board of directors of Fair, Isaac will consist of the current directors of Fair, Isaac plus two new directors selected by Fair, Isaac who are either directors of HNC or other individuals reasonably acceptable to HNC.

Accounting Treatment

        In accordance with United States generally accepted accounting principles, the combined company will account for the merger using the purchase method of accounting. Under the purchase method of accounting, the combined company will allocate the total estimated purchase price to HNC's net tangible assets, amortizable intangible assets, intangible assets with indefinite lives and in-process research and development based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. The portion of the estimated purchase price allocated to in-process research and development will be expensed by the combined company in the quarter in which the merger is completed. The preliminary estimate of the amount to be allocated to in-process research and development is $39.3 million. The combined company will incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets acquired in connection with the merger. Annual amortization of intangible assets, currently estimated at $12.9 million, will result in an estimated increase in amortization expense of $10.8 million on an annual basis, as compared to Fair, Isaac's amortization expense for such items during its most recent fiscal year of $2.1 million. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, the combined company may be required to incur material charges relating to the impairment of those assets.

Material Federal Income Tax Consequences of the Merger

        The following discussion summarizes the opinions of Pillsbury Winthrop LLP, tax counsel to Fair, Isaac, and Fenwick & West LLP, tax counsel to HNC (together, "tax counsel"), as to the material federal income tax consequences of the merger. We have filed legal opinions dated as of June 14, 2002 with the SEC as exhibits to the registration statement related to this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 93. It is a condition to the obligations of HNC and Fair, Isaac to complete the merger that on the closing date each receive an additional legal opinion (the "closing date opinions") from its tax counsel that the merger qualifies as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), for federal income tax purposes. If a party's tax counsel does not deliver the opinion, this condition can still be satisfied if the tax counsel to the other party delivers the opinion. Although the merger agreement allows us to waive this condition to closing, Fair, Isaac and HNC currently do not anticipate doing so. If either of us does waive this condition, we will inform you of this decision and ask you to vote on the merger taking this and all risks resulting to the stockholders from such a waiver into consideration.

        In delivering their opinions regarding the merger as of June 14, 2002, tax counsel have each relied, and in delivering the closing date opinions, tax counsel will each rely, on (1) representations and covenants made by Fair, Isaac and HNC, including those contained in certificates of officers of Fair, Isaac and HNC, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. In addition, tax counsel have assumed, and tax counsel's ability to provide the closing date opinions will depend on, the absence of changes in existing facts or in law between June 14, 2002 and the closing date. If any of those representations, covenants or assumptions is inaccurate or if any such change in fact or law occurs, then either or both tax counsel may not be able to provide the required closing date opinions and the tax consequences of the merger could differ from those described in the opinions that tax counsel have delivered. The Internal Revenue Service (the "IRS") may not adopt tax counsel's opinions and may adopt a contrary position, which may be sustained by the courts. Neither HNC nor Fair, Isaac intends to obtain a ruling from the IRS with respect to the tax consequences of the merger.

        The discussion below is based upon the Code, the regulations promulgated under the Code, IRS rulings, and judicial and administrative rulings in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion below does not address all aspects of federal income taxation that may be relevant to a stockholder in light of the stockholder's particular circumstances or to those HNC stockholders subject to special rules, such as stockholders who are not citizens or residents of the United States, stockholders that are foreign corporations, foreign estates or foreign trusts, financial institutions, tax-exempt organizations, insurance companies, dealers or brokers in securities, stockholders who acquired their HNC stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation or stockholders who hold their HNC stock as part of a hedge, appreciated financial position, straddle or conversion transaction. This discussion assumes that HNC stockholders hold their respective shares of HNC stock as capital assets within the meaning of Section 1221 of the Code.

        Federal Income Tax Consequences to Fair, Isaac Stockholders.    Holders of Fair, Isaac stock will not recognize any gain or loss for federal income tax purposes as a result of the merger.

        Federal Income Tax Consequences to HNC Stockholders.    Holders of shares of HNC stock (1) will not recognize any gain or loss for federal income tax purposes as a result of the exchange of their shares of HNC stock for Fair, Isaac common stock in the merger except with respect to cash received instead of a fractional share of Fair, Isaac common stock and (2) will have a tax basis in the Fair, Isaac common stock they receive in the merger equal to the tax basis of the HNC stock they surrender in the merger less any tax basis of the HNC stock surrendered that is allocable to a fractional share of Fair, Isaac common stock for which cash is received. The HNC stockholders' holding period with respect to the Fair, Isaac common stock received in the merger will include the holding period of the HNC stock surrendered in the merger.

        To the extent that a holder of shares of HNC stock receives cash instead of a fractional share of Fair, Isaac common stock, the holder will be required to recognize gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the holder's shares of HNC stock allocable to such fractional share of Fair, Isaac common stock. Generally, this gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the HNC stock exchanged for the fractional share of Fair, Isaac common stock was held continuously for more than one year at the effective time of the merger.

        Federal Income Tax Consequences to HNC, Fair, Isaac and the Merger Subsidiary.    None of Fair, Isaac, HNC, or the merger subsidiary will recognize gain or loss for federal income tax purposes as a result of the merger.

        We intend this discussion to provide only a summary of the material federal income tax consequences of the merger. We do not intend that it be a complete analysis or description of all potential federal income tax consequences of the merger. In addition, we do not address tax consequences that may vary with, or are contingent upon, a stockholder's particular circumstances. Moreover, we do not address any non-income tax or any foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult your tax advisor to determine your United States federal, state, local or foreign income or other tax consequences resulting from the merger, with respect to your individual circumstances.

Regulatory Matters

        U.S. Antitrust.    The merger is subject to review by the United States Department of Justice or the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Under the HSR Act, Fair, Isaac and HNC were required to make pre-merger notification filings and are awaiting the expiration or termination of the applicable waiting period, which is a condition to completion of the merger. Fair, Isaac and HNC submitted their notification forms on May 10, 2002. On June 10, 2002, the staff of the DOJ made a request for additional information. We are in the process of responding to this request. The waiting period will be extended until 30 days after Fair, Isaac and HNC comply with the DOJ's request.

        If the DOJ believes that the merger would violate the federal antitrust law by substantially lessening competition in any line of commerce affecting U.S. consumers, the DOJ has the authority to challenge the merger by seeking a federal court order enjoining the transaction. We can give no assurance that a challenge to the merger will not be made or, if such a challenge is made, that it would be unsuccessful. Expiration or termination of the HSR Act waiting period and the absence of any action by a government body to enjoin the merger are conditions to the merger. See "The Merger Agreement—Conditions to the Completion of the Merger" on page 81.

        Other Laws.    Fair, Isaac and HNC conduct operations in other jurisdictions where regulatory filings or approvals may be required or advisable in connection with the completion of the merger. The merger is not subject to the approval of the European Commission, however, we are currently in the process of determining in which other foreign jurisdictions such filings or approvals may be required or desirable.

        General.    It is possible that governmental entities having jurisdiction over Fair, Isaac and HNC may seek regulatory concessions as conditions for granting approval of the merger. These conditions could include a complete or partial license, divestiture, spin-off or the holding separate of assets or businesses. Fair, Isaac or HNC may refuse to complete the merger if restrictions or conditions are required by governmental authorities that would be reasonably likely to have a material adverse effect on the benefits reasonably expected to be derived by the combined company as a result of the merger. We can give no assurance that the required regulatory approvals will be obtained on terms that satisfy the conditions to closing of the merger or within the time frame contemplated by Fair, Isaac and HNC. See "The Merger Agreement—Conditions to the Completion of the Merger" on page 81.

Appraisal Rights

        Holders of Fair, Isaac common stock and HNC common stock are not entitled to appraisal rights under Delaware law in connection with the merger. Appraisal rights under Delaware law are not available in connection with the merger because the shares of Fair, Isaac common stock that HNC stockholders will be entitled to receive in the merger will be listed on the New York Stock Exchange at the closing and because HNC common stock was traded on the Nasdaq National Market as of the record date for the HNC stockholders meeting.

Federal Securities Laws Consequences

        This joint proxy statement/prospectus does not cover any resales of the Fair, Isaac common stock to be received by the stockholders of HNC upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

        All shares of Fair, Isaac common stock received by HNC stockholders in the merger will be freely transferable, except shares of Fair, Isaac common stock received by persons who are deemed to be "affiliates" of HNC under the Securities Act of 1933, as amended, at the time of the HNC meeting. Shares of Fair, Isaac common stock received by such affiliates in the merger may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of HNC for such purposes generally include individuals or entities that control, are controlled by or are under common control with HNC and include directors and executive officers of HNC.

Effect of the Merger on Outstanding HNC Convertible Notes

        Since September 6, 2001, HNC has had outstanding $150,000,000 aggregate principal amount of 5.25% convertible subordinated notes due September 1, 2008. The convertible notes were issued under an indenture dated as of August 24, 2001 between HNC and State Street Bank and Trust Company of California, N.A., as trustee. The indenture provides that after consummation of the merger, the note holders will be entitled to convert their notes into the number of shares of Fair, Isaac common stock that they would have received in the merger if they had converted the notes into HNC common stock immediately before the merger. If the notes are outstanding at the time the merger is consummated, Fair, Isaac, HNC and the trustee will enter into a supplemental indenture to implement this modification in the conversion right of the notes. The merger will not constitute a "change in control" as defined in the indenture, and accordingly the note holders will not have the right to require HNC to repurchase the notes.

        Fair, Isaac will file a registration statement with the SEC that registers the resale of Fair, Isaac common stock that will be issuable upon the conversion of the notes following the merger and Fair, Isaac will use its reasonable efforts to have this registration statement declared effective as soon as practicable after the effective time of the merger. In addition, following the merger, Fair, Isaac will either assume or cause HNC to comply with all of HNC's obligations under the registration rights agreement relating to the notes.

Stock Exchange Listing; Delisting and Deregistration of HNC Common Stock

        It is a condition to the merger that the shares of Fair, Isaac common stock issuable in the merger be approved for listing on the NYSE at or prior to the closing, subject to official notice of issuance. If the merger is completed, HNC common stock will cease to be listed on the Nasdaq National Market.

Stockholder Lawsuit Challenging the Merger

        A complaint has been filed and remains pending in the Superior Court of the State of California, County of San Diego, naming as defendants the directors of HNC. The complaint purports to be filed on behalf of holders of HNC stock and alleges, among other things, that HNC's directors breached their fiduciary duties to HNC's stockholders by approving the merger agreement and that the individual defendants engaged in self-dealing in connection with their approval of the merger. The complaint seeks injunctive relief, including enjoining consummation of the merger, and an award of attorneys' fees and experts' fees. The defendants believe the claims are without merit and intend to defend against this lawsuit vigorously. Under Delaware law and indemnification agreements HNC entered into with its directors, HNC is indemnifying the directors against their expenses in defending this lawsuit.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the HNC board with respect to the merger agreement, HNC stockholders should be aware that members of the management and board of directors of HNC have interests in the merger that may be different from, or in addition to, the interests of the other stockholders of HNC generally.

Board of Directors

        Fair, Isaac has agreed that, as of the effective date of the merger, it will expand its board of directors by two seats and will appoint to the Fair, Isaac board two individuals who are selected by Fair, Isaac and are either directors of HNC or other individuals reasonably acceptable to HNC.

Indemnification; Directors' and Officers' Insurance

        Fair, Isaac has agreed to indemnify, defend and hold harmless each person who, as of the effective time of the merger, is a present or former director or officer of HNC against all expenses, judgments, claims, damages or other liabilities such person may incur in that capacity due to any claim arising on or before the effective time of the merger, to the fullest extent permitted under applicable law, HNC's certificate of incorporation and bylaws and indemnification agreements between such individuals and HNC in effect on the date of the merger agreement. Fair, Isaac has also agreed to cause HNC to use its reasonable best efforts to maintain directors' and officers' liability insurance covering each person currently covered by HNC's directors' and officers' liability insurance policy on comparable terms for a period of six years after closing of the merger, except that Fair, Isaac is not obligated to pay more than 175% of the amount of the premium currently paid by HNC for such coverage, and will use its reasonable best efforts to maintain the maximum amount of such insurance coverage that is available for a premium that is 175% of HNC's current annual premium.

Employment Agreements

        In April 2002, HNC entered into employment agreements with the following executive officers of HNC: John Mutch—President and Chief Executive Officer; Mary Burnside—Chief Operating Officer; Michael Chiappetta—Executive Vice President, Analytics; Charles Nicholls—Executive Vice President, Software Products; and Kenneth J. Saunders—Chief Financial Officer. These agreements provide for cash severance payments upon a change of control of HNC. The merger will constitute a change of control under these agreements. The amount of the change of control severance payment for Mr. Mutch is three times his current base salary plus three times his target bonus for 2002, or approximately $2.1 milion. The amount of the payment for the other executive officers is their current base salary and target bonus for 2002, plus an additional 5% of that amount for each full six-month period the executive was employed by HNC and, in the case of Mr. Saunders, the period he was employed by a predecessor of HNC. The amount of each payment will be approximately as follows: $0.6 million to Ms. Burnside; $0.6 million to Mr. Chiappetta; $0.4 million to Mr. Nicholls; and $1.0 million to Mr. Saunders. HNC agreed to pay these amounts in two installments. The first installment of 80% will be due upon completion of the merger. The second installment of the remaining 20% of the payment is due on the earliest of three months after completion of the merger, the executive's death or disability, termination of the executive's employment without cause or constructive termination of the executive's employment, as defined in the employment agreement. The second installment will not be paid, however, if the executive resigns within three months after completion of the merger, unless due to constructive termination, death or disability.

        The employment agreements also provide that if the executive's employment is terminated without cause or is constructively terminated within three months after completion of the merger, the terminated executive is entitled to receive reimbursement for the payments he or she makes for health and medical insurance coverage under COBRA for up to eighteen months, continuation of life insurance benefits that he or she is participating in at the date of termination for up to eighteen months, subject to certain restrictions, and reimbursement of any federal excise tax that he or she incurs on the above benefits, plus an additional amount sufficient to pay any excise tax and federal and state income and employment taxes arising from payment of such additional amount to such officer, subject to limitations set forth in the agreements. In addition, each of these executive officers has an obligation to provide transitional services to HNC for up to three months after closing of the merger.

        Under these employment agreements, all unvested stock options held by these officers will vest in full immediately before completion of the merger. These options will continue to be exercisable until the later of one year following completion of the merger or the date the options would otherwise expire according to their terms. The following table shows the number of unvested options to purchase shares of HNC common stock held by executive officers of HNC that will accelerate immediately prior to completion of the merger.

Name	Options Accelerated*
John Mutch	428,212
Mary Burnside	133,334
Michael Chiappetta	53,414
Charles Nicholls	80,000
Kenneth J. Saunders	142,198

      *
      Number of options accelerated assumes completion of the merger on August 15, 2002.

Acceleration of Options Granted to Non-Employee Directors

        Pursuant to HNC's 1995 Directors Stock Option Plan, all unvested stock options granted to non-employee directors under that plan will vest in full immediately before completion of the merger. The following table shows the number of unvested options to purchase shares of HNC common stock held by directors of HNC that will accelerate immediately prior to completion of the merger.

Name	Options Accelerated*
Edward K. Chandler	11,656
David Y. Chen	16,874
Thomas F. Farb	11,656
Alex W. Hart	25,781
Louis A. Simpson	30,000

      *
      Number of options accelerated assumes completion of the merger on August 15, 2002.

Retention Plan

        Pursuant to the retention plan approved by the HNC board of directors on April 4, 2002 as amended on April 28, 2002, certain key employees of HNC will receive a cash payment after the completion of the merger if they either continue to be employed by HNC for certain time periods or are terminated without cause or constructively terminated (as defined in the retention plan) during certain time periods. The HNC retention plan provides for cash payment of up to an aggregate of approximately $5.4 million to employees selected by HNC for participation in the plan. Under this plan, Sean M. Downs, HNC's Group Vice President, Insurance Transaction Processing, will receive a payment of $250,000 if he remains employed by HNC until completion of the merger or is terminated without cause or constructively terminated before completion of the merger.

HNC Stock Options

        At the effective time, each outstanding option granted by HNC to purchase shares of HNC common stock will cease to represent a right to acquire shares of HNC common stock and will constitute an option to acquire, on the same terms and conditions as applied to the HNC stock option prior to the effective time, the number, rounded down to the nearest whole number, of shares of Fair, Isaac common stock determined by multiplying:

  •
  the number of shares of HNC common stock subject to the option immediately before the effective time by

  •
  the exchange ratio.

        The exercise price of each of these options will be a price per share of Fair, Isaac common stock, rounded to the nearest one-hundredth of a cent, equal to:

  •
  the per share exercise price for HNC common stock that otherwise could have been purchased under the HNC stock option divided by

  •
  the exchange ratio.

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined consolidated financial statements give effect to the proposed merger between Fair, Isaac and HNC using the purchase method of accounting for business combinations.

        The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual reports and other information that we have filed with the SEC and incorporated by reference. See "Where You Can Find More Information" on page 93.

        The pro forma data is based on an exchange ratio for the merger of 0.519 of a share of Fair, Isaac common stock for each share of HNC common stock. The Fair, Isaac historical and pro forma share and per share data reflect Fair, Isaac's 3-for-2 stock split on June 5, 2002. The exchange ratio will be proportionately adjusted for any further stock split, stock dividend, reorganization or similar change in HNC common stock or Fair, Isaac common stock. HNC stockholders will receive cash based on the market price of Fair, Isaac common stock in lieu of any fractional shares to which they might otherwise be entitled.

        The actual number of shares of Fair, Isaac common stock to be issued in the proposed merger and the dollar value at the effective time of the merger cannot be determined until the closing date of the merger. The unaudited pro forma condensed combined consolidated financial statements were prepared based on the number of outstanding HNC common shares as of March 31, 2002.

        We cannot assure you that Fair, Isaac and HNC will not incur charges in excess of those included in the pro forma total consideration related to the merger or that management will be successful in its effort to integrate the operations of the companies.

        The unaudited pro forma condensed combined consolidated financial statements included in this joint proxy statement/prospectus do not include any adjustments for liabilities resulting from integration planning. Management of Fair, Isaac is in the process of assessing the costs associated with integration and estimates are not yet known.

        The unaudited pro forma condensed combined consolidated balance sheet of Fair, Isaac gives effect to the proposed merger as if it occurred on March 31, 2002 and combines the unaudited historical consolidated balance sheets of Fair, Isaac and HNC as of March 31, 2002.

        The unaudited pro forma condensed combined consolidated statement of operations of Fair, Isaac gives effect to the proposed merger as if the merger had been consummated on October 1, 2000. The unaudited pro forma condensed combined consolidated statement of operations of Fair, Isaac for the six month period ended March 31, 2002 combines the unaudited consolidated statements of operations of Fair, Isaac and HNC for the six month period ended March 31, 2002. The unaudited pro forma condensed combined consolidated statement of operations of Fair, Isaac for the fiscal year ended September 30, 2001 combines the audited historical consolidated statement of operations of Fair, Isaac for the fiscal year ended September 30, 2001 with the unaudited pro forma condensed consolidated statement of operations of HNC for the year ended December 31, 2001.

        On August 15, 2001, HNC acquired the assets of the Blaze business unit from Brokat Technologies, Inc., which was a significant transaction to HNC. The HNC unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 reflects the historical results of operations of HNC for the year ended December 31, 2001, which included operations of Blaze from the acquisition date through December 31, 2001, adjusted to give effect to the Blaze acquisition as if it had occurred on January 1, 2001.

        The accompanying unaudited pro forma condensed combined consolidated financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is not necessarily indicative of the operating results or financial position that would have occurred if the proposed merger had been consummated on October 1, 2000 or March 31, 2002, respectively, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this joint proxy statement/prospectus. The pro forma financial statements should be read in conjunction with the accompanying notes and with Fair, Isaac's and HNC's historical consolidated financial statements and related notes, incorporated by reference into this joint proxy statement/prospectus.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

AT MARCH 31, 2002

(thousands of dollars)

	Historical
	Fair, Isaac	HNC	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$106,100	$137,149	$—		$243,249
Short-term investments	7,728	119,739	—		127,467
Accounts receivable, net	51,947	34,146	—		86,093
Unbilled work in progress	34,653	7,600	—		42,253
Prepaid expenses and other current assets	10,488	10,206	—		20,694
Deferred income taxes	7,038	19,279	—		26,317

Total current assets	217,954	328,119	—		546,073
Investments	68,016	60,678	—		128,694
Property and equipment, net	48,241	21,578	—		69,819
Goodwill, net	8,075	83,954	(83,954)	(C)	510,041
			501,966	(A)
Intangibles, net	1,275	36,597	(36,597)	(C)	92,275
			43,000	(A)
			39,500	(A)
			8,500	(A)
Deferred income taxes	5,504	40,072	(25,695)	(A)	19,881
Other assets	5,382	6,241	—		11,623

	$354,447	$577,239	$446,720		$1,378,406

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$33,265	$30,099	$18,600	(A)	$86,202
			3,738	(A)
			500	(A)
Billings in excess of earned revenues	10,796	8,542	(6,834)	(A)	12,504

Total current liabilities	44,061	38,641	16,004		98,706
Long-term liabilities:
Other liabilities	4,772	2,298	—		7,070
Convertible subordinated notes	—	150,000	—		150,000

Total long-term liabilities	4,772	152,298	—		157,070

Total liabilities	48,833	190,939	16,004		255,776

Stockholders' equity:
Common stock	239	36	(36)	(B)	424
			185	(A)
Paid in capital in excess of par value	126,037	531,574	(531,574)	(B)	993,785
			778,235	(A)
			89,513	(A)
Retained earnings (accumulated deficit)	227,550	(144,772)	144,772	(B)	188,250
			(39,300)	(A)
Less treasury stock, at cost	(45,065)	—	—		(45,065)
Deferred compensation	(1,662)	(176)	176	(B)	(13,279)
			(11,617)	(A)
Accumulated other comprehensive income (loss)	(1,485)	(362)	362	(B)	(1,485)

Total stockholders' equity	305,614	386,300	430,716		1,122,630

	$354,447	$577,239	$446,720		$1,378,406

See accompanying notes to unaudited pro forma condensed
combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED MARCH 31, 2002

(in thousands, except per-share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Fair, Isaac	HNC
Revenues	$172,111	$109,848	$—		$281,959
Costs and expenses:
Cost of revenues	77,712	44,188	—		121,900
Research and development	14,778	25,059	—		39,837
Sales, general and administrative	36,661	37,225	—		73,886
Amortization of intangibles and transaction-related costs	1,134	19,224	(19,036)	(C)	7,789
			6,467	(A)
Amortization of deferred compensation	—	—	2,171	(A)	2,171
Restructuring and impairment charges	—	1,221	—		1,221

Total costs and expenses	130,285	126,917	(10,398)		246,804

Income (loss) from operations	41,826	(17,069)	10,398		35,155
Other income (expense), net	3,823	(288)	—		3,535

Income (loss) before income taxes	45,649	(17,357)	10,398		38,690
Provision (benefit) for income taxes	17,917	(5,229)	3,175	(D)	15,863

Net income (loss)	$27,732	$(12,128)	$7,223		$22,827

Earnings (loss) per share:
Diluted	$0.77	$(0.34)		(E)	$0.39
Basic	$0.81	$(0.34)		(E)	$0.43
Shares used in computing earnings (loss) per share:
Diluted	36,120	35,463		(E)	57,813
Basic	34,359	35,463		(E)	52,764

See accompanying notes to unaudited pro forma condensed
combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF
HNC SOFTWARE INC.

FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except per-share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Consolidated HNC
	HNC	Blaze(1)
Revenues	$226,670	$17,357	$—		$244,027
Costs and expenses:
Costs of revenues	87,192	8,602	—		95,794
Research and development	45,667	7,739	—		53,406
Sales, general and administrative	74,649	24,596	—		99,245
Transaction-related amortization and costs	56,556	552,227	(552,227)	(F)	58,693
			2,137	(G)
In-process research and development	487	—	—		487
Restructuring and impairment charges	4,642	1,393	—		6,035

Total operating expenses	269,193	594,557	(550,090)		313,660
Income (loss) from operations	(42,523)	(577,200)	550,090		(69,633)
Other income (expense), net	(201)	(35)	—		(236)

Income (loss) before income tax provision (benefit)	(42,724)	(577,235)	550,090		(69,869)
Income tax provision (benefit)	(6,272)	—	(876)	(H)	(7,148)

Net income (loss)	$(36,452)	$(577,235)	$550,966		$(62,721)

Earnings (loss) per share:
Basic and diluted net loss per common share	$(1.06)				$(1.82)
Shares used in computing basic and diluted net loss per common share	34,509				34,509

(1)
Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze, including associated cost-cutting measures.

See accompanying notes to unaudited pro forma condensed
combined consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS FOR THE YEAR ENDED SEPTEMBER 30, 2001
(in thousands, except per-share amounts)

	Historical
			Pro Forma Adjustments			Historical Blaze(3)	Pro Forma Adjustments		Pro Forma Combined
	Fair, Isaac(1)	HNC(2)			Subtotal
Revenues	$329,148	$226,670	$—		$555,818	$17,357	$—		$573,175
Costs and expenses:
Cost of revenues	148,559	87,192	—		235,751	8,602	—		244,353
Research and development	28,321	45,667	—		73,988	7,739	—		81,727
Sales, general and administrative	78,061	74,649	—		152,710	24,596	—		177,306
Amortization of intangibles and transaction-related costs	2,100	56,556	(56,444)	(C)	15,145	552,227	(552,227)	(F)	15,145
			12,933	(A)		—	—
Amortization of deferred compensation	—	—	5,175	(A)	5,175	—	—		5,175
In-process research and development	—	487	—		487	—	—		487
Restructuring and impairment charges	—	4,642	—		4,642	1,393	—		6,035

Total costs and expenses	257,041	269,193	(38,336)		487,898	594,557	(552,227)		530,228

Income (loss) from operations	72,107	(42,523)	38,336		67,920	(577,200)	552,227		42,947
Other income (expense), net	4,746	(201)	—		4,545	(35)	—		4,510

Income (loss) before income taxes	76,853	(42,724)	38,336		72,465	(577,235)	552,227		47,457
Provision (benefit) for income taxes	30,741	(6,272)	5,242	(D)	29,711	—	(10,254)	(D)	19,457

Net income (loss)	$46,112	$(36,452)	$33,094		$42,754	$(577,235)	$562,481		$28,000

Earnings (loss) per share:
Diluted	$1.33	$(1.06)			$0.79			(E)	$0.52
Basic	$1.40	$(1.06)			$0.84			(E)	$0.55
Shares used in computing earnings (loss) per share:
Diluted	34,589	34,509			53,917			(E)	53,917
Basic	32,979	34,509			50,889			(E)	50,889

(1)
For the year ended September 30, 2001.
(2)
For the year ended December 31, 2001.
(3)
Blaze was acquired by HNC on August 15, 2001. These results represent revenue and expenses recognized by the predecessor owner of Blaze from January 1, 2001 through August 14, 2001 and are not reflective of actual results subsequent to HNC's acquisition of Blaze. The unaudited pro forma condensed combined consolidated statement of operations for the six months ended March 31, 2002 includes actual results for Blaze subsequent to the acquisition. These amounts reflect the effects of integrating Blaze, including associated cost-cutting measures.

See accompanying notes to unaudited pro forma condensed
combined consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Adjustments

        The measurement date to determine the value of the proposed merger has not occurred. The pro forma adjustments are based on preliminary estimates which may change as additional information is obtained.

(A)
Purchase Price Adjustments

        The purchase price adjustments reflect the assumed issuance of 18,505,176 shares of Fair, Isaac common stock to HNC stockholders using an exchange ratio of 0.519, based on the outstanding shares of HNC on March 31, 2002. The fair value of the Fair, Isaac shares assumed to be issued is based on a per share value of $42.07, which is equal to Fair, Isaac's last sale price per share as reported on the New York Stock Exchange for the trading-day period two days before and after March 31, 2002, as adjusted for Fair, Isaac's 3-for-2 stock split on June 5, 2002. For purposes of determining the fair value of the options assumed, Fair, Isaac used the value of Fair, Isaac's common stock on March 31, 2002, as adjusted for Fair, Isaac's 3-for-2 stock split on June 5, 2002.

        For purposes of the pro forma financial information, the following table presents the assumptions used.

Total consideration (in thousands):
Fair value of Fair, Isaac common stock assumed to be issued	$778,420
Estimated acquisition related costs	18,600
Employee change in control agreements	3,738
Employee severance costs	500
Estimated fair value of options to purchase Fair, Isaac common stock to be issued, less $11.6 million representing the portion of the intrinsic value of HNC's unvested options applicable to the remaining vesting period	77,896

$879,154

        The actual number of Fair, Isaac common shares and options to be issued will be based on the actual number of HNC common shares and options outstanding at the consummation date.

        The estimated acquisition-related costs consist primarily of banking, legal and accounting fees, printing and mailing costs, and other directly related charges.

        Employee severance costs consist of a cash severance payment due upon the closing of the merger of $3.7 million to five HNC executives and $500,000 in cash severance payments to other employees of HNC upon the closing of the merger.

        The planning process for the integration of HNC's operations may result in additional accruals for severance costs and/or facilities closures in accordance with Emerging Issues Task Force (EITF) Issue No. 95-3. Such accruals would increase the purchase consideration and the allocation of the purchase consideration to goodwill.

        The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of HNC. This allocation is preliminary and based on HNC's assets and liabilities as of March 31, 2002.

Purchase price allocation (in thousands):
Net tangible assets	$246,888
Goodwill	501,966
Other intangible assets:
Existing Technology	43,000
Customer Relationship	39,500
Trade Name	8,500
In-process research and development	39,300

$879,154

        Net tangible assets consist of $265.7 million recorded on the HNC historical financial statements as of March 31, 2002, adjusted principally for an increase in deferred tax liabilities of $25.7 million and the reduction in deferred revenue of $6.8 million.

        Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined consolidated statement of operations does not reflect the amortization of goodwill acquired in the proposed merger consistent with the guidance in the Financial Accounting Standards Board (FASB) Statement No. 142, Goodwill and Other Intangible Assets.

        Amortization of other intangible assets has been provided over the following estimated useful lives: existing technology—5 years; customer relationship—15 years; trade name—5 years. This will result in annual amortization of approximately $8.6 million for existing technology, $2.6 million for customer relationship and $1.7 million for trade name.

        The purchase price allocation includes a reduction in HNC's reported deferred revenue at March 31, 2002. HNC's deferred revenue relates primarily to the remaining portion of periodic licenses, maintenance and services sold to customers for which payment has been received. Under the purchase method of accounting, HNC's deferred revenue was reduced by approximately $6.8 million to the estimated fair value of the related obligations as of March 31, 2002.

        The deferred revenue adjustment, which will be based on HNC's deferred revenue at the date of the merger, will have the effect of reducing the amount of revenue the combined company will recognize in periods subsequent to the merger compared to the amount of revenue HNC would have recognized in the same periods absent the merger.

        The $11.6 million of deferred stock-based compensation represents the unearned portion, as of March 31, 2002, of the intrinsic value of HNC's unvested common stock options assumed in the merger. For purposes of the calculation, HNC's outstanding options that will vest solely as a result of the consummation of the proposed merger are deemed to be vested as of March 31, 2002. The deferred compensation is being amortized on a straight-line basis over the remaining vesting period of less than one to four years.

(B)
The pro forma adjustment represents the elimination of HNC's stockholders' equity accounts.

(C)
The pro forma adjustment represents the elimination of HNC's capitalized goodwill and other intangible assets aggregating $120.6 million at March 31, 2002 and related amortization expense of $56.4 million and $19.0 million for the year ended September 30, 2001 and the six month period ended March 31, 2002, respectively.

(D)
The adjustment reflects the statutory tax rate of 41%.

(E)
The following table sets forth the computation of basic and diluted earnings per share:

	Historical
For the Six Months Ended March 31, 2002			Pro Forma Combined
	Fair, Isaac	HNC
	(in thousands, except per share data)
Numerator:
Net income (loss)	$27,732	$(12,128)	$22,827
Denominator:
Weighted-average common shares outstanding	34,359	35,463	52,764
Effect of dilutive employee stock options outstanding	1,710	1,053	2,263
Restricted securities issued in Nykamp acquisition	51	—	51
Effect of dilutive Employee Stock Purchase Plan equivalents	—	61	32
Effect of conversion of convertible subordinated notes	—	5,208	2,703

Diluted common shares	36,120	41,785	57,813
Diluted earnings (loss) per share	$0.77	$(0.34)	$0.39
Basic earnings (loss) per share	$0.81	$(0.34)	$0.43
For the Year Ended September 30, 2001	Historical Fair, Isaac	Pro Forma HNC	Pro Forma Combined
	(in thousands, except per share data)
Numerator:
Net income (loss)	$46,112	$(62,721)	$28,000
Denominator:
Weighted-average common shares outstanding	32,979	34,509	50,889
Effect of dilutive employee stock options outstanding	1,610	1,799	2,044
Effect of dilutive Employee Stock Purchase Plan equivalents	—	61	32
Effect of conversion of convertible subordinated notes	—	1,835	952

Diluted common shares	34,589	38,204	53,917
Diluted earnings (loss) per share	$1.33	$(1.82)	$0.52
Basic earnings (loss) per share	$1.40	$(1.82)	$0.55
(F)
Reflects the elimination of Blaze's historical amortization and impairment of goodwill and intangible assets.

(G)
Reflects the amortization of identifiable intangible assets resulting from the Blaze acquisition over the estimated useful lives of two to four years, as if the acquisition had occurred on January 1, 2001.

(H)
Reflects the estimated tax benefit resulting from the amortization of the intangible assets recorded as part of the Blaze acquisition, as if it had occurred on January 1, 2001.

THE MERGER AGREEMENT

        The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement, which is incorporated by reference into this joint proxy statement/prospectus and attached as Annex A. We urge you to read the full text of the merger agreement.

Structure of the Merger

        Under the merger agreement, a Fair, Isaac subsidiary will merge with and into HNC so that HNC survives the merger and becomes a wholly-owned subsidiary of Fair, Isaac.

Timing of Closing

        We expect that the closing of the merger will occur on the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived. Immediately upon the closing of the merger, we will file a certificate of merger with the Secretary of State of the State of Delaware, at which time the merger will be effective.

Merger Consideration

        The merger agreement provides that each share of HNC common stock outstanding immediately prior to the effective time will, at the effective time, be converted into the right to receive 0.346 shares of Fair, Isaac common stock. This exchange ratio, however, was adjusted pursuant to the terms of the merger agreement from 0.346 to 0.519 of a share of Fair, Isaac common stock per share of HNC common stock as a result of Fair, Isaac's 3-for-2 stock split on June 5, 2002. Any shares of HNC common stock held by HNC as treasury stock or owned by Fair, Isaac or any subsidiary of Fair, Isaac or HNC will be canceled without any payment for those shares.

Treatment of HNC Stock Options

        At the effective time, each outstanding option granted by HNC to purchase shares of HNC common stock will be converted into an option to acquire Fair, Isaac common stock having the same terms and conditions as the HNC stock option had before the effective time, except to the extent that some HNC stock options will have their vesting accelerate in connection with the merger. See "Interests of Certain Persons in the Merger" on page 64. The number of shares that the new Fair, Isaac option will be exercisable for and the exercise price of the new Fair, Isaac option will be adjusted in accordance with the exchange ratio in the merger.

Exchange of Shares

        We will appoint an exchange agent to handle the exchange of HNC stock certificates in the merger for Fair, Isaac stock and the payment of cash for fractional shares of Fair, Isaac stock. Soon after the closing, the exchange agent will send to each holder of HNC stock a letter of transmittal for use in the exchange and instructions explaining how to surrender HNC stock certificates to the exchange agent. Holders of HNC stock who surrender their certificates to the exchange agent, together with a properly completed letter of transmittal, will receive the appropriate merger consideration. Holders of unexchanged shares of HNC stock will not be entitled to receive any dividends or other distributions payable by Fair, Isaac after the closing until their certificates are surrendered.

        Fair, Isaac will not issue any fractional shares in the merger. Instead, holders of HNC common stock will receive a cash payment in the amount of the proceeds from the sale of their fractional shares of Fair, Isaac common stock in the market.

Fair, Isaac Board

        Fair, Isaac has agreed to take the necessary corporate action so that, as of the closing, the Fair, Isaac board of directors will consist of each of the directors of Fair, Isaac immediately prior to the effective time of the merger and two persons selected by Fair, Isaac who are either:

  •
  directors of HNC prior to the effective time, or

  •
  other individuals reasonably acceptable to HNC.

Covenants

        Each of Fair, Isaac and HNC has agreed to certain covenants in the merger agreement. The following summarizes the more significant of these covenants.

        HNC's Covenant Not to Solicit.    HNC has agreed that it and its subsidiaries and their officers and directors will not take, and that it shall use its reasonable best efforts to cause its employees, agents and representatives not to take, action to solicit or encourage an offer for an acquisition proposal involving HNC. An "acquisition proposal" is any offer or proposal relating to any transaction (other than the proposed merger with Fair, Isaac) or series of related transactions involving:

  •
  any direct or indirect purchase from HNC or acquisition by any person or group of more than a fifteen percent interest in the total outstanding voting securities of HNC or any of its subsidiaries;

  •
  any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning fifteen percent or more of the total outstanding voting securities of HNC or any of its subsidiaries;

  •
  any merger, consolidation, business combination or similar transaction involving HNC or any of its subsidiaries;

  •
  any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent of the assets of HNC (including its subsidiaries taken as a whole); or

  •
  any liquidation or dissolution of HNC.

        Restricted actions include engaging in discussions or negotiations with any potential bidder or furnishing non-public information to a potential bidder. However, these actions are permitted in response to an unsolicited bona fide offer so long as:

  •
  the HNC board concludes in good faith, following consultation with its outside legal counsel and financial advisor, that such offer is, or is reasonably likely to result in, a superior proposal with respect to HNC;

  •
  concurrently with taking any such action, HNC gives Fair, Isaac written notice of its intention to do so;

  •
  HNC receives from any potential bidder an executed confidentiality agreement with terms at least as restrictive to the bidder as those in the existing confidentiality agreement between Fair, Isaac and HNC;

  •
  HNC provides Fair, Isaac with copies of any nonpublic information provided to the bidder, to the extent that the information has not already been provided to Fair, Isaac; and

  •
  the HNC board concludes in good faith, after consultation with its outside legal counsel, that the restricted actions are required in order to prevent a breach of the board's fiduciary obligations under applicable law.

        HNC must keep Fair, Isaac informed of the identity of any potential bidder and the material terms and status of any offer as well as provide Fair, Isaac with 48 hours prior notice (or lesser notice as it provides to its own directors) of any meeting of HNC's board of directors at which HNC's board is reasonably expected to consider an acquisition proposal.

        HNC Board's Covenant to Recommend.    The HNC board has agreed to recommend the approval and adoption of the merger agreement and the merger to HNC's stockholders. However, the HNC board is permitted to withhold this recommendation or to withdraw or modify it in a manner adverse to Fair, Isaac if:

  •
  HNC has received a superior proposal which has not been withdrawn;

  •
  the meeting of HNC stockholders to consider and vote on the merger agreement and the merger has not occurred;

  •
  the HNC board has concluded in good faith, after consultation with its outside legal counsel, that in light of the superior proposal, the board is required to change its recommendation to prevent a breach of its fiduciary obligations under applicable law;

  •
  HNC has given Fair, Isaac written notice which expressly states that HNC has received a superior proposal, the material terms and conditions of the superior proposal and the identity of the person making the superior proposal, and that HNC's board intends to change its recommendation of the merger;

  •
  HNC has provided Fair, Isaac with a copy of all written material and information delivered or made available to the person making the superior proposal and not previously provided to Fair, Isaac;

  •
  HNC has considered any counterproposal that Fair, Isaac may make during the five day period after Fair, Isaac's receipt of the written notice referred to above, and determined in the good faith judgment of HNC's board of directors, following consultation with its outside legal counsel and financial advisor, that such counterproposal is less favorable from a financial point of view to HNC's stockholders than the superior proposal; and

  •
  HNC has complied with its obligations described in this section and the no solicitation covenant described above under "HNC's Covenant Not to Solicit."

        Even if the HNC board changes, in a manner adverse to Fair, Isaac, its recommendation in favor of the merger, HNC must still call and hold a stockholders' meeting as otherwise required by the merger agreement to vote on the approval and adoption of the merger agreement and the merger.

        Fair, Isaac Board's Covenant to Recommend.    The Fair, Isaac board has agreed to recommend to Fair, Isaac's stockholders the approval of the issuance of common stock in connection with the merger. Under the merger agreement, the Fair, Isaac board is not permitted to withdraw or modify this recommendation in a manner adverse to HNC.

        Interim Operations of Fair, Isaac and HNC.    Each of Fair, Isaac and HNC has undertaken a separate covenant that places restrictions on it and its subsidiaries until either the merger becomes effective or the merger agreement is terminated. In general, Fair, Isaac and its subsidiaries and HNC and its subsidiaries are required to conduct their business in the ordinary course substantially consistent with past practice and in a manner not representing a new strategic direction, and to use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties. The companies have also agreed to additional specific restrictions that are subject to exceptions described in the merger agreement. The following table summarizes the more significant of these restrictions undertaken by each company:

Restricted actions:	Fair, Isaac	HNC
Amendment of its organizational documents	X	X

Entering into any merger, liquidation or other significant transaction (except with respect to Fair, Isaac, mergers that do not require approval of its stockholders unless the record date for the stockholder vote is after the effective time of the merger)	X	X
Issuance or disposal of equity securities, options or other securities convertible into or exercisable for equity securities, with certain specific exceptions	X	X
Split, combination or reclassification of its capital stock (except with respect to Fair, Isaac, its previously announced three-for-two stock split)	X	X

Declaration or payment of dividends, except with respect to Fair, Isaac, the payment of regular quarterly cash dividends at the rate of $0.02 per share and the stock dividend in connection with its 3-for-2 stock split on June 5, 2002	X	X
Redemption or repurchase of its capital stock (except with respect to Fair, Isaac, repurchases under its publicly announced repurchase program)	X	X
Amendment of the terms of any outstanding stock options		X
Capital expenditures except within budgeted amounts, subject to certain ordinary course exceptions		X

Increase in directors, officer or employee compensation or benefits, except for normal ordinary course increases consistent with past practice, or adoption of any new, or amend any existing, compensation and benefit plan		X
Acquisition of any equity interest in, or assets of, any business or any division thereof		X
Disposal of material assets, except in ordinary course consistent with past practice or pursuant to existing commitments		X
Incurrence or assumption of long- or short-term debt or issuance of debt securities, except for borrowings under existing lines of credit in the ordinary course of business, in non-material amounts		X
Assumption or guarantee of the obligations of any person, except in the ordinary course of business consistent with past practice, in non-material amounts		X
Mortgage, pledge or otherwise encumber shares of its capital stock or its assets or properties		X
Entrance into any material joint venture or partnership		X
Make or change any tax election, settle any audit or file any amended tax return, in each case, that is reasonably likely to result in a material tax liability		X

Payment, discharge or satisfaction of any material claims, liabilities or obligations other than in the ordinary course of business consistent with past practice those liabilities or obligations reflected or reserved against in its balance sheet		X

Entrance into any exclusive license or other agreement with respect to its intellectual property rights or consulting agreement other than in the ordinary course of business		X
Entrance into any agreement with any director, officer or affiliate, except for payment of compensation and grants of options otherwise permitted under the merger agreement		X
Amendment or modification of the terms of existing customer contracts to accelerate the payments due under these contracts		X
Entrance into any agreement that would prevent Fair, Isaac or any of its subsidiaries from competing in any line of business or geographic area		X
Amendment or waiver of any standstill or similar agreement		X
Change of accounting policies except for non-material changes or changes required by a change in GAAP	X	X
Any action that materially delays or materially impedes the merger	X	X

        Best Efforts Covenant.    Fair, Isaac and HNC have agreed to cooperate with each other and to use their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the merger agreement and applicable laws to consummate the merger and the other transactions contemplated by the merger agreement as soon as practicable, including taking actions necessary, proper or advisable to obtain necessary regulatory authorizations or consent. However, Fair, Isaac is not required to proffer to, or agree to, sell or hold separate and agree to sell, any material assets, businesses, or interest in any material assets or businesses of Fair, Isaac HNC or any of their affiliates, or agree to any material changes or restrictions in the operations of any such assets or businesses if such action or agreement would be reasonably likely to have a material adverse effect on the benefits expected to be derived through the merger.

        Certain Employee Benefits Matters.    The merger agreement provides that Fair, Isaac will cause the surviving corporation to honor in accordance with their terms all obligations under HNC's employee benefit arrangements and plans to the extent entitlements or rights exist under those arrangements or plans as of the effective time of the merger.

        Fair, Isaac has also agreed, following the closing, to provide HNC employees who were employed by HNC or its subsidiaries at the closing and who continue as employees of Fair, Isaac or its subsidiaries, for so long as they remain so employed, employee benefits, pursuant to benefit plans and arrangements as provided to those employees immediately prior to the closing, or pursuant to benefit plans and arrangements maintained by Fair, Isaac.

        HNC has agreed to take all actions necessary pursuant to the terms of HNC's employee stock purchase plan in order to accelerate the purchase date for any outstanding offering period under the plan so that a new purchase date for all outstanding offering periods will occur on the day prior to the effective time of the merger and shares must be purchased by the participants in the plan prior to the effective time of the merger. All outstanding offering periods under the plan will expire immediately following the accelerated purchase date described in the preceding sentence and HNC's employee stock purchase plan will be terminated immediately prior to the effective time of the merger.

        Indemnification and Insurance of HNC Directors and Officers.    Fair, Isaac has agreed that:

  •
  it will indemnify, defend and hold harmless each person who, as of the effective time of the merger, is a present or former director or officer of HNC against all expenses, judgments, claims, damages or other liabilities such person may incur in that capacity due to any claim arising on or before the effective time of the merger, to the fullest extent permitted under applicable law, HNC's certificate of incorporation and bylaws and other indemnification agreements between such individuals and HNC in effect on the date of the merger agreement; and

  •
  it will cause HNC to use its reasonable best efforts to maintain directors' and officers' liability insurance covering each person currently covered by HNC's directors' and officers' liability insurance policy on comparable terms for a period of six years after closing of the merger, except that Fair, Isaac is not obligated to pay for more than 175% of the amount of the premium currently paid by HNC for such coverage, and it will use its reasonable best efforts to maintain the maximum amount of such insurance coverage that is available for a premium that is 175% of HNC's current annual premium.

        Convertible Notes.    Fair, Isaac and HNC have agreed to take all actions which are necessary so that after the effective time of the merger, the outstanding convertible notes of HNC will be convertible into Fair, Isaac common stock, taking into account adjustment for the exchange ratio, subject to any noteholder's right to hold the convertible notes through maturity. Fair, Isaac and HNC have agreed to execute and deliver to the trustee under the indenture governing the convertible notes a supplemental indenture, and Fair, Isaac has agreed either to assume or cause the surviving corporation to comply with all of the HNC's obligations under the registration rights agreement relating to the convertible notes. Fair, Isaac has agreed to file with the SEC a registration statement that registers the resale of the Fair, Isaac common stock issuable upon conversion of the convertible notes and to use its reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the effective time of the merger.

        Tax Covenants.    Fair, Isaac and HNC have agreed to not take or cause to be taken any action that would disqualify the merger as a tax-free reorganization. In addition, both parties have agreed that neither they, nor any of their respective affiliates, will take or cause to be taken any action that would cause any of them to be unable to make representations necessary for outside legal counsel to render a legal opinion relating to the tax consequences of the distribution by HNC of one of its subsidiaries in September 2000. The delivery of this legal opinion is a condition to Fair, Isaac's obligations to close the merger and is described in more detail under "Fair, Isaac Closing Conditions" below.

        NYSE Listing and Nasdaq De-quotation.    Fair, Isaac has agreed to use its best efforts to cause the shares of Fair, Isaac common stock to be issued in the merger to be approved for listing on the NYSE prior to the effective time of the merger subject to official notice of issuance. HNC has agreed to use its best efforts to cause the HNC common stock to be de-quoted from Nasdaq and de-registered under the federal securities laws as soon as practicable following the effective time.

Representations and Warranties

        The merger agreement contains substantially reciprocal representations and warranties made between Fair, Isaac and HNC. The most significant of these relate to:

  •
  corporate authorization to enter into the transactions contemplated by the merger agreement;

  •
  the stockholder votes and governmental approvals required in connection with the contemplated transactions;

  •
  absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

  •
  capitalization;

  •
  ownership of subsidiaries;

  •
  filings with the SEC;

  •
  financial statements;

  •
  accuracy of information provided for inclusion in this joint proxy statement/prospectus;

  •
  absence of material changes since a specified balance sheet date;

  •
  absence of undisclosed material liabilities;

  •
  ownership of intellectual property;

  •
  litigation;

  •
  tax matters;

  •
  employee benefits matters;

  •
  compliance with laws;

  •
  finders' or advisors' fees;

  •
  environmental matters;

  •
  labor matters;

  •
  inapplicability of the Delaware anti-takeover statute; and

  •
  amendments to stockholder rights plans to render them inapplicable to the merger.

        The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

Conditions to the Completion of the Merger

        Mutual Closing Conditions.    The obligations of Fair, Isaac and HNC to complete the merger are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

  •
  approval by the Fair, Isaac stockholders of the common stock issuance in connection with the merger;

  •
  approval by the HNC stockholders of the merger agreement and the merger;

  •
  expiration or termination of the HSR Act waiting period;

  •
  absence of any legal prohibition on completion of the merger;

  •
  Fair, Isaac's registration statement on Form S-4, which includes this proxy statement/prospectus, being effective and not subject to any stop order by the SEC;

  •
  approval for the listing on the NYSE of the shares of Fair, Isaac common stock to be issued in the merger; and

  •
  receipt of all material regulatory approvals for the merger.

        Fair, Isaac Closing Conditions.    In addition to the mutual closing conditions, the obligation of Fair, Isaac to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

  •
  performance in all material respects by HNC of the obligations required to be performed by HNC at or prior to closing;

  •
  accuracy as of closing of the representations and warranties made by HNC, except for inaccuracies that would not have a material adverse effect on HNC or the ability of HNC to complete the merger;

  •
  receipt of consents or approvals that are required under contracts to which HNC is a party unless failure to obtain the consent or approval would not have a material adverse effect on HNC or the ability of HNC to complete the merger;

  •
  receipt of opinion of counsel that the merger will qualify as a tax-free reorganization;

  •
  receipt of resignations of the directors and designated officers of HNC and its subsidiaries;

  •
  receipt of comfort letters from HNC's accountants;

  •
  absence of a material adverse effect or any reasonable likelihood of a material adverse effect on HNC during the period from April 28, 2002 until closing; and

  •
  receipt of opinion of counsel as to specified tax matters that relate to the distribution by HNC of one of its subsidiaries in September 2000.

        The opinion described in the last closing condition relates to the distribution by HNC of the stock of Retek, Inc., which occurred in September 2000. The distribution of Retek was intended to be tax-free to HNC and its stockholders. However, the tax-free nature of such a spin-off can be affected by subsequent events. In particular, Section 355(e) of the Code imposes a tax on an otherwise tax-free spin-off if 50% or more of the stock of the distributing company or the company that was distributed is acquired as part of a common plan that includes the distribution. The tax imposed under Section 355(e) is imposed on the distributing company and is determined by reference to the value of the stock of the subsidiary that was distributed. With respect to HNC's distribution of Retek, Fair, Isaac's obligation to complete the merger is subject to the satisfaction or waiver of a condition that Fair, Isaac receive an opinion of outside counsel to the effect: (1) that the merger will not cause the distribution of Retek to fail to qualify as a tax-free spin-off; (2) that the merger will not cause Section 355(e) to apply to the Retek spin-off, and (3) that the Retek spin-off, alone or in combination with any other transaction, will not be taxable under Section 355(e). Fair, Isaac currently expects to receive the foregoing opinion. However, in rendering the opinion, counsel will rely on certain representations and covenants of HNC and Fair, Isaac as well as specified assumptions. In addition, counsel's ability to ultimately provide such an opinion as of the closing date will depend on the absence of changes in existing facts or in law between the date of this joint proxy statement/prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate or cannot be made or if any such change in fact or law occurs, then counsel may not be able to provide the required opinion as of the closing date.

        Neither HNC nor Fair, Isaac intends to obtain a ruling from the IRS with respect to the tax impact of the merger on the Retek spin-off. In addition, it is possible that actions taken by Retek after the closing date could cause the Retek spin-off to be taxable to HNC. In connection with the Retek distribution, HNC and Retek entered into an agreement pursuant to which Retek agreed that it would not engage in specified actions that could result in the application of Section 355(e) of the Code unless HNC agreed to such actions. Pursuant to the agreement, to the extent that Retek does engage in such actions, it is obligated to indemnify HNC for any resulting tax liability under Section 355 of the Code. To the extent HNC is entitled to such an indemnity, HNC would be required to collect the claim on an unsecured basis.

        Although we believe that the opinion described above correctly describes the applicable tax law, the IRS may not adopt counsel's opinion and may adopt a contrary position, which the courts may sustain. If Section 355(e) of the Code were to apply to the Retek spin-off and if HNC could not collect on the indemnity for the resulting tax liability caused by an acquisition of Retek or if the acquisition caused section 355(e) of the Code to apply, the liability could have a material adverse effect on HNC and the combined company.

        HNC Closing Conditions.    In addition to the mutual closing conditions, the obligation of HNC to complete the merger is subject to the satisfaction, or waiver, of the following additional conditions:

    •
    performance in all material respects by Fair, Isaac of the obligations required to be performed by Fair, Isaac at or prior to closing;

    •
    accuracy as of closing of the representations and warranties made by Fair, Isaac, except for inaccuracies that would not have a material adverse effect on Fair, Isaac or the ability of Fair, Isaac to complete the merger;

    •
    receipt of opinion of counsel that the merger will qualify as a tax-free reorganization; and

    •
    absence of a material adverse effect or any reasonable likelihood of a material adverse effect on Fair, Isaac during the period from April 28, 2002 until closing.

Termination of the Merger Agreement

        Right to Terminate.    The merger agreement may be terminated at any time prior to the closing in any of the following ways:

          (a)  by mutual written consent of Fair, Isaac and HNC.

          (b)  by either Fair, Isaac or HNC if:

      •
      the merger has not been completed by October 31, 2002. However, that date may be extended by Fair, Isaac or HNC to as late as December 31, 2002 if the reason for not closing by October 31, 2002 is that the regulatory conditions specified in the merger agreement have not been satisfied by that date;

      •
      Fair, Isaac or HNC stockholders fail to give their necessary approvals;

      •
      there is a permanent legal prohibition to closing the merger; or

      •
      neither Fair, Isaac's nor HNC's counsel is able to deliver the opinion that consummation of the merger will not have certain adverse effects on the tax-treatment of the spin-off of a former subsidiary of HNC from HNC in September 2000.

          (c)  by Fair, Isaac if:

      •
      the Board of Directors of HNC withdraws or amends in a manner adverse to Fair, Isaac its approval or recommendation of the merger agreement;

      •
      HNC fails to include in this proxy statement/prospectus the recommendation of its board of directors in favor of the merger agreement and the merger;

      •
      HNC's board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the merger agreement and the merger within ten days after Fair, Isaac requests in writing that the recommendation be reaffirmed;

      •
      HNC's board of directors approves or recommends any alternative acquisition proposal;

      •
      a tender or exchange offer relating to HNC's securities has been commenced by a person unaffiliated with Fair, Isaac and HNC has not sent to its stockholders within ten days after the tender or exchange offer is first published, sent or given, a statement that HNC's board of directors recommends rejection of the tender or exchange offer; or

      •
      HNC breaches it agreements with respect to its special meeting of stockholders or solicitation of alternative acquisition proposals.

          (d)  by HNC if:

      •
      the Board of Directors of Fair, Isaac withdraws or amends in a manner adverse to HNC its approval or recommendation of the issuance of Fair, Isaac common stock in connection with the merger;

      •
      Fair, Isaac fails to include in this proxy statement/prospectus the recommendation of its board of directors in favor of the issuance of Fair, Isaac common stock in connection with the merger; or

      •
      Fair, Isaac's board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the issuance of Fair, Isaac common stock in connection with the merger within ten days after HNC requests in writing that the recommendation be reaffirmed.

          (e)  by Fair, Isaac or HNC if the other party has breached its representations, warranties, covenants or obligations under the merger agreement, which breach would result in the failure to satisfy the closing conditions relating to breaches of representations, warranties and covenants and such breach shall be incapable of being cured, or, if curable through the exercise of reasonable efforts, shall not have been cured within 30 days after written notice of the breach was received.

        Neither Fair, Isaac nor HNC can terminate the merger agreement for the reasons described in the first bullet under paragraph (b) above if its failure to fulfill in any material respect its obligations under the merger agreement resulted in the failure to complete the merger.

        If the merger agreement is validly terminated, the agreement will become void and of no effect without any liability on the part of any party unless such party is in material or willful breach. However, the provisions of the merger agreement relating to expenses and termination fees, as well as the confidentiality agreement entered into between Fair, Isaac and HNC, will continue in effect notwithstanding termination of the merger agreement.

        Termination Fees Payable by HNC.    HNC has agreed to pay Fair, Isaac a cash amount equal to $25 million in any of the following circumstances:

    •
    either Fair, Isaac or HNC terminates the merger agreement if HNC stockholders fail to give the necessary approval of the merger at a duly held meeting and prior to such meeting an alternative acquisition proposal was made to HNC or its stockholders, and HNC enters into an agreement within 12 months of the termination providing for the acquisition of HNC by a person other than Fair, Isaac and an acquisition of HNC is consummated within 18 months of the termination;

    •
    Fair, Isaac terminates the merger agreement because a closing condition relating to HNC's representations, warranties or covenants would not be satisfied, following a willful and material breach of the merger agreement by HNC, and prior to such breach an alternative acquisition proposal was made to HNC or its stockholders, and HNC enters into an agreement within 12 months of the termination providing for the acquisition of HNC by a person other than Fair, Isaac, and an acquisition of HNC is consummated within 18 months of the termination; or

    •
    Fair, Isaac terminates the merger agreement as described in paragraph (c) under "Right to Terminate" above.

Expenses

        Except as described above, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the other transactions contemplated thereby will be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing this joint proxy statement/prospectus shall be shared equally by HNC and Fair, Isaac.

Amendments; Waivers

        Any provision of the merger agreement may be amended prior to closing if the amendment is in writing and signed by HNC, Fair, Isaac and the merger subsidiary. The conditions to each of HNC's and Fair, Isaac's obligations to consummate the merger may be waived by HNC or Fair, Isaac, respectively, in whole or in part, to the extent permitted by law. After the approval of the merger agreement by the stockholders of HNC, no amendment or waiver shall change the amount or kind of merger consideration or any term of Fair, Isaac's or HNC's certificate of incorporation or otherwise adversely affect the HNC stockholders without the further approval of such stockholders.

INFORMATION ABOUT THE MEETINGS AND VOTING

        Fair, Isaac's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of Fair, Isaac common stock for use at the Fair, Isaac meeting. HNC's board of directors is also using this document to solicit proxies from the holders of HNC common stock for use at the HNC meeting. We are first mailing this joint proxy statement/prospectus and accompanying form of proxy to Fair, Isaac and HNC stockholders on or about June 19, 2002.

Matters Relating to the Meetings

	Fair, Isaac Meeting	HNC Meeting

Time and Place:	July 23, 2002 at 10:00 a.m. 200 Smith Ranch Road San Rafael, California	July 23, 2002 at 10:00 a.m. 5935 Cornerstone Court West San Diego, California

Purpose of Meeting is to Vote on the Following Items:	The proposed issuance of Fair, Isaac common stock to HNC stockholders pursuant to the terms of the merger agreement.	The proposal to approve and adopt the merger agreement and the approve the merger.

Record Date:	The record date for shares entitled to vote is June 13, 2002.	The record date for shares entitled to vote is June 13, 2002.

Outstanding Shares on Record Date:	As of June 13, 2002, there were 32,564,762 shares of Fair, Isaac common stock outstanding.	As of June 13, 2002, there were 35,973,240 shares of HNC common stock outstanding.

Shares Entitled to Vote:	Shares entitled to vote are shares of Fair, Isaac common stock held at the close of business on the record date, June 13, 2002.	Shares entitled to vote are shares of HNC common stock held at the close of business on the record date, June 13, 2002.
	Each share of Fair, Isaac common stock that you own entitles you to one vote.	Each share of HNC common stock that you own entitles you to one vote.
	Shares held by Fair, Isaac in its treasury are not voted.	Shares held by HNC in its treasury are not voted.

Quorum Requirement:	A quorum of stockholders is necessary to hold a valid meeting.	A quorum of stockholders is necessary to hold a valid meeting.
	The presence in person or by proxy at the meeting of holders of shares representing a majority of the votes of the Fair, Isaac common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by Fair, Isaac in its treasury do not count toward a quorum.	The presence in person or by proxy at the meeting of holders of shares representing a majority of the shares of the HNC common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. Shares held by HNC in its treasury do not count toward a quorum.
	A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.	A broker "non-vote" occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

Vote Necessary to Approve the Fair, Isaac and HNC Proposals

Fair, Isaac:	Approval of the common stock issuance requires the affirmative vote of a majority of the votes cast by holders of Fair, Isaac common stock, provided that the total number of votes cast for or against the common stock issuance represents at least a majority of Fair, Isaac's outstanding shares. Withheld votes, broker "non-votes" and abstentions will have no effect on the approval of the common stock issuance.
HNC:
Approval of the merger and the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of HNC common stock. Withheld votes, broker "non-votes" and abstentions have the same effect as a vote against the approval of the merger agreement and the merger.

Voting

        You may vote in person at your meeting or by proxy. We recommend you vote by proxy even if you plan to attend your meeting. You can always change your vote at the meeting.

        Voting Your Proxy.    Voting instructions are included on your proxy card. Complete, sign, date and return your respective proxy card in the enclosed envelope. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the merger proposals or abstain from voting. If you submit your proxy but do not make specific choices, your proxy will follow your board's recommendations and vote your shares:

Fair, Isaac	HNC
"FOR" the proposed issuance of shares of Fair, Isaac common stock in connection with the merger.	"FOR" the approval and adoption of the merger agreement and approval of the merger.

        Revoking Your Proxy.    You may revoke your proxy before it is voted by:

  •
  submitting a new proxy with a later date,

  •
  notifying your company's Secretary in writing before the meeting that you have revoked your proxy, or

  •
  voting in person at the meeting.

        Voting in person.    If you plan to attend a meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 13, 2002, the record date for voting.

Proxy Solicitation

        Each of Fair, Isaac and HNC will pay its own costs of soliciting proxies.

        In addition to this mailing, Fair, Isaac and HNC employees may solicit proxies personally, electronically or by telephone. Fair, Isaac is paying D. H. King & Co., Inc. a fee of $8,000 plus their reasonable out-of-pocket expenses to help with the solicitation. HNC is paying Georgeson Shareholder Communications a fee of $7,500 plus their reasonable out-of-pocket expenses to help with the solicitation. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

        The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should send in your proxy by mail without delay.

        Do not send in any stock certificates with your proxy cards. The exchange agent will mail transmittal forms with instructions for the surrender of stock certificates representing HNC common stock to former HNC stockholders as soon as practicable after the completion of the merger.

Other Business; Adjournments

        Under the laws of Delaware, where Fair, Isaac and HNC are incorporated, no business other than procedural matters may be raised at the stockholder meetings, unless proper notice to the stockholders has been given. The persons named in the proxies will have discretion to vote on these matters in accordance with their judgment.

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time without further notice other than by an announcement made at the meeting. For HNC, the chairman of the meeting has the power to adjourn the HNC stockholders meeting. For Fair, Isaac, any adjournment may be made by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists.

COMPARISON OF STOCKHOLDER RIGHTS

        The rights of HNC stockholders under Delaware law, the HNC restated certificate of incorporation and the HNC bylaws prior to the merger are substantially the same as the rights Fair, Isaac stockholders will have following the merger under Delaware law, the Fair, Isaac restated certificate of incorporation and the Fair, Isaac bylaws, with certain principal exceptions summarized in the chart below. The restated certificate of incorporation and bylaws of Fair, Isaac following the merger will be identical to those of Fair, Isaac before the merger, except for an amendment to the Fair, Isaac bylaws to increase the number of directors as provided for under "Number of Directors" below. Copies of the HNC restated certificate of incorporation, the HNC bylaws, the Fair, Isaac restated certificate of incorporation and the Fair, Isaac bylaws are incorporated by reference and will be sent to holders of shares of HNC common stock upon request. See "Where You Can Find More Information" on page 93. The summary contained in the following chart is qualified by reference to Delaware law, the HNC restated certificate of incorporation, the HNC bylaws, the Fair, Isaac restated certificate of incorporation and the Fair, Isaac bylaws.

	HNC Stockholder Rights	Fair, Isaac Stockholder Rights
Authorized Capital Stock:	The authorized capital stock of HNC consists of 240 million shares of common stock and 4 million shares of preferred stock.	The authorized capital stock of Fair, Isaac consists of 100 million shares of common stock and 1 million shares of preferred stock.
Number of Directors:	HNC's bylaws provide that the number of directors will be as determined by the HNC board. The HNC board currently consists of 6 directors.
Fair, Isaac's bylaws provides that the number of directors will be determined by the Fair, Isaac board. Fair, Isaac's board currently consists of 7 directors.
Under the merger agreement, Fair, Isaac has agreed to increase the number of directors by two.
Cumulative Voting	HNC stockholders are not entitled to cumulate their votes.
Fair, Isaac's restated certificate of incorporation provides that at all elections of directors, each stockholder is entitled to one vote per share multiplied by the number of directors to be elected and a stockholder may cast all votes for a single candidate or distribute them among the number of directors to be voted for if the candidate's name has been placed in nomination prior to the voting and the stockholder has given notice at the meeting of the stockholder's intention to cumulate votes. If one stockholder gives notice to cumulate votes, all stockholders may cumulate their votes.

Directors Quorum:	HNC's bylaws provide that at all meetings of the board of directors, a majority of the total number of authorized directors shall constitute a quorum for the transaction of business.	Fair, Isaac's bylaws provide that at all meeting of the board of directors, one-third of the entire board of directors but not less than two shall constitute a quorum for the transaction of business.
Super-majority vote requirements:	None.
The affirmative vote of at least 66 2/3% of the voting power of all outstanding shares of stock of Fair, Isaac is required to amend provisions of Fair, Isaac's restated certificate of incorporation relating to directors' indemnification and directors' limitation of liability for breach of fiduciary duty.
Stockholder Rights Plan:
Under the HNC stockholder rights plan, the rights become exercisable if a person or group acquires beneficial ownership of 20% or more of the outstanding HNC common stock. HNC has taken all action necessary to render its rights plan inapplicable to the merger agreement and the related agreements and transactions.
Under the Fair, Isaac stockholder rights plan, the rights become exercisable if a person or group acquires beneficial ownership of 15% or more of the outstanding Fair, Isaac common stock or 10 business days after the commencement of a tender offer or exchange offer, if a person or group would become an acquiring person unless the tender offer or exchange offer is a permitted offer under the stockholder rights plan.
Annual Meetings:	HNC's bylaws provide that annual meetings of stockholders are to be held at such date and time as the board of directors shall fix each year.
Fair, Isaac's bylaws provide that annual meetings are to held the first Tuesday of February of each year, at 10:00 a.m. (or the next business day if Tuesday is a legal holiday) or at such other date and time that the board of directors may designate.

Stockholder Proposals and Nominations:
HNC's bylaws contain advance notice provisions applicable to stockholder proposals and nominations. In order to bring business before an annual meeting, a stockholder's notice must be delivered to the secretary of HNC no less than 75 days and no more than 105 days prior to the first anniversary of the previous year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the previous year's annual meeting, the notice must be delivered no more than 105 days and not less than the later of 75 days prior to such annual meeting or 10 days following the day on which HNC publicly announces the date of such annual meeting.
Fair, Isaac's bylaws contain advance notice provisions applicable to stockholder proposals and nominations. In order to bring business before an annual meeting, a stockholder's notice must be delivered to the attention of the secretary of Fair, Isaac not less than 60 days and no more than 90 days prior to the scheduled date of the meeting unless the meeting is held at a date other than the first Tuesday of February (or the next business day if Tuesday is a legal holiday)and less than 70 days notice or prior public disclosure is made to stockholders, then the notice will be timely if received the earlier of 10 days following the date notice of the meeting was given or public disclosure made or two days prior to the date of the scheduled meeting.
Special Meetings of Stockholders:
	HNC's bylaws provide that special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, a majority of the members of the board of directors, or the holders of shares of HNC that are entitled to cast at least 10% of the total number of shares that are entitled to be cast at the special meeting.	Fair, Isaac's bylaws provide that special meetings may be called at any time only by the Chairman of the Board, the Vice Chairman of the Board, the President or the board of directors.

LEGAL MATTERS

        The validity of the Fair, Isaac common stock to be issued to HNC stockholders pursuant to the merger will be passed upon by Pillsbury Winthrop LLP, San Francisco, California. Certain legal matters with respect to federal income tax consequences in connection with the merger will be passed upon by Pillsbury Winthrop LLP, San Francisco, California and Fenwick & West LLP, Palo Alto, California. Certain partners of Fenwick & West LLP own an aggregate of 3,314 shares of HNC common stock.

EXPERTS

        The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K of Fair, Isaac and Company, Incorporated for the fiscal year ended September 30, 2001 have been so incorporated in reliance on the report of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in auditing and accounting.

        The consolidated financial statements incorporated in this joint proxy statement/prospectus by reference to the Current Report on Form 8-K of HNC Software Inc. dated May 24, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, stockholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the company in a timely manner.

        Fair, Isaac.    Proposals of stockholders intended to be presented at Fair, Isaac's 2003 Annual Meeting of Stockholders must be received at the Corporate Secretary's Office, 200 Smith Ranch Road, San Rafael, California 94903, no later than 5:00 p.m. on September 3, 2002, to be considered for inclusion in the proxy statement and form of proxy for that meeting. In order for business, other than a stockholder proposal included in the Fair, Isaac's proxy statement and form of proxy, to be properly brought before Fair, Isaac's 2003 Annual Meeting by a stockholder, the stockholder must give timely written notice thereof to the Corporate Secretary and must otherwise comply with the Fair, Isaac's bylaws. The bylaws provide that, to be timely, a stockholder's notice must be received by the Corporate Secretary at Fair, Isaac's principal executive offices no less than 60 days nor more than 90 days prior to the scheduled date of the Annual Meeting. If Fair, Isaac gives less than 70 days notice or prior public disclosure of the scheduled meeting date, then, to be timely, the stockholder's notice must be received no later than the earlier of (i) the close of business on the tenth day following the day on which such notice was mailed or such disclosure was made, whichever occurs first, and (ii) two days prior to the scheduled meeting date.

        HNC.    HNC will hold an annual meeting in the year 2003 only if the merger has not already been completed. If the merger does not occur, proposals of stockholders intended to be presented at the HNC annual meeting of stockholders in 2003 must be received at HNC's principal executive offices no later than December 23, 2002 to be included in HNC's proxy statement and form of proxy for that meeting. Stockholders wishing to bring a proposal before HNC's 2003 annual meeting of stockholders (but not include it in HNC's proxy materials) must provide written notice of the proposal to the Secretary of HNC at HNC's principal executive offices by March 14, 2003. In addition, stockholders must comply with the procedural requirements in HNC's bylaws. Under HNC's bylaws, notice must be delivered to the Secretary of HNC at HNC's principal executive offices no less than 75 days and no more than 105 days before the first anniversary of the 2002 annual meeting. If the annual meeting in 2003 is more than 30 days before or more than 60 days after the first anniversary of the 2002 annual meeting, then stockholders must give HNC notice of any proposal no more than 105 days and no less than the later of 75 days before the meeting or 10 days after HNC publicly announces the date of the meeting. The stockholder's notice must specify, as to each proposed matter: (a) a description of the business and reason for conducting the business at the meeting; (b) the name and address as they appear on HNC's books of the stockholder proposing the business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the number of shares of HNC common stock owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made; and (d) any material interest in the matter of the stockholder or beneficial holder or other party on whose behalf the proposal is made. Stockholders can obtain HNC's bylaws from HNC. The bylaws are also on file with the Securities and Exchange Commission. The proxy holders will vote all proxies received for the annual meeting in 2003 according to their judgment on all stockholder proposals that HNC receives after March 14, 2003.

WHERE YOU CAN FIND MORE INFORMATION

        Fair, Isaac and HNC file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

        Fair, Isaac filed a registration statement on Form S-4 to register with the SEC the Fair, Isaac common stock to be issued to HNC stockholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Fair, Isaac in addition to being a proxy statement of Fair, Isaac and HNC for the meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The SEC allows us to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/ prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

Fair, Isaac SEC Filings (File No. 1-11689)

  1.
  Annual Report on Form 10-K for the fiscal year ended September 30, 2001.

  2.
  Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001 and March 31, 2002.

  3.
  Current Report on Form 8-K filed on April 29, 2002.

  4.
  The description of Fair, Isaac's common stock contained in the Registration Statement on Form 8-A, filed on April 9, 1996, and any subsequent amendment or report filed for the purpose of updating such information.

  5.
  The description of Fair, Isaac's preferred stock purchase rights contained in the Registration Statement on Form 8-A, filed on August 10, 2001, and any subsequent amendment or report filed for the purpose of updating such description

HNC SEC Filings (File No. 0-26146)

  1.
  Annual Report on Form 10-K for the year ended December 31, 2001. However, the Selected Financial Data and the Consolidated Financial Statements therein have been supplemented by the Selected Financial Data in this Form S-4 and the Consolidated Financial Statements that are filed in the HNC Form 8-K dated May 24, 2002, as amended, respectively.

  2.
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

  3.
  Current Reports on Form 8-K filed on February 14, 2002, March 7, 2002, April 30, 2002, May 8, 2002, May 24, 2002, as amended, and June 14, 2002.

        We are also incorporating by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the stockholder meetings.

        Fair, Isaac has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Fair, Isaac, and HNC has supplied all such information relating to HNC.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in the requested document or in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

Fair, Isaac and Company, Incorporated 200 Smith Ranch Road San Rafael, California 94903 Attention: Investor Relations (415) 492-7122	HNC Software Inc. 5435 Cornerstone Court West San Diego, California 92121 Attention: Corporate Secretary (858) 452-3220

        If you would like to request documents from us, please do so by July 16, 2002, to receive them before the meetings.

        You can also get more information by visiting Fair, Isaac's website at fairisaac.com and HNC's website at hnc.com. Website materials are not part of this joint proxy statement/prospectus.

        You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the Fair, Isaac merger proposal and the HNC merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/ prospectus. This joint proxy statement/prospectus is dated June 17, 2002. Stockholders should not assume that the information in this joint proxy statement/prospectus is accurate as of any other date.

        Fair, Isaac has supplied all information contained in this joint proxy statement/prospectus relating to Fair, Isaac and HNC has supplied all information relating to HNC.

ANNEX A

AGREEMENT AND PLAN OF MERGER
Among
FAIR, ISAAC AND COMPANY, INCORPORATED,
HNC SOFTWARE INC.
and
NORTHSTAR ACQUISITION INC.
Dated as of April 28, 2002

i

6.13	Expenses	A-30
6.14	Indemnification; Directors' and Officers' Insurance	A-30
6.15	Other Actions by the Company and Parent	A-31
6.16	Section 16 Matters	A-31
6.17	Convertible Notes	A-32
ARTICLE VII Conditions		A-32
7.1	Conditions to Each Party's Obligation to Effect the Merger	A-32
7.2	Conditions to Obligations of Parent and Merger Sub	A-33
7.3	Conditions to Obligation of the Company	A-34
ARTICLE VIII Termination		A-35
8.1	Termination by Mutual Consent	A-35
8.2	Termination by Either Parent or the Company	A-35
8.3	Termination by the Company	A-35
8.4	Termination by Parent	A-36
8.5	Effect of Termination and Abandonment	A-36
ARTICLE IX Miscellaneous and General		A-37
9.1	Survival	A-37
9.2	Modification or Amendment	A-37
9.3	Waiver of Conditions	A-37
9.4	Counterparts	A-37
9.5	GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL	A-38
9.6	Notices	A-38
9.7	Entire Agreement	A-39
9.8	No Third Party Beneficiaries	A-39
9.9	Obligations of Parent and of the Company	A-39
9.10	Severability	A-39
9.11	Interpretation	A-39
9.12	Assignment	A-39
9.13	Captions	A-40
EXHIBIT A	Restated Certificate of Incorporation of the Surviving Corporation	A-41

ii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of April 28, 2002, is made and entered into by and among FAIR, ISAAC AND COMPANY, INCORPORATED, a Delaware corporation ("Parent"), HNC SOFTWARE INC., a Delaware corporation (the "Company"), and NORTHSTAR ACQUISITION INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub").

RECITALS

        WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement (the "Merger") and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interest of, their respective stockholders; and

        WHEREAS, it is the intention of the parties that the Merger qualify as a "reorganization" pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

        1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company pursuant to a statutory merger effected pursuant to Section 251 of the General Corporation Law of the State of Delaware, as amended (the "DGCL") and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Articles II and III. The Merger shall have the effects specified in the DGCL.

        1.2    Closing.    Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (i) at the offices of Pillsbury Winthrop LLP, 50 Fremont Street, San Francisco, California at 10:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

        1.3    Effective Time.    As soon as practicable following the Closing, the Company will cause a Certificate of Merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of Delaware or, if agreed to by Parent and the Company, such later time or date as may be set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS

OF THE SURVIVING CORPORATION

        2.1    The Certificate of Incorporation.    The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in the Merger to read in its entirety as set forth in Exhibit A, and as so amended shall be the restated certificate of incorporation of the Surviving Corporation (the "Charter").

        2.2    The Bylaws.    The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

ARTICLE III

CERTAIN GOVERNANCE MATTERS

        3.1    Directors of the Surviving Corporation.    The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

        3.2    Officers of the Surviving Corporation.    The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws.

        3.3    Parent Board of Directors.    At the Effective Time, the Board of Directors of Parent shall consist of (a) each of the directors of Parent immediately prior to the Effective Time and (b) two persons designated by Parent prior to the Effective Time ("Additional Board Designees") who are either (i) directors of the Company immediately prior to the Effective Time or (ii) other individuals; provided, however, that in the event that Parent designates one or two Additional Board Designees who are not directors of the Company, such Additional Board Designee(s) shall be reasonably acceptable to the Company. Prior to the Effective Time, the Board of Directors of Parent shall take all necessary action to increase the size of the Board of Directors of Parent as necessary and to elect the Additional Board Designees to the Board of Directors of Parent, in each case as of the Effective Time.

ARTICLE IV

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        4.1    Effect on Capital Stock.    At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company, the following shall occur:

                (a)    Merger Consideration.

    (i)
    Each share of common stock, par value $0.001 per share, of the Company (each a "Share" or, collectively, the "Shares") that is issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, as defined below), shall, subject to Section 4.2(e), be converted into the right to receive, and become exchangeable for, 0.346 shares (the "Exchange Ratio") of common stock, par value $0.01 per share of Parent (the "Parent Common Stock"). As used herein: (A) the term "Merger Consideration" means the shares of Parent Common Stock payable in respect of Shares upon consummation of the Merger in accordance with this Section 4.1; and (B) the term "Excluded Shares" means, collectively, (i) Shares owned by Parent or any direct or indirect Subsidiary of Parent, and (ii) Shares that are owned by the Company or any direct or indirect Subsidiary of the Company (and in each case not held on behalf of third parties).

    (ii)
    Parent agrees that pursuant to the Parent Rights Agreement a Parent Right (as those terms are defined in Section 5.1(b)(ii) below) shall be issued with each share of Parent Common Stock issued as Merger Consideration.

    (iii)
    At the Effective Time, all Shares that are issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive (A) the Merger Consideration payable in respect of such Shares under Section 4.1(a)(i), (B) cash in lieu of fractional shares pursuant to Section 4.2(e), if any, and (C) an amount equal to any distribution or dividend pursuant to Section 4.2(c).

                (b)    Cancellation of Excluded Shares.    At the Effective Time, each Excluded Share that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                (c)    Merger Sub.    At the Effective Time, each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        4.2    Exchange of Certificates for Shares.

                (a)    Exchange Agent.    As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the shares of Parent Common Stock and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.1(a)(i) (including cash in lieu of fractional shares) to be exchanged for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto and any cash in lieu of fractional shares, being collectively hereinafter referred to as the "Exchange Fund").

                (b)    Exchange Procedures.    Promptly after the Effective Time (but in no event later than ten (10) business days after the Effective Time), Parent shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock and (B) any unpaid dividends and other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) any unpaid cash dividends that such holder has the right to receive pursuant to the provisions of this Article IV and (z) any other non-cash dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other cash dividends or distributions in respect thereof and any other non-cash dividends that such holder has the right to receive pursuant to the provisions of this Article IV, may be issued and/or paid to such a transferee if the Certificate formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as hereinafter defined) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates of shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

        As used in this Agreement, "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

                (c)    Distributions with Respect to Unexchanged Shares.    In the event that a dividend or other distribution is declared by Parent in respect of the Parent Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable pursuant to this Agreement. No such dividend or other distribution in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (A) at the time of such surrender, an amount equal to the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

                (d)    Transfers.    After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

                (e)    Fractional Shares.    Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive upon surrender of their Certificates a cash payment in lieu of such fractional share, without interest, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent as soon as practicable after the Effective Time at the then prevailing prices on the New York Stock Exchange ("NYSE").

                (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 90 days after the Effective Time shall be paid to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect of the Parent Common Stock payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of

Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                (g)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in an amount determined by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect of Parent Common Stock pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares formerly represented by such Certificate pursuant to this Agreement.

        4.3    Appraisal Rights.    In accordance with Section 262 of the DGCL, no appraisal rights shall be available to holders of Shares or Parent Common Stock in connection with the Merger.

        4.4    Equitable Adjustments to Exchange Ratio.    The Exchange Ratio shall be adjusted to reflect appropriately and equitably the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable for Shares or Parent Common Stock), reorganization, recapitalization or other like change with respect to the Shares or to the Parent Common Stock occurring on or after the date hereof and prior to the Effective Time. Consistent with the foregoing, Parent and the Company agree that payment of the Parent Stock Dividend (as defined in Section 6.2(d)) will have the effect of adjusting the Exchange Ratio to equal 0.519 shares of Parent Common Stock (assuming no other adjustment to the Exchange Ratio under this Section 4.4).

        4.5    Assumption of Stock Options.    Upon the Effective Time, the stock options of the Company that are Company Options (as defined in Section 5.1(b)(i)) and are outstanding immediately prior to the Effective Time shall be assumed by Parent and shall become options to purchase Parent Common Stock as provided in Section 6.12.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

        5.1    Representations and Warranties of the Company, Parent and Merger Sub.    Except as set forth in the corresponding sections or subsections of the disclosure letter, dated the date hereof, delivered by the Company to Parent or by Parent to the Company (each a "Disclosure Letter" and the "Company Disclosure Letter" and the "Parent Disclosure Letter," respectively), as the case may be, the Company (except for subparagraphs 5.1(b)(ii), 5.1(b)(iii), 5.1(c)(ii), 5.1(p)(ii) and the third and seventh sentences of subparagraph 5.1(e)) hereby represents and warrants to Parent and Merger Sub, and Parent (except for subparagraphs 5.1(b)(i), 5.1(c)(i), 5.1(n)(ii) through (v), 5.1(p)(i) and the second and sixth sentences of subparagraph 5.1(e)), on behalf of itself and Merger Sub, hereby represents and warrants to the Company that:

                (a)    Organization, Good Standing and Qualification.    Each of it and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect on it (as hereinafter defined). It has made available to Parent, in the case of the Company, and to the Company, in the case of Parent and Merger Sub, a complete and correct copy of its and its Subsidiaries' certificates of incorporation and bylaws, or other governing documents as applicable, each as amended to date. Such certificates of incorporation and bylaws, or other governing documents, so delivered are in full force and effect. Section 5.1(a) of its respective Disclosure Letter contains a correct and complete list of each jurisdiction where it and each of its Subsidiaries is organized and qualified to do business. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

        As used in this Agreement:

    (i)
    "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the issued and outstanding securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries;

    (ii)
    "Material Adverse Effect" means, with respect to any Person, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), business or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to have resulted, either singly or together, in a Material Adverse Effect to a Person nor be taken into account when determining whether there has been, or will be, a Material Adverse Effect with respect to a Person: (A) any failure by that Person to meet analysts' published revenue or earnings predictions for that Person for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, in and of itself; (B) any change in such Person's stock price or trading volume, in and of itself; (C) with respect to the use of the term "Material Adverse Effect" in the representations and warranties contained in Section 5.1(f) and the closing conditions in Sections 7.2(g) and 7.3(d), any Effect resulting from the announcement or pendency of this Agreement or the Merger, including, without limitation, termination of employment or customer relationships with such Person as a result of the announcement or pendency of this Agreement or the Merger; (D) any Effect that results from changes affecting generally the industry or industries in which such Person or any of its Subsidiaries participates, the U.S. economy as a whole or foreign economies in any locations where such Person or any of its Subsidiaries has material operations, or sales or customers unless such condition shall disproportionately adversely affect such Person or any of its Subsidiaries; (E) any Effect resulting from the failure of another party to this Agreement to comply with this Agreement, or (F) any Effect resulting from any action taken, or any action not taken, after the date hereof, at the express written request of another party to this Agreement.

    (iii)
    a "Significant Subsidiary" means with respect to the Company or Parent, as the case may be, a direct or indirect Subsidiary of such party which is a significant subsidiary within the meaning of Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (iv)
    "Contract" means and includes any agreement, lease, contract, note, mortgage, indenture or other legally binding obligation or commitment.

                (b)    Capital Structure.

    (i)
    As of the date of this Agreement, the authorized capital stock of the Company consists of 120,000,000 Shares, of which 35,662,450 Shares are issued and outstanding and 4,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of which none are outstanding. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares subject to issuance, except (A) 1,000,000 Preferred Shares, designated Series A Junior Participating Preferred Stock, subject to issuance upon exercise of the rights (the "Company Rights") issued pursuant to the Rights Agreement, dated as of March 6, 2002 (the "Company Rights Agreement"), between the Company and EquiServe Trust Company, N. A., as Rights Agent, (B) 5,208,333 Shares subject to issuance upon conversion of the Company's 5.25% Convertible Subordinated Notes due September 1, 2008 (the "Convertible Notes"), of which Convertible Notes with an aggregate principal face amount of $150,000,000 are issued and outstanding, (C) 18,261,503 Shares reserved for issuance under the Company's stock option or other equity-based compensation plans identified in Section 5.1(b)(i) of the Company Disclosure Letter (collectively, the "Company Stock Option Plans"), of which options to acquire not more than 6,876,252 Shares are outstanding as of the date of this Agreement, and (D) 480,775 Shares reserved for issuance under the Company's 1995 Employee Stock Purchase Plan. Section 5.1(b) of the Company Disclosure Letter sets forth a correct and complete list of each outstanding option to purchase Shares under the Company Stock Plans, as hereinafter defined (each a "Company Option"), as of April 26, 2002, including the holder, date of grant, exercise price and number of Shares subject thereto. All issued and outstanding shares of capital stock or other securities of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by the Company or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance, other than immaterial liens which do not affect the Company's right, title and interest in and to such shares or securities. Except as set forth above or as disclosed in Section 5.1(b) of the Company Disclosure Letter or as specifically permitted by this Agreement or the Schedules hereto, there are no shares of capital stock of the Company authorized, issued or outstanding and except as set forth above, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character to which the Company or any of its Subsidiaries is a party or may be bound relating to the issued or unissued capital stock or other securities of the Company or any of its Subsidiaries. Except for the Convertible Notes referred to above, neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter ("Company Voting Debt"). Except for Shares (or options to purchase Shares) issued pursuant to the Company Stock Option Plans and Company's 1995 Employee Stock Purchase Plan (such plans and agreements collectively, the "Company Stock Plans"), at or after the Effective Time, neither the Surviving Corporation nor Parent nor their respective affiliates will have any current or future obligation to issue, transfer or sell any shares or securities of the Surviving Corporation, Parent or any of their respective affiliates pursuant to any Compensation and Benefit Plan (as defined in Section 5.1(h)(i)) of the Company.

    (ii)
    As of the date of this Agreement, the authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, of which 23,191,931 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Parent Preferred Stock"), of which none are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no shares of Parent Common Stock or Parent Preferred Stock subject to issuance, except (A) 200,000 Preferred Shares, designated Series A Participating Preferred Stock, subject to issuance upon exercise of the rights (the "Parent Rights") issued pursuant to the Rights Agreement, dated as of August 9, 2001 (the "Parent Rights Agreement"), between Parent and Mellon Investor Services LLC, as Rights Agent, (B) 4,554,112 shares of Parent Common Stock reserved for issuance under Parent's 1992 Long-term Incentive Plan and certain individual stock option agreements identified in Section 5.1 (b)(ii) of the Parent Disclosure Letter (collectively, the "Parent Stock Option Plans"), of which options to acquire not more than 4,477,009 shares of Parent Common Stock are outstanding as of the date of this Agreement, and (C) 2,135,317 shares of Parent Common Stock reserved for issuance under Parent's 1999 Employee Stock Purchase Plan (Parent's 1999 Employee Stock Purchase Plan, and the Parent Stock Option Plans are collectively referred to as the "Parent Stock Plans"). Section 5.1(b) of the Parent Disclosure Letter sets forth a correct and complete list of each outstanding option to purchase Parent Common Stock under the Parent Stock Plans, as hereinafter defined (each a "Parent Option"), as of April 26, 2002, including the holder, date of grant, exercise price and number of shares of Parent Common Stock subject thereto. All issued and outstanding shares of capital stock or other securities of each of Parent's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned Subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance, other than immaterial liens which do not affect Parent's right, title and interest in and to such shares or securities. Except as set forth above or as disclosed in Section 5.1(b) of the Parent Disclosure Letter or as specifically permitted by this Agreement or the Schedules hereto, there are no shares of capital stock of Parent authorized, issued or outstanding and except as set forth above, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character to which Parent or any of its Subsidiaries is a party or may be bound relating to the issued or unissued capital stock or other securities of Parent or any of its Subsidiaries. Neither Parent nor any of its subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent or any of its Subsidiaries on any matter ("Parent Voting Debt"). Except for shares of Parent Common Stock (or options to purchase shares of Parent Common Stock) issued pursuant to the Parent Stock Plans and except as otherwise contemplated by Section 6.2(c) of this Agreement, neither Parent nor any of its affiliates have any current or future obligation to issue, transfer or sell any shares or securities of Parent or any of its respective affiliates pursuant to any Compensation and Benefit Plan (as defined in Section 5.1(h)(i)) of Parent.

    (iii)
    The authorized capital stock of Merger Sub consists of 1000 shares of common stock, par value $0.01 per share ("Merger Sub Common Stock"), all of which are issued and outstanding. All of the outstanding shares of Merger Sub Common Stock are owned by Parent and have been duly authorized and are validly issued, fully paid and nonassessable. There are (A) no other shares of capital stock or other voting securities of Merger Sub, (B) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or other voting securities of Merger Sub, and (C) no options, warrants or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities, or securities convertible into, or exchangeable for, capital stock or other voting securities of Merger Sub.

                (c)    Corporate Authority; Approval and Fairness.

    (i)
    The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Board of Directors of the Company (A) has unanimously approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, and (B) has received the oral opinion (with written opinion to follow) of its financial advisor, Credit Suisse First Boston Corporation, to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to the holders of the Shares.

    (ii)
    Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of the issuance of Parent Common Stock under this Agreement (the "Parent Stock Issuance") by the holders of Parent Common Stock as required by the rules of the NYSE. This Agreement is a valid and binding agreement of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms. The Board of Directors of each of Parent and Merger Sub (A) has approved and declared advisable this Agreement and the Merger and the other transactions contemplated hereby, and (B) the Board of

      Directors of Parent has received the oral opinion (with written opinion to follow) of each of its financial advisors, Stephens Inc. and Salomon Smith Barney Inc., to the effect that, as of the date of this Agreement, the Exchange Ratio is fair, from a financial point of view, to Parent. The shares of Parent Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof.

                (d)    Governmental Filings; No Violations.

    (i)
    Other than the filings and/or notices (A) contemplated by Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) under the Exchange Act, (D) contemplated by Section 6.3 (which include the filing of the Registration Statement), (E) otherwise required to be made by Parent, the Company or Merger Sub under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Merger or any of the transactions contemplated by this Agreement, and (F) required to be made with governmental or regulatory authorities in any jurisdiction outside the United States, no notices, reports or other filings are required to be made with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory or governmental or quasi-governmental authority (a "Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement or materially impair the ability of the Surviving Corporation, the Company, the Parent, or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted.

    (ii)
    The execution, delivery and performance of this Agreement does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its certificate of incorporation or bylaws or other governing documents or the comparable governing instruments of any of its Significant Subsidiaries, (B) (with or without notice, lapse of time or both) a breach or violation of, or a default under, the acceleration of any obligations under, or the creation of a lien, pledge, security interest or other encumbrance on any assets of it or any of its Subsidiaries pursuant to, any Contract that is binding upon it or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to (1) have a Material Adverse Effect on it, or (2) prevent, materially delay or materially impair its ability to consummate the Merger or any of the other transactions contemplated by this Agreement or (3) materially impair the ability of the Surviving Corporation or Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where such business or operations are now being conducted. Section 5.1(d) of its respective Disclosure Letter sets forth a correct and complete list of its Contracts (other than Commercial Software Licenses, as defined in Section 5.1(l)) that are material to it and its Subsidiaries, taken as a whole, and pursuant to which the consent or waiver of a third party is or may be required to be obtained prior to consummation of the transactions contemplated by this Agreement in order to avoid a material breach or violation of, or default under, such Contracts.

                (e)    Reports; Financial Statements.    It has, and, to the extent applicable, each of its then or current Subsidiaries has, made all filings required to be made by it with the Securities and Exchange Commission (the "SEC") under the Exchange Act since December 31, 1998 (collectively, including any such reports filed subsequent to the date hereof, the "Reports"); except that, notwithstanding the foregoing, the Company makes no representation or warranty whatsoever with respect to any such filing required to be made by Retek Inc., a Delaware corporation ("Retek"), since September 29, 2000. The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement (including reports on SEC Form 8-K) filed with the SEC by it since December 31, 2001 (the "Company Audit Date"), including, without limitation, (i) its Annual Report on Form 10-K for the year ended December 31, 2001, and (ii) its Proxy Statement with respect to its 2002 Annual Meeting of Stockholders, all in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement (including reports on SEC Form 8-K) filed with the SEC by it since September 30, 2001 (the "Parent Audit Date"), including, without limitation, (i) its Annual Report on Form 10-K for the year ended September 30, 2001, (ii) its Quarterly Report for the quarter ended December 31, 2001, and (iii) its Proxy Statement with respect to its 2002 Annual Meeting of Stockholders, all in the form (including exhibits, annexes and any amendments thereto) filed with the SEC. As of their respective dates, the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of it and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of it and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as permitted by SEC Form 10-Q and except as may be noted therein. Other than the Reports specifically recited in clauses (i) and (ii) of the second sentence of this Section 5.1(e), the Company has not, on or prior to the date hereof, filed any other definitive reports or statements with the SEC since the Company Audit Date. Other than the Reports specifically recited in clauses (i) through (iii) of the third sentence of this Section 5.1(e), Parent has not, on or prior to the date hereof, filed any other definitive reports or statements with the SEC since the Parent Audit Date.

                (f)    Absence of Certain Changes.    Except as disclosed in its Reports filed prior to the date hereof, since December 31, 2001 it and its Subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the condition (financial or otherwise), properties, assets (including intangible assets), business or results of operations of it and its Subsidiaries, except those changes that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on it; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of its capital stock, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and, in the case of the Company, the issuance of the Company Rights pursuant to the Company Rights Agreement and in the case of Parent regular quarterly cash dividends payable by Parent in respect of the shares of Parent Common Stock at the rate of $.02 per share; or (iv) any change in its accounting principles, practices or methods. Since December 31, 2001, except as provided for herein, as disclosed in Section 5.1(f) of its respective Disclosure Letter or as disclosed in its Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to (x) its officers or (y) any key employees of it or its Subsidiaries, or any officers of its Subsidiaries, whose annual cash compensation is $250,000 or more, or any amendment of any of its Compensation and Benefit Plans.

                (g)    Litigation and Certain Liabilities.    Except as disclosed in Section 5.1(g) of its respective Disclosure Letter or as disclosed in its Reports filed prior to the date hereof and except for matters which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to its knowledge, threatened against it or any of its Subsidiaries or (ii) obligations or liabilities (other than those reflected or reserved against on its balance sheet at December 31, 2001, to the extent so reflected or reserved), whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which it has knowledge, that are reasonably likely to result in any suits, demands or claims against, or obligations or liabilities of, it or any of its Subsidiaries.

                (h)    Employee Benefits.

    (i)
    A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other welfare plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of it and its Subsidiaries except for "at will employment" offer letters for employees other than officers that do not provide for material severance or other benefits in excess of those provided for under the standard policies of Company or Parent, as the case may be, and except for stock option agreements evidencing stock options scheduled in Section 5.1(b) of the Company Disclosure Letter or Section 5.1(b) of the Parent Disclosure Letter, as applicable (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent, in the case of the Company, and to the Company, in the case of Parent, prior to the date hereof. The Compensation and Benefit Plans existing as of the date hereof are listed in Section 5.1(h)(i) of its respective Disclosure Letter and any "change of control" or similar provisions therein which will be effected by the Merger are specifically identified in Section 5.1(h)(i) of its respective Disclosure Letter.

    (ii)
    All of its Compensation and Benefit Plans are in substantial compliance with all applicable law including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan"), that is intended to be qualified under Section 401(a) of the Code and is not a standard prototype plan has received a favorable determination letter from the Internal Revenue Service (the "IRS"), has applied for such letter in a timely fashion, or has a remaining period of time within which to apply for such a letter, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to its knowledge, threatened material litigation relating to the Compensation and Benefit Plans. Neither it nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to fiduciary liability payment of additional benefits or a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

    (iii)
    As of the date hereof, it does not maintain or contribute to an employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code.

    (iv)
    Except as set forth in Section 5.1(h)(iv) of its respective Disclosure Letter, neither it nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan. It or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

    (v)
    Except as set forth in Section 5.1(h)(v) of the its respective Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any of its employees or employees of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

    (vi)
    To its knowledge, all Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of it and its Subsidiaries comply in all material respects with applicable local law. It and its Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees.

                (i)    Compliance with Laws.    Except as set forth in Schedule 5.1(i) or in its Reports filed prior to the date hereof, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order (whether temporary, preliminary or permanent), decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay, materially burden or materially impair its ability to consummate the transactions contemplated by this Agreement or materially impair the ability of the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction in which they are now being conducted. Except as set forth in its Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to it or any of its Subsidiaries is pending or, to its knowledge, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially delay, materially burden or materially impair its ability to consummate the transactions contemplated by this Agreement or materially impair the ability of the Company, the Surviving Corporation, Parent or any of their respective affiliates, following consummation of the Merger, to conduct any material business or operations in any jurisdiction where they are now being conducted. To its knowledge, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof.

                (j)    Takeover Statutes.    Its Board of Directors has taken all necessary action to approve the transactions contemplated by this Agreement such that the restrictions under Section 203 of the DGCL shall not apply to such transactions. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (each, an "Takeover Statute") is applicable to it, the Shares, the Merger Consideration, the Merger, this Agreement or the other transactions contemplated by this Agreement.

                (k)    Environmental Matters.    Except as disclosed in Section 5.1(k) of its respective Disclosure Letter or in its Reports filed prior to the date hereof: (i) it and its Subsidiaries have complied in all material respects with all applicable Environmental Laws; (ii) neither it nor its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on the properties currently owned or operated by it or any of its Subsidiaries; (iii) neither it nor its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on the properties formerly owned or operated by it or any of its Subsidiaries; (iv) neither it nor its Subsidiaries have any material liability under any Environmental Law for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any of its Subsidiaries is in violation of or has any material liability under any Environmental Law for any release or threat of release of any Hazardous Substance; (vi) neither it nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law in any material respect; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is an indemnitor of any third party indemnitee for any liability under any Environmental Law or relating to Hazardous Substances; (viii) to its knowledge, there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its property pursuant to any Environmental Law; (ix) to its knowledge, none of its properties contain any underground storage tanks, asbestos-containing material, lead-based paint, or polychlorinated biphenyls in violation of any Environmental Law or that would reasonably be expected to result in liability under any Environmental Law; and (x) neither it nor its Subsidiaries has engaged in any activities involving the generation, use, handling or disposal of any Hazardous Substances in violation of any Environmental Law or that would reasonably be expected to result in any material liability under any Environmental Law.

        As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, treaty, order, decree, permit, authorization, policy, opinion, common law or agency requirement applicable to a party or any of its Subsidiaries relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources or exposure to any harmful or hazardous material, (B) the handling, use, presence, disposal, release or threatened release of any chemical substance or waste water or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

        As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated in any concentration pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

                (l)    Intellectual Property.

    (i)
    As used in this Section 5.1(l):

                                "Intellectual Property Rights" means, collectively, patents and registered and unregistered trademarks, service marks, logos, trade names, copyrights, mask works and trade secrets, to the extent protected under the laws of any jurisdiction.

                                "Commercial Software Licenses" means commercially available end-user computer software licenses for software that is used in the ordinary course of its or its Subsidiary's business, where either (i) the total fees for such software license typically do not exceed $5,000 per license per calendar year or (ii) the software is licensed under shrinkwrap, clickwrap or other non-negotiated standard license terms.

                                "Third Party IP License" of a party means a license or other similar agreement under which it or any of its Subsidiaries is granted rights in or under Intellectual Property Rights, or in software (such Intellectual Property Rights or software being hereinafter called "Licensed Subject Matter"); provided that the term "Third Party IP License" shall not include any Commercial Software Licenses.

                                "Material Third Party IP License" of a party means a Third Party IP License of such party, but only if either (A) the total fees, royalties or other payments that it or any of its Subsidiaries is required to pay for such Third Party IP License exceeds $50,000 per year or $100,000 in total, or (B) the Licensed Subject Matter of such Third Party IP License is a material component of any product or service marketed or commercially exploited by it or any of its Subsidiaries that generated 5% or more of its consolidated gross revenues (as determined in accordance with GAAP) during its last completed fiscal year.

    (ii)
    Section 5.1(l)(ii) of its respective Disclosure Letter lists all patents, registered trademarks, service marks, trade names, logos, copyrights and mask works, and all pending applications for patents or for the registration of trademarks, service marks, trade names, logos, copyrights and mask works that are owned or registered in its name or in the name of any of its Subsidiaries and used in the business of it or any of its Subsidiaries as currently conducted (collectively "Registered IP Rights"). All of such Registered IP Rights, if any, have been duly registered in, filed in, applied for or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the appropriate corresponding offices of other jurisdictions, and have been properly maintained and renewed in all material respects in accordance with all applicable provisions of law and administrative regulations in the United States and each such other applicable jurisdiction.

    (iii)
    Excluding Commercial Software Licenses, to the best of its knowledge, it or one or more of its Subsidiaries owns and/or has all license or other rights necessary to use, all patents, trademarks, service marks, trade names, logos, copyrights, mask works (whether or not registered), trade secrets and software used in and necessary to conduct its business and the businesses of its Subsidiaries as such businesses are currently conducted (collectively, its "Required IP Rights"). To its knowledge, none of its Required IP Rights that is owned by it is co-owned with any other Person.

    (iv)
    Neither it nor any of its Subsidiaries is bound by any agreements, including without limitation any license agreements, that have granted to any third party any purchase option, right of first refusal or a consensual security interest in any material Intellectual Property Rights or Required IP Rights that are owned by it or any of its Subsidiaries.

    (v)
    Section 5.1(l)(v) of its respective Disclosure Letter includes a complete and accurate list of all of its Material Third Party IP Licenses. It and its Subsidiaries are in compliance in all material respects with all of its Material Third Party Licenses, and are not in default of any of its Material Third Party IP Licenses, all of which are in full force and effect. To its knowledge, it and each of its Subsidiaries is in compliance in all material respects with all of its Third Party IP Licenses that are not Material Third Party IP Licenses, and is not in material breach or default of any of its Third Party IP Licenses that are not Material Third Party IP Licenses.

    (vi)
    It is not, and will not be as a result of the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, in material breach, violation or default of any Material Third Party IP License, except for such breaches, violations or defaults, either individually or in the aggregate would not have a Material Adverse Effect on it. Its rights to its Required IP Rights will not be materially adversely affected by the execution, delivery or performance of this Agreement or the consummation of the Merger or the other transactions contemplated hereby, except for any such affects that, either individually or in the aggregate, would not have a Material Adverse Effect on it.

    (vii)
    To its knowledge, there are no material claims, suits or demands pending against it or any of its Subsidiaries by any other Person pertaining to any of its rights in or with respect to its Required IP Rights, and no material proceedings have been instituted, are pending or, to its knowledge, threatened against it or any of its Subsidiaries which challenge its rights or the rights of any of its Subsidiaries in or with respect to any of its Required IP Rights, except as may be described in its Reports and except for claims, suits and demands or proceedings arising after the date of this

      Agreement that would not have a Material Adverse Effect on it.. Section 5.1(l)(vii) of its respective Disclosure Letter contains a complete and accurate list of any pending challenges or adversarial proceedings before any patent or trademark authority to which it is a party (including any pending applications for reexamination of a patent), a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests.

    (viii)
    The manufacturing, marketing, distribution or sale of any product currently manufactured, marketed, distributed or sold by it or any of its Subsidiaries in the countries where it or its Subsidiaries have conducted such activities, does not, to the best of its knowledge, infringe or misappropriate the Intellectual Property Rights, software (including source code and object code), or proprietary non-public technology of any third party.

    (ix)
    It and each of its Subsidiaries has taken all reasonable steps it believes to be required and customary in accordance with sound business practice to establish, preserve and protect its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. It and each of its Subsidiaries has required all employees and independent contractors having knowledge of valuable non-public information of it and each of its Subsidiaries to execute agreements under which such persons are required to maintain the confidentiality of such information and appropriately restricting the use thereof. It does not have knowledge of any infringement by others (including any of its employees or former employees) of any Intellectual Property Rights of it or any of its Subsidiaries.

    (x)
    Each person who, in any capacity (including, without limitation, current and former consultants, independents, contractors, officers, directors and employees) has had access to the software, propriety technology or trade secrets related to any of its currently offered products or services that it purports to own and to embodiments of such software, propriety technology or trade secrets from which such person could potentially misappropriate information or technology of any material value has entered into a written agreement suitable to vest sole and exclusive right, title and interest in and to all inventions, creations, developments, and works in it (including, without limitation, intellectual property rights contained therein) to it.

                (m)    Tax Matters.    As of the date hereof, it does not have any knowledge of any fact or circumstance that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368 of the Code.

                (n)    Taxes.

    (i)
    It and each of its Subsidiaries, and any consolidated, combined, affiliated or unitary group for tax purposes of which it or any of its Subsidiaries is or has been a member (collectively, its "Consolidated Group"), has timely filed all Tax Returns required to be filed by it in the manner provided by law. All such Tax Returns are true, correct and complete in all material respects. It and each of its Subsidiaries and its Consolidated Group have timely paid all Taxes due or required to be withheld from amounts owing to any employee, creditor or third party or have provided adequate reserves in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Except as has been disclosed in Section 5.1(n) of its respective Disclosure Letter: (i) no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of it or any of its Subsidiaries or its Consolidated Group or is being asserted against it or any of its Subsidiaries or its Consolidated Group, except for liens for property taxes not yet due; (ii) no audit, examination, investigation, deficiency or refund litigation or other proceeding in respect of Taxes of it, its Subsidiaries or its Consolidated Group is pending, threatened or being conducted by a Tax authority and no taxing authority has given written notice of the commencement of any audit, examination, deficiency litigation or other proceeding with respect to any such Taxes; (iii) no material issues have been raised by the relevant taxing authority in connection with any examination of the Tax

      Returns filed by it and its Subsidiaries and its Consolidated Group; (iv) no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by it or any of its Subsidiaries or its Consolidated Group and is currently in effect; (v) neither it nor any of its Subsidiaries nor its Consolidated Group (A) is a party to, is bound by, or has any obligation under, or potential liability with regards to, any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, or (B) has any potential liability or obligation for any Taxes of any Person other than itself whether as a transferee or successor or otherwise; (vi) no power of attorney has been granted by or with respect to it or any of its Subsidiaries or its Consolidated Group with respect to any matter relating to Taxes; (vii) except as provided in Section 5.1(h), neither it nor any of its Subsidiaries nor its Consolidated Group is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (viii) neither it nor any of its Subsidiaries nor its Consolidated Group has any deferred intercompany gain or loss arising as a result of a deferred intercompany transaction within the meaning of Treasury Regulation Section 1.1502-13 (or similar provision under state, local or foreign law) or any excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19; (ix) neither it nor any of its Subsidiaries nor its Consolidated Group is nor has been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(ii) of the Code; (x) neither it nor any of its Subsidiaries nor its Consolidated Group has been the subject to a Tax ruling that has continuing effect; and (xi) neither it nor any of its Subsidiaries nor its Consolidated Group has agreed to include, or is required to include, in income for any year beginning after the Effective Time, any adjustment under either Section 481(a) or 482 of the Code (or an analogous provision of state, local or foreign law) by reason of a change in accounting method or otherwise.

                                "Taxes" means any taxes of any kind, including but not limited to those on or measured by or referred to as income, gross receipts, capital, sales, use, ad valorem, franchise, profits, license, withholding, employment, payroll, premium, value added, property or windfall profits taxes, environmental transfer taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign.

                                "Tax Return" means any return, declaration, report, statement or information return required to be filed with any governmental authority with respect to Taxes.

    (ii)
    The representations and information submitted to the Internal Revenue service ("IRS") in connection with the ruling granted to the Company by the IRS on August 1, 2000 concerning the Company's distribution of Retek (the "Original Ruling") were true, correct and complete when the Original Ruling was issued to the Company and, to the best of the Company's knowledge, such representations and information continue to be true, correct and complete.

    (iii)
    The Original Ruling has not been withdrawn, invalidated, supplemented, amended or modified, except that, as Parent has been made aware, the IRS modified its description of the "Facts" section of the Original Ruling shortly after the Original Ruling was issued to the Company and before the Original Ruling was released to the public.

    (iv)
    To the best of the Company's knowledge, during the two year period prior to the distribution of the controlled subsidiary that was the subject of the Original Ruling (the "Controlled Subsidiary"), there was no agreement, understanding, arrangement or substantial negotiations that, in the aggregate, would result in the acquisition by one or more persons (within the meaning of Section 355(e) of the Code) of (A) fifty percent (50%) or more of the combined voting power of all classes of stock of such Controlled Subsidiary that are entitled to vote or (B) fifty percent (50%) or more of the total value of all classes of stock of such Controlled Subsidiary.

    (v)
    To the best of the Company's knowledge, no action has been taken that is a breach of the covenants of the Controlled Subsidiary set forth in Section 5.5(c) of that certain Separation Agreement, dated November 23, 1999, to which the Company and such Controlled Subsidiary are parties.

                (o)    Labor Matters.    Neither it nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its Subsidiaries the subject of any material proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to its knowledge, threatened, any labor strike, dispute, walkout, work stoppage, slowdown or lockout involving it or any of its Subsidiaries.

                (p)    Rights Agreements.

    (i)
    The Board of Directors of the Company has taken all action necessary to render the Company Rights and the Company Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby.

    (ii)
    The Board of Directors of Parent has taken all action necessary to render the Parent Rights and the Parent Rights Agreement inapplicable to the Merger, this Agreement and the other transactions contemplated hereby.

                (q)    Brokers and Finders.    Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that the Company has engaged Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof, and Parent has engaged Stephens Inc. and Salomon Smith Barney Inc. as its financial advisors, the arrangements with which have been disclosed to the Company prior to the date hereof.

ARTICLE VI

COVENANTS

        6.1    Conduct of the Company.    From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course substantially consistent with past practice and in a manner not representing a new strategic direction for the Company and its Subsidiaries and shall, and shall cause its Subsidiaries to, use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed) or as contemplated by this Agreement or as set forth in the Company Disclosure Letter, from the date hereof until the Effective Time:

        (a)  the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws, or amend, modify or terminate the Company Rights Agreement, except that the Company shall be permitted to adopt and propose the amendment to its Certificate of Incorporation increasing the number of its authorized shares of Common Stock as set forth in the preliminary Proxy Statement, filed with the SEC on April 9, 2002, for the Company's 2002 annual meeting of stockholders and except to the extent required by Section 6.15(a) and shall be permitted to make any amendments to the Rights Agreement that may be necessary in order to ensure that is representations in Section 5.1(p) are true and correct and to provide that the Rights issued under such Rights Agreement terminate immediately prior to the Effective Time;

        (b)  the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Subsidiaries (other than a merger or consolidation between its wholly owned Subsidiaries, and immaterial recapitalizations of Subsidiaries);

        (c)  the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries or any Company Voting Debt other than (i) issuances pursuant to the exercise of convertible securities or warrants outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in Section 5.1(b)(i) or are granted after the date hereof in accordance with clause 6.1(c)(ii); (ii) additional options to acquire Shares granted under the terms of any Company Stock Option Plan as in effect on the date hereof (x) in amounts and in accordance with the terms described in the Company's stock option grant guidelines currently in effect (a copy of which has been provided to Parent) to the extent such guidelines are applicable to such grant, including without limitation the vesting schedule set forth therein and the requirement that such stock options have an exercise or purchase price at least equal to the fair market value of the Shares of the date of grant and shall not accelerate, or become subject to acceleration, directly or indirectly, as a result of the approval or consummation of the Merger and/or termination of employment after the Merger or (y) to the extent such guidelines are not so applicable or are not made in accordance with such guidelines, as may be unanimously approved by the Compensation Committee of the Board of Directors of the Company, provided that such stock options shall have an exercise or purchase price at least equal to the fair market value of the Shares on the date of grant, provided that the aggregate number of Shares issued (which shall include the number of Shares issuable upon the exercise of such options) pursuant to this clause 6.1(c)(ii) following the date of this Agreement shall in no event exceed 3.5% of the total number of Shares outstanding on the date hereof (such 3.5% to be computed by disregarding any such options to the extent that they expire unexercised); (iii) issuance of Shares or rights to purchase Shares pursuant to the Company's 1995 Employee Stock Purchase Plan, as amended as of the date hereof, and as it may be further amended as contemplated by Section 6.12(c); (iv) transfers or issuances of shares of any Subsidiary of the Company to the Company or any of its wholly-owned Subsidiaries; and (v) where required by applicable law, issuances of director qualifying shares in jurisdictions other than the United States;

        (d)  the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any wholly-owned Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

        (e)  the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's or any Subsidiary's capital stock except purchases or redemptions of capital stock of any wholly-owned Subsidiary of the Company;

        (f)    the Company will not amend the terms (including the terms relating to acceleration or vesting) of any outstanding options to purchase Shares, including, but not limited to, amendments to accelerate or otherwise change the vesting or period of exercisability of options or restricted stock, or reprice options or authorize cash payments in exchange for any options granted under any of such plans;

        (g)  the Company will not, and will not permit any Subsidiary of the Company to, (i) make or commit to make any capital expenditure except within the aggregate amount of the capital expenditure budget for 2002 heretofore furnished to Parent (the "Company 2002 Capital Expenditure Budget"), or (ii) make or commit to make any capital expenditure in 2003 or any later period in an amount that would exceed 120% of the aggregate amount of capital expenditures provided for in the Company 2002 Capital Expenditure Budget;

        (h)  the Company will not, and will not permit any Subsidiary of the Company to, (i) increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any existing agreement or commitment, or (ii) enter into (or adopt) any new, or amend any existing, Compensation and Benefit Plan except for grants of stock options permitted by Section 6.1(c);

        (i)    the Company will not, and will not permit any of its Subsidiaries to, acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any equity interest in or a portion of the assets of, or by any other manner acquire any business or any Person or division thereof;

        (j)    the Company will not, and will not permit any of its Subsidiaries to, sell, lease, encumber (including by the grant of any option thereon) or otherwise dispose of any material assets or property (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) except pursuant to existing contracts or commitments or except in the ordinary course of business consistent with past practice and except pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practices;

        (k)  the Company will not, and will not permit any of its Subsidiaries to, (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit or existing financing facilities in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole and except pursuant to the Company's existing employee loan guaranty program used in connection with the relocation of key employees; (iii) make or cancel, or waive any rights with respect to, any loans, advances or capital contributions to, or investments in, any other person (other than to wholly-owned Subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) mortgage or pledge any of its tangible or intangible assets or properties;

        (l)    the Company will not, and will not permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in the Company's balance sheet at March 31, 2002, or incurred subsequent to such date in the ordinary course of business consistent with past practice;

        (m)  the Company will not, and will not permit any of its Subsidiaries to, (i) enter into any license or other agreement with respect to the Intellectual Property Rights owned by the Company or (ii) enter into any consulting arrangement; provided that clauses (i) and (ii) shall not include, nor prevent the Company or any of its Subsidiaries from entering into, any non-exclusive license, agreement or consulting arrangement that is granted in the ordinary course of business consistent with past practice;

        (n)  the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, engage in any transaction (except pursuant to an already existing, and legally enforceable written agreement disclosed in the Company's Reports filed prior to the date hereof or the Company Disclosure Letter) with, or enter into any agreement with, any director, officer or affiliate of the

Company or any individual known to the Company to be a family member of any such person except for transactions solely between the Company or any wholly-owned Subsidiary of the Company and one or more wholly-owned Subsidiaries of the Company and except for payment of compensation and grants of stock options permitted by the other clauses of this Section 6.1;

        (o)  except for any such change which is not material or which is required by reason of a concurrent change in GAAP, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

        (p)  the Company will not, and will not permit any Subsidiary of the Company to, amend, modify or otherwise change the terms of any existing customer contract to accelerate the payments due to the Company or its Subsidiaries thereunder;

        (q)  the Company will not, and will not permit any Subsidiary of the Company to, enter into any material joint venture, partnership or other similar arrangement;

        (r)  the Company will not amend or waive any provisions of any standstill or similar agreement;

        (s)  the Company will not (i) make or change any Tax election, (ii) settle any audit or (iii) file any amended Tax Return, in each case, that is reasonably likely to result in a Tax liability that is material to the Company and its Subsidiaries, taken as a whole;

        (t)    the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits the ability of the Company or any Subsidiary of the Company, or would limit the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period;

        (u)  the Company will not, and will not permit any of its Subsidiaries to, take any action that would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger except as permitted by Section 6.5; and

        (v)  the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        6.2    Conduct of Parent.    From the date of this Agreement until the Effective Time, Parent shall, and shall cause its Subsidiaries to, conduct their business in the ordinary course substantially consistent with past practice and in a manner not representing a new strategic direction for Parent and its Subsidiaries and shall, and shall cause its Subsidiaries to, use their commercially reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) or as contemplated by this Agreement or as set forth in the Parent Disclosure Letter, from the date hereof until the Effective Time:

        (a)  Parent will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or by-laws;

        (b)  Parent will not, and will not permit any Subsidiary of Parent to, adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring or recapitalization of Parent or any of its Subsidiaries;

        (c)  Parent will not, and will not permit any Subsidiary of Parent to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Parent or any of its Subsidiaries or any Parent Voting Debt other than (i) issuances pursuant to the exercise of convertible securities or warrants outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in

Section 5.1(b)(ii) or are granted after the date hereof in accordance with clause 6.2(c)(ii); (ii) additional options or stock-based awards to acquire shares of Parent Common Stock granted under the terms of any Parent Stock Plan as in effect on the date hereof in the ordinary course consistent with past practice or any individual stock option plan in connection with annual compensation reviews or ordinary course promotions or to new hires (in connection with acquisitions or otherwise) and which options or stock-based awards have an exercise or purchase price at least equal to the fair market value of the Parent Common Stock on the date of grant, provided that the aggregate number of shares of Parent Common Stock issued (which shall include the number of shares of Parent Common Stock issuable upon the exercise, conversion or exchange of convertible securities, options, warrants or other similar rights) pursuant to this clause 6.2(c)(ii) following the date of this Agreement shall in no event exceed 3.5% of the total number of shares of Parent Common Stock outstanding on the date hereof (such 3.5% to be computed by disregarding any such options to the extent that they expire unexercised); (iii) issuance or transfer of shares of Parent Common Stock or rights to purchase shares of Parent Common Stock pursuant to Parent's 1999 Employee Stock Purchase Plan; (iv) transfers or issuances of shares of any Subsidiary of Parent to Parent or any of its wholly-owned Subsidiaries; (iv) issuance or transfer of shares of Parent Common Stock (or options or other rights to acquire such shares) representing not more than 19.9% of the number of outstanding shares of Parent Common Stock on the date hereof in connection with acquisitions; and (v) where required by applicable law, issuances of director qualifying shares in jurisdictions other than the United States;

        (d)  Parent will not (i) split, combine, subdivide or reclassify its outstanding shares of capital stock or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than (x) regular quarterly cash dividends payable by Parent in respect of the shares of Parent Common Stock at the rate of $0.02 per share, and (y) the three-for-two stock dividend publicly announced by Parent on April 23, 2002 (the "Parent Stock Dividend");

        (e)  Parent will not, and will not permit any Subsidiary of Parent to, redeem, purchase or otherwise acquire directly or indirectly any of Parent's capital stock, except for (x) repurchases of up to 1,500,000 shares of Parent Common Stock, pursuant to Parent's publicly announced repurchase program as of the date hereof, and (y) fractional shares in connection with the Parent Stock Dividend;

        (f)    Parent will not be a party to a merger or consolidation unless (i) the merger involves an acquisition that would be within the exception set forth in clause (iv) of Section 6.2(c) or (ii) the merger or consolidation would not require the approval of the stockholders of Parent under the DGCL or NYSE rules or (iii) if approval of the stockholders of Parent is so required for such merger or consolidation, the record date for stockholders entitled to vote thereon is after the Effective Time.

        (g)  except for any such change which is not material or which is required by reason of a concurrent change in GAAP, Parent will not, and will not permit any Subsidiary of Parent to, change any method of accounting or accounting practice used by it;

        (h)  Parent will not, and will not permit any of its Subsidiaries to, take any action which would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger; and

        (i)    Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

        6.3    Prospectus/Proxy Statement and Registration Statement; Comfort Letter.

        (a)  As promptly as practicable after the execution of this Agreement (and within twenty-one (21) days after the date hereof if reasonably possible), Parent and the Company shall prepare and Parent shall file with the SEC a Registration Statement on Form S-4 (the "Registration Statement") with respect to the registration of the Parent Stock Issuance under the Securities Act and containing, in addition to a prospectus covering the Parent Stock Issuance, a proxy statement in connection with the vote of stockholders of the Company to approve and adopt this Agreement and to approve the Merger and a proxy statement in connection with the vote of stockholders of Parent to approve the Parent Stock Issuance (the "Prospectus/Proxy Statement"). Parent and the Company will provide each other with any information which may be required in order to effectuate the preparation and filing of the Prospectus/Proxy Statement and the Registration Statement pursuant to this Section 6.3 and Parent will provide the Company a reasonable time to review and comment on each draft and each amendment of or supplement to the Registration Statement. Each of Parent and the Company will promptly respond to any comments from the SEC, will use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/Proxy Statement. Whenever any event occurs which, in the good faith judgment of Parent or the Company, as the case may be, is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC, or its staff, and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement. Each of Parent and the Company shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of such filings made with the SEC. Each of Parent and the Company will cause the Prospectus/Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC.

        (b)  Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to its stockholders, at the time of its Stockholders' Meeting (as defined in Section 6.4(a)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Prospectus/Proxy Statement and no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company that are supplied by the Company for inclusion or incorporation by reference in the Registration Statement or Prospectus/Proxy Statement.

        (c)  The Company shall use its reasonable best efforts to cause to be delivered to Parent and its directors a letter of its independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) not more than two business days prior to the Effective Time, and addressed to the Company and its directors and Parent and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

        6.4    Meetings of Stockholders; Board Recommendation.

                (a)    Meeting of Stockholders.    Promptly after the Registration Statement is declared effective under the Securities Act, each of Parent and Company will take all action necessary in accordance with the DGCL and its respective certificate of incorporation and bylaws to call, hold and convene a meeting of its respective stockholders to consider, in the case of Parent, the Parent Stock Issuance, and, in the case of Company, adoption and approval of this Agreement and approval of the Merger (each, a "Stockholders' Meeting") to be held as promptly as practicable (within 45 days, if practicable, to the extent permitted by applicable law and the regulations of the NYSE and Nasdaq) after the declaration of effectiveness of the Registration Statement. Each of Parent and Company will use reasonable best efforts to hold their respective Stockholders' Meetings on the same date. Subject to Section 6.5(d), each of Parent and Company will use all reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Parent, the Parent Stock Issuance, and, in the case of the Company, the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of NYSE, NASDAQ or the DGCL, as applicable, to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent or Company, as the case may be, may adjourn or postpone its Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to its respective stockholders in advance of a vote on the Parent Stock Issuance or the Merger and this Agreement, as the case may be, or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient Shares or insufficient shares of Parent Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Stockholders' Meeting. Each of Parent and Company shall ensure that its respective Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Stockholders' Meeting are solicited in compliance with the DGCL, its certificate of incorporation and bylaws, the rules of the NYSE and NASDAQ and all other Laws, as applicable.

                (b)    Board Recommendation.    Except to the extent expressly permitted by Section 6.5(d): (i) the Board of Directors of each of Parent and Company shall recommend that the respective stockholders of Parent and Company vote in favor of, in the case of Parent, the Parent Stock Issuance, and, in the case of Company, adoption and approval of this Agreement and approval of the Merger, at their respective Stockholders' Meetings, (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of the Parent Stock Issuance at the Parent Stockholders' Meeting and the Board of Directors of Company has recommended that Company's stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at the Stockholders' Meeting of the Company; and (iii) neither the Board of Directors of Parent or Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Parent and Company vote in favor of, in the case of Parent, the Parent Stock Issuance, and, in the case of Company, adoption and approval of this Agreement and approval of the Merger.

        6.5    Acquisition Proposals.

                (a)    No Solicitation.    The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 6.5(g)) with respect to itself, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to itself, or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.

                (b)    Notification of Unsolicited Acquisition Proposals.

    (i)
    As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry. The Company shall provide Parent as promptly as practicable, oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed in all material respects and on a current basis of any changes in the proposed material terms and conditions or the status of any such Acquisition Proposal, request or inquiry.

    (ii)
    The Company shall provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as it provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

                (c)    Superior Offers.    Notwithstanding anything to the contrary contained in Section 6.5(a), in the event that the Company receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor), is, or is reasonably likely to result in, a Superior Offer (as defined in Section 6.5(g)), it may then take the following actions (but only if and to the extent that its Board of Directors concludes in good faith, following consultation with its outside legal counsel, that the failure to do so is required in order to prevent such Board of Directors from breaching its fiduciary obligations under applicable law):

    (i)
    Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, it gives Parent written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 6.8) and (B) contemporaneously with furnishing any such nonpublic information to such third party, it furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

    (ii)
    Engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Parent written notice of its intention to enter into negotiations with such third party.

                (d)    Changes of Recommendation.    In response to the receipt of a Superior Offer, the Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of this Agreement and the Merger and may indicate that it is doing so because it has received a Superior Offer (and, to the extent required in order to comply with such Board of Directors' fiduciary duties under applicable law, may endorse or recommend such Superior Offer) and, in the case of the

Company's receipt of a Superior Offer that is a tender or exchange offer made directly to its stockholders, recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Board of Directors of the Company or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (iv) are met:

    (i)
    The Stockholders' Meeting of the Company has not occurred;

    (ii)
    A Superior Offer with respect to the Company has been made and has not been withdrawn and its Board of Directors has concluded in good faith, after consultation with its outside legal counsel, that, in light of such Superior Offer, the Board of Directors is required to effect a Change of Recommendation prevent a breach of its fiduciary obligations under applicable law;

    (iii)
    The Company shall have (A) provided Parent written notice which shall state expressly (1) that it has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent a copy of all written materials and information delivered or made available to the Person or group making the Superior Offer in connection with such Superior Offer and not previously provided to Parent, and (C) considered any counterproposal to the Superior Offer that Parent may make during the five-day period after Parent's receipt of the written notice referred to in clause (A) (no Change of Recommendation being permissible hereunder prior to the end of such five-day period) and (D) determined in the good faith judgment of its Board of Directors (following consultation with its outside legal counsel and its financial advisor), that such counterproposal is less favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the Superior Offer.

    (iv)
    It shall not have breached in any material respect any of the provisions set forth in Section 6.4 or this Section 6.5.

                (e)    Continuing Obligation to Call, Hold and Convene Stockholders' Meeting; No Other Vote.    Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold its Stockholders' Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it, or by any Change of Recommendation. The Company shall not call a meeting of its stockholders to consider, or submit to the vote of its stockholders any Acquisition Proposal, or solicit (or attempt to solicit) written consents of stockholders with respect to any Acquisition Proposal or set any record date with respect to any such stockholders meeting or consent solicitation. Nothing in this Section 6.5 shall (i) permit the Company to terminate this Agreement or (ii) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any Person that provides for or in any way facilitates an Acquisition Proposal, other than a confidentiality agreement compliant with Section 6.5(c)(i)).

                (f)    Compliance with Tender Offer Rules.    Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be subject to the terms of this Agreement. Without limiting the foregoing proviso, the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 6.5(d).

                (g)    Certain Definitions.    For purposes of this Agreement, the following terms shall have the following meanings:

    (i)
    "Acquisition Proposal" shall mean any offer or proposal relating to any transaction (other than the transaction contemplated by this Agreement) or series of related transactions involving:

      (A) any purchase from the Company or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of the Company; and

    (ii)
    "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, or asset purchase, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company and as a result of which the stockholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of the Company has in good faith concluded (following consultation with its outside legal counsel and its financial adviser), to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger (or any counterproposal referred to in Section 6.5(d)(iii)(C)) and is reasonably capable of being consummated.

        6.6    Filings; Other Actions; Notification.

        (a)  The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, including, without limitation: (i) the filing of Notification and Report Forms with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, (ii) if required, any filings with the European Commission as required by Council Regulation No. 4064/89 of the European Community, as amended (the "EC Merger Regulation") and (iii) filings under any other comparable pre-merger notification laws of any applicable jurisdiction; provided, however, that nothing in this Section 6.6 shall require, or be construed to require, Parent (x) to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any material assets, businesses, or interest in any material assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its material assets or businesses) or (y) to agree to any material changes or restrictions in the operations of any such assets or businesses, if, in the case of (x) or (y), such action or agreement would be reasonably likely to have a material adverse effect on the benefits reasonably expected to be derived by Parent and its Subsidiaries (on a combined basis with the Company and its Subsidiaries) as a result of the transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

        (b)  The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the Registration Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

        (c)  The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or by any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other upon becoming aware of: (i) any change that has had, or is reasonably likely to have, a Material Adverse Effect on it; (ii) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate such that the condition set forth in Section 7.2(a) or Section 7.3(a), as applicable, would not be satisfied as of the date of such event or as of the Closing Date; (iii) any material failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; or (iv) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be likely to cause any condition to the obligations of any party to effect the transactions contemplated hereby not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.6(c) shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        (d)  The Company shall, upon request by Parent, furnish Parent a list of all material actions with respect to the Company's material Intellectual Property Rights that are required to be taken by the Company within 180 days of such request, including the payment of any registration, maintenance, renewal or annuity fees and taxes or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing such material Intellectual Property Rights

        6.7    Taxation.

        (a)  Subject to Section 6.5, neither Parent nor the Company nor any of their affiliates shall take or cause to be taken any action, whether before or at the Effective Time, that would disqualify the Merger as a "reorganization" pursuant to Section 368 of the Code.

        (b)  Neither Parent nor the Company nor any of their respective Affiliates shall take or cause to be taken any action, whether before or at the Effective Time, that would cause Parent, the Company or any of their respective Affiliates to be unable to make the representations necessary for counsel to render the tax opinions referred to in Section 7.2(d)(ii).

        6.8    Access.    Upon reasonable notice, and except as may otherwise be required by applicable Law, each of the Company and Parent shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties, results of operations and personnel as may reasonably be requested to carry out the purposes of this Agreement (including, without limitation, access to such personnel and records of the Company or its Representatives as may be necessary to enable counsel to deliver the opinions referred to in Section 7.2(d)), provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers. The parties will hold any such information which is nonpublic in confidence pursuant to the terms of the confidentiality agreement, dated March 2, 2002, between the Company and Parent (the "Confidentiality Agreement"). Nothing in this Section 6.8 will modify or alter the provisions of the Confidentiality Agreement.

        6.9    Affiliates.    Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any stockholder of the Company who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 promulgated under the Securities Act and there will placed on the certificates representing such Parent Common Stock, or any substitution therefor, a legend stating in substance that the shares are issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Parent, in form and substance, that such transfer is exempt from registration under the Securities Act. Parent shall not be required to maintain the effectiveness of the Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger, except as provided in Section 6.17.

        6.10    NYSE Listing and Nasdaq De-quotation.    Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Company shall use its best efforts to cause the Shares to be de-quoted from Nasdaq and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        6.11    Publicity.    The initial press release concerning the Merger shall be a joint press release and thereafter (except with respect to any press release or public announcement relating to a Change of Recommendation) the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange. Nothing contained in this Agreement shall prohibit the Company or Parent from publicly disclosing this Agreement (including filing this Agreement as an exhibit to a Report), or from making such public disclosure as, in the good faith judgment of its Board of Directors

(after consultation with counsel), is required under applicable law, provided, that the Company may not disclose a Change of Recommendation except as permitted by Section 6.5(d).

        6.12    Equity Awards and Employee Benefits.

                (a)    Assumption of Stock Options.    At the Effective Time, each then outstanding Company Option, whether or not exercisable at the Effective Time and regardless of the respective exercise (or base) prices thereof, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Option (including any applicable stock option agreement or other document evidencing such Company Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Company Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Company Option by its terms in effect prior to the date hereof provides for acceleration of vesting. As soon as reasonably practicable, Parent will issue to each Person who holds an assumed Company Option a document evidencing the foregoing assumption of such Company Option by Parent, which shall not be conditioned upon (or require in order that it be effective) the execution of any document by such holder of an assumed Company Option, or the taking or any other such action by such holder.

                (b)    Incentive Stock Options.    The conversion of Company Options provided for in Section 6.12(a), with respect to any options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) shall be effective in a manner consistent with Section 424(a) of the Code.

                (c)    Termination of Company's Employee Stock Purchase Plan.    The Company shall, prior to the Effective Time, take all actions necessary pursuant to the terms of the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan") in order to accelerate the Purchase Date for any outstanding Offering Period under the 1995 Plan such that a new Purchase Date for all then outstanding Offering Periods under the 1995 Plan shall occur on the day prior to the Effective Time (the "New Purchase Date") and shares must be purchased by the participants in the 1995 Plan under the 1995 Plan prior to the Effective Time. All outstanding Offering Periods under the 1995 Plan shall expire immediately following such New Purchase Date and the 1995 Plan shall terminate immediately prior to the Effective Time. Capitalized terms in this Section and not otherwise defined in this Agreement shall have the meanings ascribed to them in the Company's 1995 Plan.

                (d)    Form S-8.    Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options to the extent Form S-8 is available by no later than five (5) business days after the Effective Time and, for so long as any of such options or other rights remain outstanding, Parent shall (i) maintain the effectiveness of such registration statement thereafter, and (ii) administer such options or other rights in accordance with Rule 16b-3 under the Exchange Act.

                (e)    Treatment of Welfare Plans.

    (i)
    All benefits accrued under the Compensation and Benefit Plans of the Company or its Subsidiaries prior to the Effective Time shall be paid from such Compensation and Benefit Plans in accordance with their terms.

    (ii)
    Following the Effective Time, Parent shall continue to provide to individuals who are employed by the Company and its Subsidiaries as of the Effective Time who remain employed with Parent or any Subsidiary of Parent ("Affected Employees"), for so long as such Affected Employees remain employed by Parent or any Subsidiary of Parent, employee benefits (i) pursuant to the Company's or its Subsidiaries' employee benefit plans, programs, policies and arrangements, or (ii) pursuant to employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent for its own employees.

    (iii)
    Parent will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting and benefit accrual under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time.

    (iv)
    Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

        6.13    Expenses.    The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with printing and mailing the Prospectus/Proxy Statement shall be shared equally by the Company and Parent.

        6.14    Indemnification; Directors' and Officers' Insurance.

        (a)  From and after the Effective Time, Parent agrees that it will indemnify, defend and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties" and each an "Indemnified Party"), against any costs or expenses (including but not limited to reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the DGCL and the Company's certificate of incorporation, bylaws and other agreements in effect on the date hereof to indemnify such Indemnified Party (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such expenses can not be reimbursed or indemnified under applicable law to the extent such undertaking is required by applicable law).

        (b)  Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.14, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof with legal counsel reasonably acceptable to such Indemnified Party and Parent shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof (ii) the Indemnified Party will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent (which will not be unreasonably withheld or delayed); and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

        (c)  For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its reasonable best efforts to cause to be maintained directors' and officers' liability insurance covering those persons who are covered by the Company's directors' and officers' liability insurance policy as of the date hereof on terms comparable to those applicable to the current directors and officers of the Company for a period of six (6) years; provided, however, that in no event will the Surviving Corporation be required to expend in excess of one hundred seventy-five percent (175%) of the annual premium currently paid by the Company for such coverage (and to the extent the annual premium would exceed one hundred seventy-five percent (175%) of the annual premium currently paid by the Company for such coverage, the Surviving Corporation shall use its reasonable best efforts to cause to be maintained the maximum amount of coverage as is available for such one hundred seventy-five percent (175%) of such annual premium).

        (d)  The provisions of this Section 6.14 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and estates. Nothing in this Section 6.14 shall limit in any way any other rights to indemnification that any current or former director or officer of the Company may have by virtue of the certificate of incorporation or bylaws of the Company, by contract or otherwise.

        6.15    Other Actions by the Company and Parent.

                (a)    Rights.    Prior to the Effective Time, the boards of directors of the Company and Parent shall take all necessary action to ensure that the representations and warranties in Section 5.1(p) are at all times true, accurate and complete.

                (b)    Takeover Statute.    If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.16    Section 16 Matters.    Prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable law) to cause any dispositions of Shares or acquisitions of Parent Common Stock resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.17    Convertible Notes.    Prior to the Effective Time, the Company and Parent shall take all actions necessary to provide that on and after the Effective Time the Convertible Notes will be convertible only into Parent Common Stock (taking into account adjustment for the Exchange Ratio), subject to any holder's right to hold Convertible Notes through maturity. As of the Effective Time, (a) the Company and Parent shall execute and deliver to the trustee under the Indenture governing the Convertible Notes (the "Indenture") a supplemental indenture that satisfies the requirements of Section 4.11 of the Indenture (the "Supplemental Indenture"), and (b) Parent either will assume or cause the Surviving Corporation to comply with all of the Company's obligations under the Registration Rights Agreement relating to the Convertible Notes (the "Registration Rights Agreement"), except that all obligations under the Registration Rights Agreement to register Shares shall become obligations to register the appropriate number of shares (after adjustment for the Exchange Ratio) of Parent Common Stock. Parent shall file with the SEC a registration statement under the Securities Act that registers the resale of the Parent Common Stock issuable upon conversion of the Convertible Notes on a continual basis under Rule 415 under the Securities Act (the "Note Registration Statement") and shall use its reasonable efforts to cause such Note Registration Statement to be declared effective by the SEC under the Securities Act as soon as practicable after the Effective Time.

ARTICLE VII

CONDITIONS

        7.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                (a)    Stockholder Approvals.    (i) This Agreement and the Merger shall have been duly approved by the holders of a majority of the outstanding Shares, and (ii) the Parent Stock Issuance shall have been duly approved by the holders of shares constituting a majority of the Parent Common Stock present and voting at a meeting at which a quorum is present.

                (b)    Regulatory Consents.    The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, the Merger shall have been approved by the European Commission pursuant to the EC Merger Regulation if such approval shall be required thereunder, all other material foreign antitrust approvals required to be obtained prior to consummation of the Merger shall have been obtained and other than the filing provided for in Section 1.3, all filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries, with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by, the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), except where the failure to so make or obtain has not had, and is not reasonably likely to have, a Material Adverse Effect on the Company or Parent or a material adverse effect on the benefits reasonably expected to be derived by Parent and its Subsidiaries (on a combined basis with the Company and its Subsidiaries) as a result of the transactions contemplated herein.

                (c)    No Order.    No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                (d)    No Governmental Restriction.    There shall not be any pending or overtly threatened suit, action or proceeding asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this

Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 7.1(c) to not be satisfied or (ii) seeking to require Parent or the Company or any of their respective Subsidiaries to take any action contemplated by the proviso set forth in Section 6.6(a).

                (e)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or be threatened by the SEC.

                (f)    NYSE Listing.    The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

        7.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

                (a)    Representations and Warranties.    The representations and warranties of the Company set forth in this Agreement (as qualified by the Company's Disclosure Letter) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect; provided, however, that notwithstanding anything herein to the contrary, the conditions set forth in this Section 7.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company or is reasonably likely to materially adversely affect the ability of the Company to effect the Merger in accordance with this Agreement.

                (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and chief financial officer of the Company to such effect.

                (c)    Consents Under Certain Agreements.    The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on the Company or is not reasonably likely to materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

                (d)    Tax Opinions.

    (i)
    Parent shall have received the opinion of Pillsbury Winthrop LLP, counsel to Parent, dated the Closing Date, to the effect that the Merger qualifies as a "reorganization" within the meaning of Section 368 of the Code; provided that if Pillsbury Winthrop LLP does not deliver such opinions, such opinions may be delivered by Fenwick & West LLP. The parties to this Agreement agree to make such reasonable representations as may be requested by such counsel for the purpose of rendering such opinions, and in rendering such opinions, such counsel may rely on such representations.

    (ii)
    Parent shall have received the opinion of Pillsbury Winthrop LLP, counsel to Parent, dated the Closing Date, to the effect that (i) consummation of the Merger will not cause the transactions addressed in the Original Ruling to fail to qualify as tax-free transactions pursuant to Section 355 of the Code, (ii) consummation of the Merger will not cause section 355(e) of the Code to apply to the transactions addressed in the Original Ruling, and (iii) the transactions addressed in the Original Ruling, alone or in combination with any other transaction, will not be taxable under Section 355(e) of the Code; provided that if Pillsbury Winthrop LLP does not deliver such opinions, such opinions may be delivered by Fenwick & West LLP. The parties to this Agreement agree to make such reasonable representations as may be requested by such counsel for the purpose of rendering such opinions, and in rendering such opinion, such counsel may rely on such representations.

                (e)    Resignations.    Parent shall have received the resignation of each director (in his/her capacity as director) of the Company and each of its Subsidiaries from their positions as directors of the Company and its Subsidiaries. Parent shall have received the resignation of each officer of the Company and each of its Subsidiaries from whom Parent has requested a resignation five business days prior to Closing (it being understood that any such resignation shall not affect the rights, if any, of such officer under any change of control or other severance arrangement disclosed to Parent prior to the date hereof).

                (f)    Comfort Letters.    Parent shall have received the "comfort" letters referred to in Section 6.2(c).

                (g)    Absence of Certain Changes.    Since the date of this Agreement, there has not been any change in the condition (financial or otherwise), properties, assets (including intangible assets), business or results of operations of the Company and its Subsidiaries, taken as a whole, except those changes that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on the Company.

        7.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

                (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement (as qualified by Parent's Disclosure Letter) shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and chief financial officer of Parent and Merger Sub to such effect; provided, however, that notwithstanding anything herein to the contrary, the conditions set forth in this Section 7.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on Parent or is reasonably likely to materially adversely affect the ability of Parent to effect the Merger in accordance with this Agreement.

                (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by the chief executive officer and chief financial officer of Parent to such effect.

                (c)    Tax Opinion.    The Company shall have received the opinion of Fenwick & West LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger qualifies as a "reorganization" within the meaning of Section 368 of the Code; provided that if Fenwick & West LLP does not deliver such opinions, such opinions may be delivered by Pillsbury Winthrop LLP. The parties to this Agreement agree to make such reasonable representations as may be requested by such counsel for the purpose of rendering such opinions, and in rendering such opinions, such counsel may rely on such representations.

                (d)    Absence of Certain Changes.    Since the date of this Agreement, there has not been any change in the condition (financial or otherwise), properties, assets (including intangible assets), business or results of operations of Parent and its Subsidiaries, except those changes that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Material Adverse Effect on Parent.

ARTICLE VIII

TERMINATION

        8.1    Termination by Mutual Consent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company, Parent and Merger Sub, by action of their respective boards of directors.

        8.2    Termination by Either Parent or the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by October 31, 2002 (which date may be extended by Parent or the Company from time to time by written notice to the other to a date not later than December 31, 2002 if the Merger shall not have been consummated as a result of the failure to satisfy the condition set forth in Section 7.1(b) (the "Termination Date")), (b) the approval of the Company's stockholders required by Section 7.1(a)(i) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (c) the approval of the holders of Parent Common Stock required by Section 7.1(a)(ii) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (d) any Law permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company and Parent), or (e) the Company shall have received written notice from Parent that Pillsbury Winthrop LLP will not be able to deliver the opinion described in Section 7.2(d)(ii) of this Agreement and, after 30 days from the date of such notice, Fenwick & West LLP has not delivered or indicated in writing that it is prepared to deliver such opinion to Parent; provided, that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been a principal cause of the failure referred to in said clause.

        8.3    Termination by the Company.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company:

        (a)  If there has been a material breach by Parent or Merger Sub of any representation, warranty or covenant of Parent or Merger Sub set forth in this Agreement or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach by Parent or Merger Sub or inaccuracy in its respective representation or warranty is curable through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 8.3(a) prior to the date which is 30 calendar days after written notice of such breach or inaccuracy is given by the Company to Parent.

        (b)  Prior to the Parent's Stockholder Meeting, if (i) the Board of Directors of Parent shall have withdrawn or shall have amended or modified in a manner adverse to the Company its approval or recommendation of the Parent Stock Issuance; (ii) Parent shall have failed to include in the Prospectus/Proxy Statement the recommendation of Parent's Board of Directors in favor of the Parent Stock Issuance; or (iii) Parent's Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the Parent Stock Issuance within ten (10) calendar days after the Company requests in writing that such recommendation be reaffirmed (provided that the condition set forth in Section 7.2(g) is satisfied on the date of such request).

        8.4    Termination by Parent.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent:

        (a)  Prior to the Company's Stockholder Meeting, if (i) the Board of Directors of the Company shall have withdrawn or shall have amended or modified in a manner adverse to Parent its approval or recommendation of this Agreement, (ii) the Company shall have failed to include in the Prospectus/Proxy Statement the recommendation of the Company's Board of Directors in favor of the adoption and approval of this Agreement and the approval of the Merger, (iii) the Company's Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of this Agreement and the approval of the Merger within ten (10) calendar days after Parent requests in writing that such recommendation be reaffirmed (provided that the condition set forth in Section 7.3(d) is satisfied on the date of such request), (iv) the Company's Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal not made by Parent, (v) a tender or exchange offer relating to the Company's securities shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company's Board of Directors recommends rejection of such tender or exchange offer, or (vi) there has been a material breach by the Company of any of its obligations under Section 6.4 or Section 6.5.

        (b)  If there has been a material breach by the Company of any representation, warranty or covenant of the Company set forth in this Agreement (other than Section 6.4 or Section 6.5) or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such breach by the Company or inaccuracy in its representation or warranty is curable through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this Section 8.4(b) prior to the date which is 30 calendar days after written notice of such breach or inaccuracy is given by Parent to the Company.

        8.5    Effect of Termination and Abandonment.

        (a)  Any proper termination of this Agreement under Section 8.2, 8.3 or 8.4 above will be effective immediately upon the delivery of written notice of termination by the terminating party to the other parties hereto. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any material or willful breach of this Agreement.

        (b)  In the event that (i) a bona fide Acquisition Proposal shall have been made to the Company and made known to stockholders of the Company generally or has been made directly to stockholders of the Company generally or any Person shall have publicly announced an intention (whether or not conditional) to make a bona fide Acquisition Proposal regarding the Company and such Acquisition Proposal or announced intention shall not have been withdrawn prior to the Stockholders' Meeting of the Company and thereafter this Agreement is terminated by either Parent or the Company, as applicable, pursuant to Section 8.2(b) or, following a willful and material breach by the Company of this Agreement, Section 8.4(b), or (ii) this Agreement is terminated by Parent pursuant to Section 8.4(a), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of twenty-five million dollars ($25,000,000) (the "Termination Fee") payable by wire transfer of same-day funds; provided, however, that no Termination Fee shall be payable to Parent pursuant to clause (i) of this paragraph, unless within twelve (12) months of such termination the Company enters into an agreement providing for an Acquisition of the Company (as defined below) and an Acquisition of the Company is consummated within eighteen (18) months of such termination, in which event payment of such Termination Fee shall be made promptly, but in no event later than two (2) business days after consummation of such Acquisition of the Company. The term "Acquisition of the Company" for purposes of this Section 8.5(b) means any of the following transactions involving the Company: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then-outstanding shares of capital stock of the Company. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to pay promptly the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this Section 8.5(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime lending rate of Citibank, N.A. in effect on the date such payment was required to be made.

ARTICLE IX

MISCELLANEOUS AND GENERAL

        9.1    Survival.    This Article IX, Article IV and the agreements of the Company, Parent and Merger Sub contained in Sections 6.12 (Equity Awards and Employee Benefits), 6.13 (Expenses) and 6.14 (Indemnification; Directors' and Officers' Insurance) and 6.17 (Convertible Notes) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.13 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

        9.2    Modification or Amendment.    Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

        9.3    Waiver of Conditions.    The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

        9.4    Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        9.5    GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

        (a)  THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        (b)  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

        9.6    Notices.    Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

      if to Parent or Merger Sub

      Fair, Isaac and Company, Incorporated
      4295 Lexington Avenue North
      St. Paul, MN 55126
      Attention: Vice President and General Counsel
      Fax: (651) 482-0997

      with a copy to

      Blair W. White, Esq.
      Pillsbury Winthrop LLP
      50 Fremont Street
      San Francisco, CA 94105
      Fax: (415) 983-1200

      if to the Company

      HNC Software Inc.
      5435 Cornerstone Court West
      San Diego, CA 92121
      Attention: Chief Executive Officer
      Fax: (858) 452-3220

      with a copy to

      Kenneth A. Linhares, Esq.
      Fenwick & West LLP
      Two Palo Alto Square
      Palo Alto, CA 94306
      Fax: (650) 494-1417

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

        9.7    Entire Agreement.    This Agreement (including any exhibits hereto), the Disclosure Letters hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

        9.8    No Third Party Beneficiaries.    Except as provided in Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        9.9    Obligations of Parent and of the Company.    Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

        9.10    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

        9.11    Interpretation.    The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Schedule or Exhibit, such reference shall be to a Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.12    Assignment.    This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation. Any purported assignment made in contravention of this Agreement shall be null and void.

        9.13    Captions.    The Article, Section and paragraph captions herein are for convenience of reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the parties hereto as of the date hereof.

FAIR, ISAAC AND COMPANY, INCORPORATED
By:	/S/ THOMAS G. GRUDNOWSKI
Name: Thomas G. Grudnowski Title: Chief Executive Officer
HNC SOFTWARE INC.
By:	/S/ JOHN MUTCH
Name: John Mutch Title: Chief Executive Officer
NORTHSTAR ACQUISITION INC.
By:	/S/ THOMAS G. GRUDNOWSKI
Name: Thomas G. Grudnowski Title: Chief Executive Officer

EXHIBIT A

RESTATED CERTIFICATE OF INCORPORATION
OF
HNC SOFTWARE INC.

ARTICLE I

        The name of the corporation is HNC Software Inc.

ARTICLE II

        The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

        The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

        The number of shares of stock that the corporation shall have authority to issue is 1,000 shares of Common Stock, par value $.01 per share.

ARTICLE V

        The Board of Directors is expressly authorized to make and alter the Bylaws of the corporation, without any action on the part of the stockholders; but the Bylaws made by the directors and the powers so conferred may be altered or repealed by the directors or the stockholders.

ARTICLE VI

        Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

ARTICLE VII

        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit.

        If the General Corporation Law of the State of Delaware hereafter is amended to further eliminate or limit the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware.

Annex B

April 28, 2002

Board of Directors
Fair, Issac and Company, Incorporated
200 Smith Ranch Road
San Rafael, CA 94903

Members of the Board:

        We have acted as your financial advisor in connection with the proposed merger of Northstar Acquisition Inc. (the Merger Sub"), a wholly-owned subsidiary of Fair, Issac and Company, Incorporated (the "Parent") with and into HNC Software Inc. (the "Company") in a transaction (the "Transaction") in which each outstanding share of the Company's common stock, par value $0.001 per shares (the "Company Shares"), will be converted in the right to receive 0.346 shares (the "Exchange Ratio") of common stock of Parent (the "Parent Shares"). The terms and conditions of the Transaction are more fully set forth in the Agreement and Plan of Merger dated April 28, 2002.

        You have requested our opinion as whether the Exchange Ratio is fair from a financial point of view to the Parent.

        In connection with rendering our opinion we have:

(i)	analyzed certain publicly available financial statements and reports regarding the Parent and Company;
(ii)	analyzed certain internal financial statements and other financial and operating data (including financial projections) concerning the Parent and the Company as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies"), prepared by managements of the Parent and the Company;
(iii)	analyzed, on a pro forma basis, the effect of the Transaction;
(iv)	reviewed the reported prices and trading activity for the Parent Shares and the Company Shares;
(v)	compared the financial performance of the Parent and the Company and the prices and trading activity of the Parent Shares and Company Shares with that of certain other comparable publicly-traded companies and their securities;
(vi)	reviewed the financial terms, to the extent publicly available, of certain comparable transactions;
(vii)	reviewed the Agreement and Plan of Merger among the Parent, Merger Sub and the Company and related documents;
(viii)	discussed with managements of the Parent and the Company the operations of and future business prospects for the Parent and the Company and the anticipated financial consequences of the Transaction;
(ix)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Company; and
(x)	performed such other analyses and provided such other services as we have deemed appropriate.

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April 28, 2002

        We have relied on the accuracy and completeness of the information and financial data provided to us by the Parent and the Company, and our opinion is based upon such information. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value.

With respect to the financial projections prepared by management of the Parent and the Company, including the Expected Synergies, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Parent and the Company as to the future financial performance of the Parent and the Company. We have also assumed that there is no substantial undisclosed tax liability of the Company, and that none will arise as a result of the Transaction.

        As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Parent and the Company and issue periodic research reports regarding the business activities and prospects of the Parent and the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Parent and the Company. Stephens is acting as financial advisor to the Parent in connection with the Transaction and will receive a fee from the Parent for our services, a significant portion of which is contingent upon the consummation of the Transaction.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Transaction.

        This opinion is for the use and benefit of the Board of Directors of the Parent. Our opinion does not address the merits of the underlying decision by the Parent to engage in the Transaction and does not constitute a recommendation to any shareholder of the Parent as to how such shareholder should vote on the proposed Transaction.

        We are not expressing any opinion herein as to the prices at which the Parent Shares will trade following the announcement or consummation of the Transaction.

        Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the Parent.

        This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Parent's shareholders provided that we approve of such disclosures prior to publication.

Very truly yours,
/s/ STEPHENS INC.

B-2

Annex C

April 28, 2002

The Board of Directors
Fair, Isaac and Company, Incorporated
200 Smith Ranch Road
San Rafael, California 94903

Ladies and Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to Fair, Isaac and Company, Incorporated ("Fair Isaac"), of the Exchange Ratio (as defined below) in connection with the merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Agreement") to be entered into by and among Fair Isaac, HNC Software Inc. ("HNC" or "The Company") and Northstar Acquisition Inc., a wholly-owned subsidiary of Fair Isaac ("Merger Sub").

        As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, Merger Sub will merge with and into HNC (the "Merger"), and each share of common stock, par value $0.001 per share, of HNC (the "HNC Common Stock") issued and outstanding (other than (i) HNC Common Stock owned by Fair Isaac or any direct or indirect subsidiary of Fair Isaac, and (ii) HNC Common Stock owned by HNC or any direct or indirect subsidiaries of HNC (and in each case not held on behalf of third parties)) will be converted into the right to receive, and become exchangeable for, 0.346 (the "Exchange Ratio") shares of common stock, par value $0.01 per share, of Fair Isaac (the "Fair Isaac Common Stock").

        In arriving at our opinion, we reviewed a draft, dated April 25, 2002, of the Agreement, and held discussions with certain senior officers and other representatives and advisors of each of Fair Isaac and HNC concerning the businesses, operations and prospects of Fair Isaac and HNC. We examined certain publicly available business and financial information relating to Fair Isaac and HNC, and we reviewed certain financial forecasts and other information and data relating to Fair Isaac and HNC which were provided to or otherwise discussed with us by the management of Fair Isaac and HNC, including certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Fair Isaac Common Stock and HNC Common Stock; the historical and projected earnings and other operating data of Fair Isaac and HNC; and the historical and projected capitalization and financial condition of Fair Isaac and HNC. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Fair Isaac and HNC. We also evaluated the pro forma financial impact of the Merger on Fair Isaac. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of the management of Fair Isaac that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Fair Isaac that such

C-1

forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Fair Isaac as to the future financial performance of Fair Isaac and the strategic implications and operational benefits anticipated to result from the Merger. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Fair Isaac or HNC nor have we made any physical inspection of the properties or assets of Fair Isaac or HNC. You have advised us, and we have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We have assumed, with your permission, that the Merger will qualify as a tax-free "reorganization" pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. We have relied upon HNC's representation that HNC is free from any extraordinary tax liabilities related to any internal reorganizations. We have further assumed that the Merger will be consummated in accordance with the terms of the Agreement without waiver of any of the conditions precedent to the Merger contained in the Agreement.

        Our opinion, as set forth herein, relates to the relative values of Fair Isaac and HNC. We are not expressing any opinion as to what the value the Fair Isaac Common Stock actually will be when issued in the Merger, or the price at which the Fair Isaac Common Stock will trade or otherwise be transferable subsequent to the Merger. We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Fair Isaac or the effect of any other transaction in which Fair Isaac might engage. We were not requested to consider, and our opinion does not address, the non-financial terms of the Agreement, nor does it address the terms of any of the related agreements to be entered into by the parties. Our opinion necessarily is based upon information available to us and financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

        Salomon Smith Barney Inc. is acting as financial advisor to Fair Isaac in connection with the Merger and will receive a fee for our services, a significant portion of which is payable only upon the consummation of the Merger. We have in the past provided investment banking services to HNC unrelated to the Merger, for which we have received compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Fair Isaac and HNC for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney Inc. and its affiliates (including Citigroup Inc. and its affiliates) may maintain other relationships with Fair Isaac, HNC and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of Board of Directors of Fair Isaac in its evaluation of the Merger, and our opinion is not intended to be and does not constitute a recommendation of the Merger to Fair Isaac or its stockholders, nor does it constitute a recommendation to any stockholder as to how such stockholder should vote on any matter relating to the Merger. Our opinion and any additional materials provided in connection with the opinion may not be published or otherwise used or referred to, nor shall any public reference be made to Salomon Smith Barney Inc., without our prior written consent.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Fair Isaac.

Very truly yours,
/s/ SALOMON SMITH BARNEY INC.

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Annex D

April 28, 2002

Board of Directors
HNC Software Inc.
5935 Cornerstone Court West
San Diego, California 92121

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of HNC Software Inc. ("HNC") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of April 28, 2002 (the "Merger Agreement"), among Fair, Isaac and Company, Incorporated ("Fair Isaac"), Northstar Acquisition Inc., a wholly owned subsidiary of Fair Isaac ("Merger Sub"), and HNC. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into HNC (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.001 per share, of HNC ("HNC Common Stock") will be converted into the right to receive 0.346 (the "Exchange Ratio") of a share of the common stock, par value $0.01 per share, of Fair Isaac ("Fair Isaac Common Stock").

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to HNC and Fair Isaac. We also have reviewed certain other information relating to HNC and Fair Isaac, including financial forecasts, provided to or discussed with us by HNC and Fair Isaac, and have met with the managements of HNC and Fair Isaac to discuss the businesses and prospects of HNC and Fair Isaac. We have considered certain financial and stock market data of HNC and Fair Isaac, and we have compared those data with similar data for publicly held companies in businesses similar to HNC and Fair Isaac, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for HNC and Fair Isaac referred to above, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of HNC and Fair Isaac as to the future financial performance of HNC and Fair Isaac. In addition, we have relied, without independent verification, upon the assessments of the managements of HNC and Fair Isaac as to (i) the existing and future technology and products of HNC and Fair Isaac and the risks associated with such technology and products, (ii) the potential cost savings and synergies (including the amount, timing and achievability thereof) and strategic benefits anticipated by the managements of HNC and Fair Isaac to result from the Merger, (iii) their ability to integrate the businesses of HNC and Fair Isaac and (iv) their ability to retain key employees of HNC and Fair Isaac. We further have relied, without independent verification, upon the assessment of HNC, after HNC's consultation with its tax advisors, as to the tax consequences to HNC of its prior spin-off of Retek, Inc. We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on HNC or Fair Isaac or the contemplated benefits of the Merger and

D-1

Board of Directors
HNC Software Inc.
April 28, 2002

that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, amendment or modification of any material term, condition or agreement. We also have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes.

We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of HNC or Fair Isaac, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of Fair Isaac Common Stock actually will be when issued pursuant to the Merger or the prices at which Fair Isaac Common Stock will trade at any time. In connection with our engagement, we were requested to solicit indications of interest from selected third parties regarding the possible acquisition of HNC and held preliminary discussions with certain of these parties prior to the date hereof. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to HNC, nor does it address the underlying business decision of HNC to proceed with the Merger.

We have acted as financial advisor to HNC in connection with the Merger and will receive a fee for our services contingent upon the consummation of the Merger. We and our affiliates in the past have provided investment banking and financial services to HNC, for which services we and our affiliates have received compensation. In the ordinary course of business, we and our affiliates may actively trade the securities of HNC and Fair Isaac for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of HNC in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of HNC Common Stock.

Very truly yours,
CREDIT SUISSE FIRST BOSTON CORPORATION

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DETACH HERE

PROXY

HNC SOFTWARE INC.

Special Meeting of Stockholders—July 23, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Mutch and Kenneth J. Saunders, or either of them, as proxies each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of stock of HNC Software Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Special Meeting of Stockholders of HNC Software Inc. to be held on Tuesday, July 23, 2002 at 10:00 a.m. local time, at the Company's world-wide headquarters located at 5935 Cornerstone Court West, San Diego, California and at any adjournment or postponement thereof.

        WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE PROPOSAL AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

HNC SOFTWARE INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

DETACH HERE

To approve the adoption of the merger agreement and the proposed merger with
Fair, Isaac and Company, Incorporated.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The merger and the merger agreement are more fully described in the attached proxy statement. Only stockholders of record at the close of business on June 13, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Signature:	Date:	Signature:	Date:

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ADDITIONAL INFORMATION
Notice of Special Meeting of Stockholders of HNC Software Inc.
TABLE OF CONTENTS
SUMMARY
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
SELECTED HISTORICAL FINANCIAL DATA
RISK FACTORS
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE MERGER
INTERESTS OF CERTAIN PERSONS IN THE MERGER
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET AT MARCH 31, 2002 (thousands of dollars)
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED MARCH 31, 2002 (in thousands, except per-share amounts)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS OF HNC SOFTWARE INC. FOR THE YEAR ENDED DECEMBER 31, 2001 (in thousands, except per-share amounts)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
THE MERGER AGREEMENT
INFORMATION ABOUT THE MEETINGS AND VOTING
COMPARISON OF STOCKHOLDER RIGHTS
LEGAL MATTERS
EXPERTS
STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
AGREEMENT AND PLAN OF MERGER
RECITALS
ARTICLE I THE MERGER; CLOSING; EFFECTIVE TIME
ARTICLE II CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION
ARTICLE III CERTAIN GOVERNANCE MATTERS
ARTICLE IV EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
ARTICLE V REPRESENTATIONS AND WARRANTIES
ARTICLE VI COVENANTS
ARTICLE VII CONDITIONS
ARTICLE VIII TERMINATION
ARTICLE IX MISCELLANEOUS AND GENERAL
EXHIBIT A
RESTATED CERTIFICATE OF INCORPORATION OF HNC SOFTWARE INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII